    As filed with the Securities and Exchange Commission on November 12, 2004
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

-----------------------------------------------------------------  -----------------------------------------------------------------
                TREASURE MOUNTAIN HOLDINGS, INC.                                          VYTERIS HOLDINGS, INC.
   (Name of small business issuer as specified in its charter)        (Name of small business issuer as specified in its charter)

Nevada                                              84-1394211        Delaware                                          Applied For
(State or                  2834               (I.R.S. Employer        (State or           2834                     (I.R.S. Employer
jurisdiction of       (Primary Standard     Identification no.)       jurisdiction of     (Primary Standard     Identification no.)
incorporation         Industrial Classification                       incorporation       Industrial Classification
or organization)      Code Number)                                    or organization)    Code Number)

                       13-01 Pollitt Drive                                                 13-01 Pollitt Drive
                  Fair Lawn, New Jersey 07410                                         Fair Lawn, New Jersey 07410
                          201-703-2299                                                        201-703-2299
               (Address and telephone number of                                    (Address and telephone number of
                 principal executive offices)                                        principal executive offices)

                       13-01 Pollitt Drive                                                 13-01 Pollitt Drive
                  Fair Lawn, New Jersey 07410                                         Fair Lawn, New Jersey 07410
                          (Address of                                                         (Address of
                 principal place of business or                                      principal place of business or
             intended principal place of business)                               intended principal place of business)

-----------------------------------------------------------------  -----------------------------------------------------------------

                             Mr. Michael McGuinness
                             Chief Financial Officer
                        Treasure Mountain Holdings, Inc.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                       (Name, address and telephone number
                              of agent for service)

                                 with a copy to

                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                                 --------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                                          CALCULATION OF REGISTRATION FEE


                                          Dollar
                                          Amount            Proposed Maximum       Proposed Maximum         Amount of
Title of each class of                    to be              Offering Price       Aggregate Offering      Registration
securities to be registered             Registered               Per Unit                 Price                 Fee

Treasure Mountain Holdings
Common Stock, par value $.001
per share                               20,090,827(1)            $0.30(2)               $6,027,248               $764

Vyteris Holdings Common
Stock, par value $.0001
per share (3)                           12,960,174 sh. (4)       $3.00(5)              $38,880,522             $4,927


(1) Includes up to 1,500,000 shares of common stock issuable upon exercise of warrants outstanding on the date hereof and such indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to the anti-dilution provisions of such warrants and by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Treasure Mountain Holdings common stock.

(2) There is no active market for the common stock of Treasure Mountain Holdings. The maximum offering price is based upon the per share price paid in a recent private transaction for securities which were converted into shares of Treasure Mountain Holdings common stock upon consummation of the merger of a subsidiary of Treasure Mountain Holdings with and into Vyteris, Inc.

(3) Vyteris Holdings, Inc. is a wholly-owned subsidiary of Treasure Mountain Holdings, Inc. established for the purpose of enabling Treasure Mountain Holdings to reincorporate in Delaware. Upon approval by the stockholders of Treasure Mountain Holdings of a plan of merger approved by the Boards of Directors of Treasure Mountain Holdings and Vyteris Holdings, Treasure Mountain Holdings will merge with and into Vyteris Holdings and all securities of Treasure Mountain Holdings will be converted into comparable securities of Vyteris Holdings. This registration statement includes those securities of Vyteris Holdings which will become issuable upon consummation of such reincorporation merger to the extent that such securities replace securities of Treasure Mountain Holdings covered by a registration rights agreement previously executed by Treasure Mountain Holdings.

(4) Includes up to 5,140,554 shares of common stock issuable upon exercise of warrants to be issued upon consummation of the reincorporation merger upon conversion of warrant rights outstanding on the date hereof and such indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to the anti-dilution provisions of such warrants and by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Vyteris Holdings common stock.

(5) The plan of merger referenced above effects a one for ten reverse stock split of Treasure Mountain Holdings' outstanding securities. This offering price represents ten times the offering price set forth above with respect to Treasure Mountain Holdings' common stock.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                      PROSPECTUS

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2004


                        20,090,827 shares of common stock

                                       of

                        TREASURE MOUNTAIN HOLDINGS, INC.

                                    *********

                        12,960,174 shares of common stock

                                       of

                             VYTERIS HOLDINGS, INC.


        This prospectus covers 20,090,827 shares of Treasure Mountain Holdings common stock that may be offered for resale by the selling stockholders named in this prospectus and the persons to whom such selling stockholders may transfer their shares. If the reincorporation merger referred to in this prospectus is effected, then in lieu of holding Treasure Mountain common stock, the selling stockholders will hold common stock of Vyteris Holdings, which presently is a wholly-owned subsidiary of Treasure Mountain Holdings. This prospectus also covers 12,960,174 shares of Vyteris Holdings common stock that may be offered for resale by such selling stockholders and transferees after our reincorporation merger is effected, in lieu of the resale of Treasure Mountain shares which would then no longer be outstanding.

        No securities are being offered or sold by us pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares by the selling stockholders, but we will receive proceeds from the exercise of warrants, if any.

        INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS," BEGINNING ON PAGE 12.

        At present, there is no active market for our common stock.

        The selling stockholders may sell their shares from time to time, in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay substantially all expenses of registration of the shares covered by this prospectus.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is     , 2004.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary.........................................................   8
Risk Factors...............................................................  12
Use of Proceeds............................................................  26
Dividend Policy............................................................  26
Capitalization.............................................................  27
Selected Financial Data....................................................  28
Management's Discussion and Analysis of Financial Condition and Results
   of Operations of Vyteris, Inc...........................................  30
Change in Registrant's Certifying Accountants..............................  38
Pro Forma Financial Information............................................  39
Our Business...............................................................  45
Management.................................................................  64
Executive Compensation.....................................................  68
Certain Relationships and Related Transactions.............................  72
Principal Stockholders.....................................................  76
Selling Stockholders.......................................................  78
Plan of Distribution.......................................................  90
Organizational History and Description of Our Capital Stock................  92
Market for Common Stock and Related Stockholder Matters.................... 101
Legal Matters.............................................................. 104
Experts.................................................................... 104
Additional Information..................................................... 105
Index to Consolidated Financial Statements................................. 106


        LidoSite(R) is a registered trademark which we use under license from B. Braun Medical, Inc., or B. Braun, the trademark's owner.



EXPLANATORY NOTE: ON SEPTEMBER 29, 2004, VYTERIS, INC. MERGED WITH A WHOLLY-OWNED SUBSIDIARY OF TREASURE MOUNTAIN HOLDINGS, A NEVADA CORPORATION. IN THAT TRANSACTION, EACH OUTSTANDING SHARE OF VYTERIS, INC. COMMON STOCK WAS AUTOMATICALLY CONVERTED INTO THE RIGHT TO RECEIVE 4.19 SHARES OF THE COMMON STOCK OF TREASURE MOUNTAIN HOLDINGS, AND VYTERIS, INC. STOCK OPTIONS AND WARRANTS WERE CONVERTED INTO THE RIGHT TO RECEIVE TREASURE MOUNTAIN HOLDINGS STOCK OPTIONS AND WARRANTS, ADJUSTED TO GIVE EFFECT TO THE 4.19 CONVERSION RATIO. IN ORDER TO REINCORPORATE TREASURE MOUNTAIN IN DELAWARE, THE BOARD OF DIRECTORS OF TREASURE MOUNTAIN HOLDINGS HAS APPROVED, SUBJECT TO APPROVAL OF THE STOCKHOLDERS OF TREASURE MOUNTAIN HOLDINGS, THE MERGER OF TREASURE MOUNTAIN HOLDINGS WITH AND INTO VYTERIS HOLDINGS, INC., A DELAWARE CORPORATION. AS PART OF THAT TRANSACTION, EACH OUTSTANDING SHARE OF TREASURE MOUNTAIN HOLDINGS COMMON STOCK, AND EACH RIGHT TO RECEIVE A SHARE OF TREASURE MOUNTAIN COMMON STOCK, WILL AUTOMATICALLY BE CONVERTED INTO ONE TENTH OF A SHARE OF VYTERIS HOLDINGS COMMON STOCK. A COMPARABLE ADJUSTMENT WILL BE MADE TO STOCK OPTIONS AND WARRANTS. THE CONTROLLING STOCKHOLDER OF

TREASURE MOUNTAIN HOLDINGS, WITH SUFFICIENT SHAREHOLDINGS TO APPROVE THE REINCORPORATION MERGER, HAS AGREED TO VOTE ITS SHARES IN FAVOR OF SUCH MERGER WHEN THE STOCKHOLDERS OF TREASURE MOUNTAIN VOTE UPON SUCH REINCORPORATION MERGER. THIS PROSPECTUS DOES NOT CONSTITUTE PROXY SOLICITING MATERIAL WITH RESPECT TO THE REINCORPORATION MERGER, WHICH IS THE SUBJECT OF A SEPARATE FILING MADE BY TREASURE MOUNTAIN HOLDINGS WITH THE SEC.

EXCEPT UNDER THE CAPTIONS "ORGANIZATIONAL HISTORY -- TREASURE MOUNTAIN HOLDINGS/ VYTERIS MERGER" AND "PRO FORMA INFORMATION" AND WHERE OTHERWISE EXPRESSLY STATED, ALL SHARE FIGURES PRESENTED IN THIS PROSPECTUS GIVE EFFECT BOTH TO THE CONVERSION OF VYTERIS, INC. SECURITIES INTO TREASURE MOUNTAIN HOLDINGS SECURITIES PURSUANT TO THE VYTERIS/TREASURE MOUNTAIN MERGER AND TO THE ASSUMED CONVERSION OF TREASURE MOUNTAIN HOLDINGS SECURITIES INTO VYTERIS HOLDINGS SECURITIES UPON THE CONSUMMATION OF THE PENDING REINCORPORATION MERGER.

                               PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, except where the context expressly states otherwise, the terms "Company," "we," "us," and "our" refer to Vyteris Holdings, Inc. and Vyteris, Inc., and assume the consummation of the reincorporation merger providing for the merger of Treasure Mountain Holdings, Inc. with and into Vyteris Holdings, Inc.

                                   THE COMPANY

        We are a Delaware corporation which was organized in 2004 in order to effect the reincorporation of Treasure Mountain Holdings, Inc. from Nevada. The reincorporation merger was effected on , 2004.

        On September 29, 2004, Treasure Mountain Holdings completed a business combination in which Vyteris, Inc., a Delaware corporation, merged with a wholly-owned subsidiary of Treasure Mountain Holdings. As a result of that transaction, Vyteris Inc. became a wholly-owned subsidiary of Treasure Mountain Holdings and the former stockholders of Vyteris, Inc. became stockholders of Treasure Mountain Holdings. At the time of that business combination, Treasure Mountain Holdings had no active business. As a result, the principal business of Treasure Mountain Holdings after that business combination, and the principal business of Vyteris Holdings after the reincorporation, is the business in which Vyteris has been engaged since its formation in November 2000.

        Our corporate headquarters are located at 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410; our telephone number at that address is 201-703-2299. We maintain a website at http://www.vyteris.com.

        For additional information regarding the reincorporation merger and the Treasure Mountain/Vyteris, Inc. business combination, see "Organizational History and Description of Capital Stock".

                                  OUR BUSINESS

        Headquartered in Fair Lawn, New Jersey, we have developed and produced the first intelligent, pre-filled, active transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to non-invasively administer certain small molecule, peptide, and protein therapeutics in a wide range of programmed doses, both systemically and locally. We believe the control and convenience enabled by our technology has the potential to:

        o       improve therapeutic outcomes;
        o       reduce side-effects;
        o       increase patient compliance; and
        o       improve overall cost-effectiveness of drug therapies.

        On May 6, 2004, Vyteris, Inc. received approval from the United States Food and Drug Administration, or FDA, to commercially launch its first product, the LidoSite(R) Topical System, or LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. We have entered into a marketing agreement with B. Braun to act as our exclusive, worldwide sales and marketing distributor for LidoSite. We expect to commence shipments of our LidoSite product to B. Braun during the fourth quarter of 2004 and we expect sales by B. Braun to commence during the first quarter of 2005. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures.

        We have identified over 90 other FDA-approved drugs to which our drug delivery technology might be applied. We are focusing our development efforts on a number of drugs within this group that target large potential markets and for which our technology may offer significant therapeutic, economic or lifestyle advantages over existing drug delivery methods. In addition to LidoSite, we have initiated development of two other products -- one to deliver a drug therapy for female infertility and one to deliver a drug therapy for migraine headaches. We believe that our drug delivery technology may significantly improve the effectiveness of those already-marketed drugs. We also have a third product, at an earlier stage of development, for the active transdermal delivery of a currently-marketed therapeutic drug to treat Parkinson's disease.

        Our LidoSite product consists of a single-use, disposable patch containing a medication, lidocaine, and a small, re-usable and programmable electronic dose controller. Our compact system can be pre-programmed to deliver medication in numerous delivery profiles, from a single large dose to multiple timed and variable doses. We expect that our additional products will be similarly constituted.

        We own intellectual property which is based on significant improvements we have made to electrotransport, sometimes called iontophoresis, technology during 14 years of research and development, 11 of which were as a division of Becton, Dickinson and Company, or Becton Dickinson. We have a portfolio of U.S. and international issued patents. A significant portion of our intellectual property relates to the design and manufacture of our proprietary disposable, active transdermal patches and electronic dose controllers.

                                  OUR STRATEGY

        Our strategy is to exploit our proprietary drug delivery technology through the development and commercial introduction of products, in addition to our LidoSite product, which address large potential markets, such as the markets for the treatment of female infertility, migraine headaches and Parkinson's disease.

        Our objective is to partner and create strategic relationships with pharmaceutical and other healthcare companies that are market leaders in the specific therapeutic areas we intend to address and who can provide financial support during the later stages of clinical studies and access to commercial markets.

        We expect to develop and test products up to the commencement of, and in some cases into, human trials before seeking a marketing partner, which we believe places us in a stronger position to retain a greater share of future revenues. We believe the merits of this strategy are demonstrated by our securing a distribution partnership with B. Braun for our LidoSite product, which we developed on our own through Phase III clinical trials and NDA filings. Currently, we are focusing on FDA-approved drugs expected to gain better utilization and extended patent protection when incorporated into our drug delivery systems. We believe this strategy may greatly reduce development time and cost, as well as regulatory and market risk. In the future we may apply our drug delivery technology to selected development-stage drugs for which the specific market opportunity warrants additional development and regulatory risks.

                                  THE OFFERING

  THIS SUMMARY ASSUMES CONSUMMATION OF THE REINCORPORATION MERGER PRIOR TO THE
      COMMENCEMENT OF THE OFFERING OF SHARES BY THE SELLING STOCKHOLDERS.

Vyteris Holdings shares offered by Vyteris Holdings......      NONE

Shares of Vyteris Holdings common stock which may
be resold by selling security holders....................      12,960,174 shares, including 5,140,554 shares covered by warrants

Shares of Vyteris Holdings common stock outstanding......      19,294,002 shares, giving effect to the reincorporation merger

Shares of Vyteris Holdings preferred stock outstanding...      7,500,000 shares of Series B Convertible Preferred Stock, initially convertible into a total of 785,625 shares of Vyteris Holdings common stock, giving effect to there incorporation merge

Use of proceeds..........................................      We will not receive any of the proceeds from the sale of these shares by the selling stockholders, but we will receive proceeds from the exercise of warrants, if any.

Risks....................................................      An investment in our common stock is subject to substantial risks which we have described under the heading "Risk Factors" below, beginning on page 12

                    VYTERIS, INC. SUMMARY FINANCIAL DATA (1)


STATEMENT OF OPERATIONS DATA

                                            Years ended                                 Six Months ended
                                           December 31,                                      June 30,
                              ---------------------------------------        ---------------------------------------
                                     2002                 2003                      2003                 2004
                              ------------------   ------------------        ------------------   ------------------
                                                                                           (unaudited)
Revenues                       $        151,452     $        200,000          $        145,000     $         60,000
Total operating expenses       $     10,100,364     $     11,189,793          $      5,364,188     $      6,721,231
Net loss                       $    (10,767,694)    $    (12,532,577)         $     (5,990,547)    $     (9,303,618)


BALANCE SHEET DATA (2)


                                        As of December 31,                     As of June 30,
                              ---------------------------------------        ------------------
                                    2002                  2003                      2004
                              ------------------   ------------------        ------------------
                                                                                 (unaudited)
Total assets                   $      3,124,014     $      5,314,307          $      8,266,585
Total liabilities              $     13,097,843     $     27,745,619          $      8,587,586
Preferred stock                $      3,250,973     $      3,250,973          $      7,833,333
Total stockholders' deficit    $    (13,224,802)    $    (25,682,285)         $     (8,154,334)

---------------
(1) During the periods presented in this prospectus prior to the Treasure Mountain/Vyteris, Inc. merger, Treasure Mountain Holdings had negligible revenues, expenses, net loss, assets, liabilities and stockholders' deficit. Accordingly, the summary information presented above relates solely to Vyteris, Inc. For financial information regarding Treasure Mountain Holdings, see "Pro Forma Financial Information" and "Index to Financial Statements".

(2) Immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger in September 2004, Vyteris, Inc. consummated a securities offering in which it raised net proceeds of approximately $12.8 million and $8.5 million of Vyteris, Inc. debt was converted into equity.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS MAY BE HARMED. IN THAT CASE, YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT IN OUR COMMON STOCK.

WE HAVE A HISTORY OF OPERATING LOSSES AND IT IS UNCERTAIN WHETHER WE WILL BE PROFITABLE IN THE FUTURE.

        From November 2000 through June 30, 2004, Vyteris, Inc. incurred net losses in excess of $42 million, as we have been engaged primarily in clinical testing and development activities, and have had no revenues from the sale of products. Vyteris, Inc. has never been profitable, we may never be profitable, and, if we become profitable, we may be unable to sustain profitability. We expect to continue to incur significant losses for the foreseeable future.

WE WILL LIKELY BE REQUIRED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL.

        The success of our business depends on our ability to develop products based on our drug delivery technologies, put those products through rigorous and time-consuming clinical testing, and obtain regulatory approval for and manufacture those products. The development of complex drug delivery products requires that we maintain a relatively large staff of skilled engineers and scientists. Further, our manufacturing equipment must be custom made for us. Substantial expenditures must be made on a particular product for several years before we can commence sales of that product, even if we have a marketing and development partner. We believe that we have sufficient capital to finance operations through September 30, 2005. At present, we have a working capital facility which allows us to borrow up to $5.0 million, assuming that certain borrowing base conditions are met. We expect that we will need to rely on the capital available to us under the working capital facility to finance our operations from time to time during the next twelve months. Pursuant to the current terms of that working capital facility, amounts drawn under the facility must be repaid on or before November 15, 2005. We do not anticipate having sufficient capital to meet such obligation and may be forced to seek additional financing to fund such repayment. Such additional financing may not be available to us on favorable terms, if at all. The working capital facility is secured by a first priority lien on all of the assets of our operating subsidiary. If we are unable to raise sufficient capital to timely repay our obligations under the working capital facility, the lenders -- each of whom are affiliated with our principal stockholder -- will be entitled to enforce their lien and take title to substantially all of our assets, which may be critical to our continuing operations.

        The exact amount of future capital requirements will depend on numerous factors, some of which are not within our control, including the progress of our research and development efforts, the costs of testing and manufacturing products, and changes in governmental regulation. If we are unable to raise adequate additional capital on acceptable terms, we may be forced to restrict new product development. We expect to finance certain new products through technical and financial collaborations with pharmaceutical companies. We cannot assure you that such collaborations will be put in place or successful.

THE MOST RECENT REPORT OF OUR INDEPENDENT AUDITORS ON OUR FINANCIAL STATEMENTS CONTAINS AN EXPLANATORY PARAGRAPH REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

        The report of independent auditors accompanying the audit of the Vyteris, Inc. financial statements for the year ended December 31, 2003 contained an explanatory paragraph expressing uncertainty regarding our ability to continue as a going concern because of our operating losses and our need for additional capital. A similar qualification was given by the auditors for Treasure Mountain Holdings in connection with the Treasure Mountain Holdings financial statements for the year ended December 31, 2003. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might occur if we are unable to continue in business as a going concern.

        While Vyteris, Inc. did raise additional capital during the first nine months of 2004, we anticipate that unless we raise additional capital prior to the release of our 2004 year-end financial statements, a similar explanatory paragraph will be contained in the report of the independent auditors accompanying the audit of our 2004 year-end financial statements. If a going concern explanatory paragraph is included in the report of our independent auditors, such inclusion could make it more difficult for us to raise additional capital and may materially and adversely affect the terms of any financing that we may obtain.

SINCE WE ARE A COMPANY WITH A LIMITED INDEPENDENT OPERATING HISTORY AS A DRUG DELIVERY BUSINESS, IT IS DIFFICULT TO PREDICT OUR FUTURE GROWTH AND OPERATING RESULTS.

        Our limited operating history as an independent drug delivery business makes predicting our future growth and operating results difficult. Vyteris, Inc. was incorporated in Delaware in 2000, although a substantial portion of its business was developed by Becton Dickinson from prior to 1990 until 2000. You should consider the risks and uncertainties that a company with a limited independent existence will face in the rapidly evolving market for drug delivery technologies.

        In particular, you should consider that we have not proven that we can:

                o raise significant capital in the public or private markets;

                o obtain the regulatory approvals necessary to commence selling drug delivery systems that we may develop in the future,

                o manufacture products, including our LidoSite product, in a manner that enables us to be profitable or meets regulatory, strategic partner or customer requirements;

                o attract, retain and manage a large, diverse staff of engineers and scientists;

                o develop the relationships with strategic partners and key vendors that are necessary to our ability to exploit the processes and technologies that we develop;

                o develop new products and drug delivery processes and new applications for our drug delivery technology; or

                o       respond effectively to competitive pressures.

        If we cannot accomplish these goals, our business is not likely to succeed.

TO DATE, OUR DRUG DELIVERY BUSINESS HAS NOT GENERATED ANY REVENUE FROM SALES OF PRODUCTS.

        To date, we have not generated any revenue from sales of drug delivery products, including our LidoSite product. We may not be successful in obtaining regulatory approval for additional products or in engaging strategic partners to finance and manage the sales and marketing of such other products. As a result of those and other factors, we cannot assure you that we will be able to generate revenue from sales of drug delivery systems.

EVEN THOUGH WE HAVE RECEIVED THE NECESSARY APPROVALS TO COMMENCE THE SALE OF OUR LIDOSITE PRODUCT IN THE UNITED STATES, WE WILL CONTINUE TO FACE SUBSTANTIAL REGULATORY HURDLES WITH RESPECT TO NEW PRODUCTS THAT WE MAY DEVELOP AND THE SALE OF LIDOSITE OUTSIDE OF THE UNITED STATES.

        Any drug delivery systems that we may develop in the future cannot be sold in the United States until the FDA approves such products for medical use. Similar foreign regulatory approvals will be needed in order to sell any drug delivery system, including our LidoSite product, outside of the U.S. We may not be able to obtain FDA or foreign regulatory approval for our products in a timely manner, or at all.

FOR THE FORESEEABLE FUTURE, WE WILL RELY ON A SINGLE PRODUCT, OUR LIDOSITE PRODUCT, TO GENERATE PRODUCT REVENUE.

        Although we have other products in various stages of early development, our primary focus at this time is the manufacture, sale and marketing in the United States of our LidoSite product in collaboration with B. Braun. Currently, our LidoSite product is our only product that could provide revenue for us. Our ability to achieve profitability in the foreseeable future is principally dependent on the manufacture and sale of our LidoSite product. If our LidoSite product is not commercially successful, our business, financial condition, operating results and future prospects would likely suffer significantly.

FOR THE FORESEEABLE FUTURE, WE WILL RELY ON A SINGLE CUSTOMER, B. BRAUN, TO GENERATE PRODUCT REVENUE.

        We have granted B. Braun the right to be our exclusive, worldwide sales and marketing distributor for LidoSite. As a result, we are dependent on B. Braun and its ability to effectively market our only current product. If B. Braun is unable to sell our LidoSite product effectively, we will not have the ability to seek other customers for our LidoSite product at least until such time as satisfactory arrangements are made with B. Braun.

WE DEPEND ON SINGLE SUPPLIERS FOR CERTAIN KEY MATERIALS AND COMPONENTS USED IN OUR LIDOSITE PRODUCT.

        Certain raw materials and components used in the manufacture of our LidoSite product are available only from single suppliers. Some of those materials or components are custom-made for us and are the result of long periods of collaboration with our suppliers. The hydrogel that we use to hold lidocaine in the patch and the electrodes that we use to carry current through our lidocaine delivery system, for example, are both provided by single suppliers. Any curtailment of the availability of such raw materials or components could be accompanied by production or other delays and could result in a material loss of sales, with resulting adverse effects on our business and operating results. In addition, because raw material sources for pharmaceutical products must generally be approved by regulatory authorities, changes in raw material suppliers may eventually result in production delays, higher raw material costs and loss of sales, customers and market share.

        We believe that, if necessary, alternative sources of raw materials and components could be located, alternate raw materials and components can be substituted for each single-sourced raw material or component, or we could redesign products to avoid the need for single-sourced raw materials or components. However, the development or identification of alternative sources, or redesigning products, could be time-consuming and expensive. Although we have not experienced difficulty acquiring raw materials and components on commercially reasonable terms and in sufficient quantities to maintain required production levels for our clinical testing, we cannot assure you that price increases or interruptions in the supply of these materials will not occur in the future or that we will not have to seek alternate suppliers or obtain substitute raw materials or components, which may require additional product validations and regulatory approvals. Further, our suppliers could experience price increases or interruptions in the supply of materials from their suppliers, or could fail to meet our or governmental manufacturing standards. Any significant price increase, interruption of supply, our inability to secure an alternate source or our inability to qualify a substitute material could have a material adverse effect on our ability to manufacture our LidoSite product or maintain regulatory approval.

AS AN ORGANIZATION, WE HAVE NO EXPERIENCE WITH MANUFACTURING DRUG DELIVERY SYSTEMS FOR COMMERCIAL SALE.

        Although some of our management personnel have manufacturing experience, as an organization we do not have any experience in manufacturing drug delivery systems for commercial sale. We must increase our production capabilities significantly beyond our present manufacturing capacity, which has been focused on producing small quantities of our LidoSite product for research and clinical testing, in order to be able to sell our LidoSite product in commercial quantities. The equipment and machinery that we use to manufacture the drug and patches for our LidoSite product are expensive and custom-built, and have never been used in the large-scale production of pre-filled drug delivery patches.

        We cannot assure investors that we can:

                o successfully increase our manufacturing capabilities and develop large-scale manufacturing processes on a profitable basis;

                o hire and retain skilled personnel to oversee our manufacturing operations;

                o       avoid design and manufacturing defects; or

                o develop and maintain our manufacturing facility in compliance with governmental regulations, including the FDA's good manufacturing practices.

        We may not be able to manufacture our LidoSite product, or any future products, in a manner that ensures that the systems provide reproducible dosages of stable formulations of drugs for sufficient periods after manufacture. If we cannot ensure that our products have sufficient post-production shelf-life, we may be unable to produce our products in sufficient quantities to develop an economical supply chain. Accordingly, we may not be able to successfully manage our inventory.

WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO CONTINUE MANUFACTURING PRODUCTS FROM OUR CURRENT FACILITY WITH OUR CURRENT EQUIPMENT EFFECTIVELY, OR IN A COST-EFFECTIVE MANNER.

        All of our manufacturing, research and development and administrative functions are operated out of a single facility that we sublease from Becton Dickinson. We have developed and installed our first generation manufacturing line, which will only provide sufficient capacity to meet the anticipated first year's demand for our LidoSite product.

Additional capacity, and additional capital expense, including the purchase of additional equipment and upgrading the heating, ventilation and air conditioning, or HVAC, system and other aspects of our manufacturing facility, is needed before we will be able to manufacture our LidoSite product in commercial volumes in a cost effective manner. If we are unable to manufacture products in our current facility, it would be necessary to make additional capital expenditures to prepare a new facility for manufacturing, which could also result in a substantial delay in our ability to manufacture products. We are currently exploring the leasing of a second facility to be utilized as we expand our manufacturing capacity. At least until we operate out of more than one facility, we are subject to substantial business disruption risks in the event that events outside of our control - such as a fire, adverse weather conditions or acts of terrorism - preclude us from operating in our existing facility.

MARKET ACCEPTANCE OF OUR PRODUCTS, INCLUDING OUR LIDOSITE PRODUCT, IS VITAL TO OUR FUTURE SUCCESS.

        Our future success depends upon the acceptance of our LidoSite product and any of our potential future products by health care providers and patients. In addition, our future success may be dependent upon acceptance by third-party payors -- including, without limitation, health insurance companies, Medicaid and Medicare -- of products that we may develop in the future. Such market acceptance may depend on numerous factors, many of which may not be under our control, including:

                o       the safety and efficacy of our products;

                o       regulatory approval and product labeling;

                o the availability, safety, efficacy and ease of use of alternative technologies;

                o the price of our products relative to alternative technologies; and

                o for future products, the availability of third-party reimbursement.

        Our LidoSite product is based upon a method of transdermal drug delivery called iontophoresis that, to date, has not gained widespread market acceptance. We cannot assure you that LidoSite or any future product will ever gain broad market acceptance.

        In addition, the adoption of new pharmaceutical products is greatly influenced by health care administrators, inclusion in hospital formularies, and reimbursement by third party payors. Because our existing and proposed drug delivery systems encompass both a device and a drug and may be used by many different departments within a hospital or health care facility, buying decisions in these settings require more departmental approvals than are required for either a stand-alone drug or a stand-alone device. As a result, it may be more difficult and more time consuming to achieve market penetration with our products. We cannot assure investors that health care administrators, hospitals or third party payors will accept our products on a large scale or on a timely basis, if at all, or that we will be able to obtain approvals for additional indications and labeling for our products which facilitate or expand their market acceptance or use. In addition, unanticipated side effects, patient discomfort, defects or unfavorable publicity concerning any of our products, or any other product incorporating technology similar to that used by our products, could have a material adverse effect on our ability to commercialize our products or achieve market acceptance..

IT WILL BE NECESSARY FOR US TO SECURE STRATEGIC PARTNERS FOR MARKETING, SALES AND DISTRIBUTION OF OUR PRODUCTS.

        We plan to seek to enter into arrangements with strategic partners with respect to the marketing, sales and distribution of our potential future products, similar to our agreement with B. Braun for our LidoSite product. With respect to such potential future products, we expect that strategic partners will finance some of our research and development costs and finance most of the costs of marketing, sales and distribution, while we remain responsible for manufacturing. Although we are exploring potential strategic arrangements with respect to marketing, sales and distribution of our future products, and with respect to the development of new applications for our drug delivery technology, we cannot assure investors that we will be able to negotiate such agreements on terms that are acceptable to us, or at all. Nor can we guarantee that any strategic partner, including B. Braun, will not also engage in independent development of competitive delivery technologies.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY AND PRESERVE OUR TRADE SECRETS.

        Our ability to successfully commercialize our LidoSite product and any other products that we develop will depend, in large measure, on our ability to protect those products and our technology with United States and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of pharmaceutical, biotechnology and drug delivery companies, including our company, are uncertain and involve complex legal and factual issues.

        We cannot assure you that our patents will prevent other companies from developing similar or therapeutically equivalent products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. Accordingly, if our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued. As a consequence, we do not know whether any of our patent applications will be granted with broad coverage or whether the claims that eventually issue or that relate to our current patents will be circumvented. Since patent applications in the United States can be maintained in secrecy until patents issue, and since publication of discoveries in scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first inventor of inventions covered by our issued patents or pending patent applications or that we were the first to file patent applications for such inventions. Moreover, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome is favorable. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from or to third parties or require us to cease using the technology in dispute.

        Also, patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by competitors, in which case our ability to commercially exploit these products may be diminished.

        From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Nor can we assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid, enforceable and provide us with meaningful protection.

        Although we have entered into invention assignment agreements with our employees and with the members of our scientific advisory board, if those employees or scientific advisory board members develop inventions or processes independently which may relate to products or technology under development by us, disputes may arise about the ownership of those inventions or processes. Protracted and costly litigation could be necessary to enforce and determine the scope of our rights.

        We also rely on trade secrets and proprietary know-how that we seek to protect, in part, through confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants. It is possible that these agreements will be breached or will not be enforceable in every instance, and that we will not have adequate remedies for any such breach. It is also possible that our trade secrets will otherwise become known or independently developed by competitors.

        We may find it necessary to initiate litigation to enforce our patent rights, to protect our trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. We plan to aggressively defend our proprietary technology and any issued patents. Litigation concerning patents, trademarks, copyrights and proprietary technologies can often be protracted and expensive and, as with litigation generally, the outcome is inherently uncertain.

OTHER COMPANIES MAY CLAIM THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS.

        Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure investors that we would prevail in any such litigation. If we are found to have infringed on a third party's intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

        Other parties have challenged certain of our foreign patents. If such parties are successful in opposing our foreign patents, we will lose some or all of the protection afforded by those patents in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in another jurisdiction.

THE DEVELOPMENT AND MANUFACTURE OF DRUG DELIVERY SYSTEMS REQUIRES SIGNIFICANT CAPITAL INVESTMENT; WE MAY NOT ACCURATELY PREDICT DEMAND FOR OUR PRODUCTS WHEN DECIDING TO INVEST IN NEW PRODUCTS.

        Research and development, clinical testing and obtaining regulatory approvals for new drug delivery systems takes a significant amount of time and requires significant investment in skilled engineering and scientific personnel and in expensive equipment. Furthermore, manufacturing our lidocaine delivery system requires expensive, custom-built machinery. We have made these investments, and intend to continue to make such investments, for our LidoSite product based on internal projections of the potential market for that system and of our potential profit margins on sales of that system. If those projections are inaccurate, we may not be able to obtain an acceptable return on our investment in the development of our LidoSite product. If our projections of the prospects of new products are inaccurate, we may make investments in the development, testing and approval of those products that may result in unsatisfactory returns.

WE MUST HIRE AND RETAIN SKILLED ENGINEERS AND SCIENTISTS IN A TIGHT LABOR
MARKET.

        Skilled employees in our industry are in great demand. We are competing for employees against companies located near our headquarters that are more established than we are and have the ability to pay more cash compensation than we do. We require scientific and engineering personnel in many fields, some of which are addressed by relatively few companies. As a result, we may continue to experience difficulty in hiring and retaining highly skilled employees, particularly engineers and scientists. If we are unable to hire and retain skilled engineers and scientists, our business, financial condition, operating results and future prospects could be materially adversely affected.

WE MUST RETAIN OUR KEY MANAGEMENT PERSONNEL IN ORDER TO BE SUCCESSFUL.

        Our future success depends, to a significant degree, on the skills, experience and efforts of our key management personnel, principally Vincent De Caprio, Ph.D., our president and chief executive officer, Michael McGuinness, our chief financial officer, and James Garrison, our vice president of business development. If any of those individuals were unable or unwilling to continue in their present positions, our business, financial condition, operating results and future prospects could be materially adversely affected. Mr. McGuinness is not bound by an employment agreement with the Company.

We do not maintain key person life insurance on any of our management personnel.

WE MAY NOT BE ABLE TO DEVELOP PRODUCTS OR TECHNOLOGIES THAT WILL BE MARKETABLE.

        We may not be able to develop drug delivery products or technologies that will be marketable. Even if we are able to develop marketable drug delivery products or technologies, we may not be able to develop them or obtain patent protection, successful clinical trial results or regulatory approval for them. Our research and development efforts may be hampered by a variety of factors, many of which are outside of our control.

WE FACE SUBSTANTIAL COMPETITION FOR OUR LIDOSITE PRODUCT AND ANY FUTURE PRODUCTS THAT WE MAY DEVELOP, AS WELL AS FOR STRATEGIC PARTNERSHIP TRANSACTIONS.

        There is substantial competition to develop alternative drug delivery solutions from both drug delivery technology and pharmaceutical companies, most of which are much larger and have far greater resources than we do. Further, the drug delivery, pharmaceutical and biotechnology industries are highly competitive and rapidly evolving. We expect that significant developments in those industries will continue at a rapid pace. Our success will depend on our ability to establish and maintain a strong competitive position for our LidoSite product while developing new products that are effective and safe. We cannot assure you that any of our products will have advantages over alternative products and technologies that may be developed later and that may be significant enough to cause health care providers to prefer those products or technologies over ours.

        In the active transdermal, or iontophoretic, drug delivery segment, we are aware of several companies that are developing or marketing products based on this process, including Alza, Iomed Inc., Smith and Nephew, Empi and LifeTech, Inc. We also face competition from companies that are currently testing or already marketing delivery systems or products for lidocaine or similar topical anesthetics, including AstraZeneca's EMLA(R) product, Iomed's Numby Stuff(R) product, Smith & Nephew's amethocaine patch and other creams and ointments. We face indirect competition from companies that are actively involved in the development and commercialization of modified drug delivery technologies, including oral, pulmonary, bucal, nasal and needle-less injections, as well as companies working on passive transdermal systems.

        We also expect to compete with other drug delivery companies and technologies in the establishment of strategic partnering arrangements with large pharmaceutical companies to assist in the development or marketing of products. Current and future competitors for such strategic partnering arrangements include companies such as Alza, Alkermes, Aradigm, Emisphere Technologies, Genetronics, Nektar, Nastech, AlgoRx, SkyePharma, Watson Pharmaceuticals, Inc., Noven Pharmaceuticals, Inc. and others. Competition is expected to intensify as more companies enter the field. Potential future competitors for strategic partner arrangements may include companies such as Altea, EpiCept and ZARS.

        Many competitors, including public and private businesses, academic institutions, governmental agencies and public and private research organizations, are involved in the development of drug delivery systems, including the development of transdermal and iontophoretic processes. Many of those competitors have substantially greater financial, technical, research and other resources, are more experienced in research and development, manufacturing, pre-clinical and clinical testing, and obtaining regulatory approvals, and are larger, more established and have more collaborative partners than we do. In addition, those other entities may offer broader product lines and have greater name recognition than we do. Those other entities may succeed in developing competing technologies and obtaining regulatory approvals and market share more rapidly than we can. Some of those companies have competing products that have already been approved by the FDA and foreign authorities, or are further along in development than is our LidoSite product. We cannot assure you that those competitors will not succeed in developing or marketing products that are more effective or more commercially acceptable than our lidocaine delivery system or any future product. We cannot assure you that we will have the financial resources, technical or management expertise or manufacturing and sales capability to compete in the future.

        Becton Dickinson has substantial insight into the potential applications of our drug delivery technologies, and our business model, as we were operated as a division of Becton Dickinson for over ten years. Further, Becton Dickinson had a designee on our Board of Directors until May 2001. Becton Dickinson is in the business of developing alternative drug delivery technologies and we may compete in the future with alternative technologies developed or acquired by Becton Dickinson.

        Increased competition may result in price cuts, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

WE MAY NOT BE ABLE TO LICENSE COMPLEMENTARY DRUG DELIVERY TECHNOLOGIES OR DRUG REFORMULATIONS TO EXPAND OUR PRODUCT OFFERINGS.

        In order to enhance our platform technology, strengthen our intellectual property portfolio and expand our overall market opportunity beyond that for our LidoSite product, we may seek to acquire or license rights to additional drug delivery technologies or reformulations of FDA-approved drugs that compliment our core drug delivery platform. We may not be able to acquire or license such other technologies or drug reformulations on terms that are acceptable to us, if at all. Further, efforts to identify such technologies and attempts to negotiate the terms of such acquisitions or licenses may divert the attention of our management away from the internal development of new applications for our existing technology and from the operation of our business.

IF ANY OF OUR PRODUCTS INJURES A USER, WE COULD BE SUBJECT TO PRODUCT LIABILITY EXPOSURE IN EXCESS OF AMOUNTS FOR WHICH WE ARE INSURED.

        Clinical trials and subsequent sales of our LidoSite product or any other drug delivery system we may develop or manufacture in the future may result in injuries to persons using those products as a result of mislabeling, misuse or product failure. While we carry product liability insurance with respect to the now-completed clinical trials and for the commercial sale of our LidoSite product, there can be no assurance that our coverage will be adequate to protect us against future liability claims. Although we have liability insurance with respect to the commercial sale of our LidoSite product, we cannot assure you that that we can afford to maintain that insurance. Product liability insurance is expensive and there can be no assurance that this insurance will be available to us in the future for the commercial sale of our lidocaine delivery system or for any new products, on terms satisfactory to us, if at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and future prospects.

WE DO NOT INTEND TO PAY DIVIDENDS.

        We do not expect to pay cash dividends in the foreseeable future on our common stock.

IF WE ARE UNABLE TO REGISTER CERTAIN OF OUR SECURITIES IN A TIMELY MANNER, WE WILL BE REQUIRED TO MAKE LIQUIDATED DAMAGES PAYMENTS TO CERTAIN OF THE SELLING STOCKHOLDERS, WHICH COULD MATERIALLY AFFECT OUR FINANCIAL CONDITION.

        In the event that the registration statement of which this prospectus is a part is not declared effective by the SEC by February 25, 2005, we must pay to certain of the selling stockholders an amount, for each month, or portion of a month, in which such delay occurs, equal to (a) for the first month, 1% of the purchase price paid by such selling stockholder for the shares owned by such selling stockholder which are covered by this prospectus and (b) for each month thereafter, 2% of such purchase price, until we have cured the delay, with an overall cap on such liquidated damages of 10% of the aggregate purchase price paid by such selling stockholders for such shares. There are many reasons, including those over which we have no control, which could keep the registration statement from being declared effective within 150 days after the closing, resulting from the SEC review process and comments raised by the SEC during that process. If we are required to pay such liquidated damages, which could amount to up to $2.4 million, our financial condition may be materially harmed.

OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY.

        Although individual members of our management have experience as officers of publicly-traded companies, that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002. Vyteris, Inc. had never operated as a publicly-traded company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

OUR PRINCIPAL STOCKHOLDER CONTROLS US AND HAS THE POWER TO MAKE IMPORTANT DECISIONS ON OUR BEHALF.

        Kevin Kimberlin, though his ownership of Spencer Trask Specialty Group, LLC, or STSG, and related parties is, and has been since our inception, our controlling stockholder. Mr. Kimberlin and related parties beneficially own over 60% of our voting stock, after giving effect to the reincorporation merger Accordingly, Mr. Kimberlin controls us and has the power to elect our directors and to generally approve all actions requiring the approval of the holders of our voting stock, including adopting amendments to our certificate of incorporation and bylaws and approving mergers, certain acquisitions or sales of all or substantially all of our assets, which could delay or prevent someone from acquiring or merging with us.

THERE HAS BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PURCHASE PRICE PAID BY SUCH STOCKHOLDER, OR AT ALL.

        There is no current active public market for Vyteris Holdings common stock or Treasure Mountain Holdings common stock. An active public market for our common stock may not develop or be sustained in the future. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, such as: the announcement of new products or product enhancements by us or our competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our competitors' results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our own operating performance. The stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Prospective investors should also be aware that price volatility might be worse if the trading volume of our common stock is low.

WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

        Security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

WE CANNOT ASSURE YOU THAT WE WILL LIST OUR COMMON STOCK ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

        Although we may apply to list our common stock on Nasdaq or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. If we are unable to list our common stock on Nasdaq, the American Stock Exchange or another stock exchange, or to maintain its listing, we expect that our common stock will trade on the OTC Bulletin Board maintained by Nasdaq, another over-the-counter quotation system, or on the "pink sheets," where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we are subject to an SEC rule that, if we fail to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore it may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

WHEN AND IF THE SELLING STOCKHOLDERS MAY UTILIZE THIS PROSPECTUS TO SELL THEIR SHARES OF OUR COMMON STOCK, A SIGNIFICANT NUMBER OF SHARES WILL BE ELIGIBLE FOR SALE, AND SUCH SALES COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

        Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale pursuant to this prospectus, the supply of our common stock will increase, which could decrease its market price.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT MAY NOT BE ACCURATE INDICATORS OF FUTURE PERFORMANCE.

        Certain statements under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks" and "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under "Risk Factors."

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders. If any of the selling stockholders exercise warrants in order to sell the shares underlying such warrants, we will receive proceeds from the exercise of such warrants, if any.

                                 DIVIDEND POLICY

        Vyteris, Inc. never declared or paid any dividends on its common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will depend upon our financial condition, operating results, capital requirements and other factors the board of directors deems relevant, including the provisions of any applicable credit agreements..

                                 CAPITALIZATION

        The following table sets forth the capitalization of Vyteris, Inc. (i) as of June 30, 2004 and (ii) as adjusted to give effect to a financing effected by Vyteris, Inc. in September 2004, including the conversion of 8% convertible secured promissory notes due December 31, 2004, which we refer to as the December Notes, the exchange of the $500,000 convertible promissory note due July 1, 2004, which we refer to as the BD Note or the Becton Dickinson Note, for common stock, warrants and cash, the exchange of common stock and warrants for Vyteris, Inc. Series A convertible preferred stock in September 2004, the consummation of the Treasure Mountain/Vyteris, Inc. merger on September 29, 2004 and the consummation of the reincorporation merger. See "Pro Form Financial Information" for additional information regarding such adjustments.


                                                 VYTERIS, INC.    AS ADJUSTED
                                                --------------------------------

Capital lease obligation, less current portion         $19,429         $19,429
December Notes                                       5,430,297              --
BD Notes                                               500,000              --
Convertible secured promissory notes to
     related parties                                   500,000              --

Preferred stock:
     Series A convertible                              333,333               -
     Series C convertible                            7,500,000       7,500,000

Stockholders' deficit:
   Common stock                                          2,485          19,289
   Additional paid-in capital                       34,709,950      52,744,915
   Deferred compensation                               (87,394)        (87,394)
   Accumulated deficit                             (42,779,375)    (42,779,375)
                                                --------------------------------
Total stockholders' (deficit) equity                (8,154,334)      9,897,435
                                                --------------------------------
Total capitalization                                $6,128,725     $17,416,864
                                                ================================

                             SELECTED FINANCIAL DATA

        THE FOLLOWING SELECTED FINANCIAL DATA FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003 ARE DERIVED FROM THE AUDITED FINANCIAL STATEMENTS OF VYTERIS, INC. THE FINANCIAL DATA FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2003 AND 2004 ARE DERIVED FROM UNAUDITED FINANCIAL STATEMENTS. THE UNAUDITED FINANCIAL STATEMENTS INCLUDE ALL ADJUSTMENTS, CONSISTING OF NORMAL RECURRING ACCRUALS, WHICH VYTERIS, INC. CONSIDERS NECESSARY FOR A FAIR PRESENTATION OF THE FINANCIAL POSITION AND THE RESULTS OF OPERATIONS FOR THESE PERIODS. OPERATING RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2004 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPECTED FOR THE ENTIRE YEAR ENDING DECEMBER 31, 2004. THE DATA SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS, RELATED NOTES AND OTHER FINANCIAL INFORMATION INCLUDED HEREIN.

        DURING THE PERIODS PRESENTED IN THIS PROSPECTUS PRIOR TO THE TREASURE MOUNTAIN/VYTERIS, INC. MERGER, TREASURE MOUNTAIN HOLDINGS HAD NEGLIGIBLE REVENUES, EXPENSES, NET LOSS, ASSETS, LIABILITIES AND STOCKHOLDERS' DEFICIT. ACCORDINGLY, THE SELECTED FINANCIAL DATA PRESENTED BELOW RELATES SOLELY TO VYTERIS, INC. FOR FINANCIAL INFORMATION REGARDING TREASURE MOUNTAIN HOLDINGS, SEE "PRO FORMA FINANCIAL INFORMATION" AND "INDEX TO FINANCIAL STATEMENTS".


                   VYTERIS, INC. STATEMENT OF OPERATIONS DATA

                                                 Years ended                             Six Months ended
                                                 December 31,                                 June 30,
                                   ---------------------------------------    ---------------------------------------
                                          2002                 2003                  2003                 2004
                                   ------------------   ------------------    ------------------   ------------------
                                                                                            (unaudited)
Revenues                            $     1   51,452     $        200,000      $        145,000     $         60,000
Operating expenses:
Research and development                   7,209,796            8,734,871             4,185,379            5,233,696
General and administrative                 2,890,568            2,454,922             1,178,809            1,487,535
                                   ------------------   ------------------    ------------------   ------------------
Total operating expenses                  10,100,364           11,189,793             5,364,188            6,721,231
Interest (net)                               818,782            1,781,368               771,359            2,642,387
Benefit from state income taxes                   --              238,584                    --                   --
                                   ------------------   ------------------    ------------------   ------------------
Net loss                            $    (10,767,694)    $    (12,532,577)     $     (5,990,547)    $     (9,303,618)
                                   ------------------   ------------------    ------------------   ------------------
Basic and diluted loss per share    $          (6.25)    $          (6.91)     $          (3.31)    $          (0.69)
                                   ==================   ==================    ==================   ==================
Basic and diluted weighted
   average number of common
   shares outstanding                      1,722,744            1,812,479             1,812,479           13,445,240
                                   ==================   ==================    ==================   ==================

                      VYTERIS, INC. BALANCE SHEET DATA (1)

                                              As of December 31,                As of June 30,
                                   ---------------------------------------    ------------------
                                          2002                 2003                  2004
                                   ------------------   ------------------    ------------------
                                                                                  (unaudited)
Cash and equivalents                $        765,123     $      2,286,167      $      2,989,979
Equipment                           $      1,972,096     $      2,934,902      $      2,871,712
Total assets                        $      3,124,014     $      5,314,307      $      8,266,585
Total liabilities                   $     13,097,843     $     27,745,619      $      8,587,586
Preferred stock                     $      3,250,973     $      3,250,973      $      7,833,333
Total stockholders' deficit         $    (13,224,802)    $    (25,682,285)     $     (8,154,334)

(1) Immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger in September 2004, Vyteris, Inc. consummated a securities offering in which it raised net proceeds of approximately $12.8 million and $8.5 million of debt was converted into equity.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF THE FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF VYTERIS, INC.

        THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF VYTERIS, INC. SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS AND RELATED NOTES OF VYTERIS, INC. INCLUDED IN THIS PROSPECTUS. THOSE FINANCIAL STATEMENTS PROVIDE INFORMATION CONCERNING THE PERIOD FROM THE INCEPTION OF VYTERIS, INC. THROUGH JUNE 30, 2004.

                               OVERVIEW OF VYTERIS

        Vyteris, Inc. has developed and produced the first intelligent, pre-filled, active transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to non-invasively administer certain small molecule, peptide, and protein therapeutics in a wide range of programmed doses, both systemically and locally. Vyteris, Inc. is a development stage enterprise and, as yet, has not generated any revenues from product sales. Since we began our operations in November 2000, we have devoted the majority of our resources to the development of our first product, LidoSite. We have been unprofitable since our inception and have incurred a cumulative loss of $42.8 million through June 30, 2004. These losses have resulted principally from expenses incurred in research and development activities. From inception through June 30, 2004, we have incurred approximately $28.6 million of research and development expenses, $10.2 million of general and administrative expenses and $5.0 million of interest expense. Losses are expected to continue as we advance our product candidates to commercialization.

        On May 6, 2004, we received approval from the FDA to commercially launch our first product, LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures. We have entered into a marketing agreement with B. Braun to act as our exclusive, worldwide sales and marketing distributor for LidoSite. We expect to commence shipments of our LidoSite product to B. Braun during the fourth quarter of 2004 and we expect sales by B. Braun to commence during the first quarter of 2005. We will have royalty obligations to Becton Dickinson resulting from such sales and other sales of iontophoretic products, commencing on November 10, 2005.

        We have funded our operations from inception through June 30, 2004 through an initial $9 million equity investment made by Spencer Trask Specialty Group, LLC, or STSG, $24 million of debt financing from STSG and its related parties which was converted to equity on March 31, 2004 and $8 million from the sale of bridge notes and warrants through a private placement; $500,000 of debt financing from Becton

Dickinson; $800,000 received under a license, development and marketing agreement covering LidoSite; and $239,000 through the sale of our New Jersey net operating losses.

        Subsequent to June 30, 2004, Vyteris, Inc. consummated an offering in which we raised gross proceeds of $15 million (including certain funds that were loaned to Vyteris shortly prior to the closing and then converted into equity) from the sale of stock and warrants. We relied on borrowed funds to preserve our liquidity until that offering was completed. Immediately prior to the consummation of that offering, STSG agreed to provide us with up to $5,000,000 in a working capital facility.

                          CRITICAL ACCOUNTING POLICIES

        Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in conformity with U.S. generally accepted accounting principles. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The determination of the fair value of options granted to consultants requires the use of estimates, such as the fair value of a common share on the date of grant and the expected life of the option. In addition, the determination of the fair value of warrants issued in connection with various debt securities requires the sue of estimates. Actual results could differ from those estimates.

        We consider certain accounting policies related to revenue recognition and research and development to be critical to our business operations and the understanding of our results of operations:

    REVENUE RECOGNITION

        Contract revenue from collaborative research and marketing agreements is recorded when earned based on the performance requirements of the contract. Revenue from non-refundable up-front license fees and certain guaranteed payments where we continue involvement through collaborative development are deferred and recognized as revenue over the contract life or period of continued involvement. Revenue from feasibility arrangements is recognized on the percentage completed basis. Our research revenue is derived from pharmaceutical companies and consists of reimbursement of development costs and reimbursement of certain expenses. Payments relating to our marketing agreement for milestones achieved are deferred and recorded as revenue over the contract life.

    RESEARCH AND DEVELOPMENT

        Research and development costs are charged to expenses as incurred.

    STOCK-BASED COMPENSATION

        Stock-based compensation charges represent the difference between the exercise price of options granted to employees and directors and the fair value of our common stock on the date of grant for financial statement purposes in accordance with Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and its related interpretations. We recognize the compensation charge over the vesting periods of the shares purchasable upon the exercise of options.

                              RESULTS OF OPERATIONS

        The following table sets forth the percentage increases or decreases in certain line items on our income statement for the periods presented:

-------------------------------------------------- ----------------------------- ------------------------------
                                                     YEARS ENDED DECEMBER 31,          SIX MONTHS ENDED
                                                          2003 VS. 2002                    JUNE 30,
                                                                                         2004 VS. 2003
-------------------------------------------------- ----------------------------- ------------------------------
CHANGES IN:
-------------------------------------------------- ----------------------------- ------------------------------
   Revenues                                                    32%                           (59)%
-------------------------------------------------- ----------------------------- ------------------------------
   Research and development expenses                           21%                            25%
-------------------------------------------------- ----------------------------- ------------------------------
   General and administrative expenses                        (15%)                           26%
-------------------------------------------------- ----------------------------- ------------------------------
   Interest expense, net                                      115%                           242%
-------------------------------------------------- ----------------------------- ------------------------------
   Net loss                                                    16%                            55%
-------------------------------------------------- ----------------------------- ------------------------------

INCEPTION THROUGH JUNE 30, 2004

    REVENUES

        Our revenues from inception through June 30, 2004 have been minimal, totaling $688,000 and derived solely from research feasibility studies for pharmaceutical companies. We signed a License, Development and Distribution Agreement with B. Braun on September 20, 2002. Upon execution of that agreement,
B. Braun made a milestone payment of $300,000 to us and invested $500,000 in Vyteris common stock. The agreement also provides B. Braun with the option to invest up to $500,000 to purchase additional shares of common stock upon the commercial introduction of LidoSite. The $300,000 milestone payment will be recognized as revenue ratably over the ten-year contract term beginning with the commercial introduction of LidoSite.

        We expect our revenues to increase beginning in the first quarter of 2005 with the expected commencement of sales our LidoSite product by B. Braun. Our current production capacity is limited, as we will be launching LidoSite from a pilot manufacturing operation and, therefore, our revenues during the early part of 2005 from LidoSite will be constrained by our production capacity.

        We recently entered into an agreement with a pharmaceutical company for the development, licensing and supply of a product for female infertility. Product development activities and related revenues to Vyteris are expected to commence during the fourth quarter of 2004.

    OPERATING EXPENSES

        RESEARCH AND DEVELOPMENT EXPENSES. Since inception our research and development activities have been focused primarily on completing the development of, gaining regulatory approval for, and preparing for the commercial launch of, our first product, LidoSite.

        All costs related to the development of, and gaining regulatory approval for, a product, and all costs incurred in preparing for the commercial launch of a product that must be approved by the FDA before commercial sales can commence, are expensed as incurred, including raw materials costs, manufacturing labor and allocation of overhead. Products manufactured with raw materials acquired subsequent to FDA approval will be capitalized as inventory. We expect that our research and development expenses associated with LidoSite may be reduced in the latter part of 2004 and subsequent periods as a result of this accounting treatment; however, we do not expect our total cash outlays to be less.

        GENERAL AND ADMINISTRATIVE EXPENSES. Since inception, our general and administrative activities have been focused primarily on supporting our LidoSite product, attracting pharmaceutical partners, fundraising activities, maintenance and defense of our patent portfolio, building our staff and preparing ourselves to be part of a publicly-held company.

YEARS ENDED DECEMBER 31, 2002 AND 2003

    OPERATING EXPENSES

        RESEARCH AND DEVELOPMENT EXPENSES.

        We incurred $7.2 million of research and development expenses during 2002. During 2003, our research and development expenses increased by $1.5 million to $8.7 million. During 2002 most of our research and development activities were devoted to the preparation and filing of our NDA for LidoSite. During 2003 our research and development efforts were focused upon the stabilization of suppliers of raw materials for LidoSite, responding to the FDA on our NDA for LidoSite, preparing and validating our systems and processes for our FDA inspection, increasing our production and quality staff and preparing our facility for the commercial manufacture of our LidoSite product.

        GENERAL AND ADMINISTRATIVE EXPENSES.

        General and administrative expenses totaled $2.9 million in 2002. General and administrative expenses declined to $2.5 million in 2003. This decline in 2003 reflected the fact that the costs of maintaining and defending our patent portfolio were materially less in 2003 than in 2002. Our focus during 2002 was in attracting and signing a partner for LidoSite, the defense of several of our patents in European courts and the support of our research and development activities with respect to LidoSite. During 2003, our focus was on attracting and signing a letter of intent with a pharmaceutical company for the development of an infertility product, supporting our research and development efforts and building our staff.

        INTEREST EXPENSE.

        During 2001 and 2002, we issued approximately $11.0 million aggregate principal amount of debt instruments, resulting in interest expense of $0.8 million for the year ended December 31, 2002. During 2003, we issued an additional $13.0 million aggregate principal amount of debt instruments, resulting in interest expense of $1.8 million for the year ended December 31, 2003.

SIX MONTH PERIODS ENDED JUNE 30, 2003 AND 2004

    OPERATING EXPENSES

        RESEARCH AND DEVELOPMENT EXPENSES.

        We incurred $4.2 million of research and development expenses during the six month period ended June 30, 2003. During the six months ended June 30, 2004, we incurred research and development expenses of $5.2 million, a $1.0 million, or 25%, increase over the comparable period in 2003. This increase is due to an increase in our production, quality control and quality assurance staff in anticipation of commercializing LidoSite and expenditures for raw materials for practice production runs in addition to continued spending on stabilizing raw material suppliers and in preparation of the FDA's inspection of our facility and processes.

        GENERAL AND ADMINISTRATIVE EXPENSES.

        General and administrative expenses amounted to $1.5 million during the six months ended June 30, 2004, an increase of $300,000, or 26%, over the $1.2 million in general and administrative expenses incurred during the first six months of 2003. The increase in 2004 reflects the efforts undertaken by us in devising and executing our strategy to raise additional capital to support our development.

        INTEREST EXPENSE.

        During the six months ended June 30, 2004, we incurred interest expense of $2.6 million, as compared to interest expense of approximately $0.8 million for the comparable period in 2003. This increase of $1.8 million, or 242%, is principally attributable to $1.9 million of non-cash interest expense related to the fair value of warrants issued with, and beneficial conversion associated with, the bridge notes issued in March, April and May 2004.

        INCOME TAXES.

        As of December 31, 2003, we had approximately $33.7 million of net operating loss carry forwards for federal tax purposes, available to offset future taxable income. These carry-forwards begin to expire in 2020.

        In June 2003, we applied to sell $260,000 of our New Jersey net operating losses and research and development credits through the New Jersey Technology Business Tax Certificate Program, at a sale price of $0.89 per $1.00 of tax benefit. In December 2003 we closed on the sale, yielding net proceeds to us of $238,584.

                         LIQUIDITY AND CAPITAL RESOURCES

        From inception through June 30, 2004, we have used $34.9 million in cash in our operating activities. The principal factor in this use of cash has been our net loss, which aggregated $42.8 million from November 1, 2000, the inception date of Vyteris, Inc., through June 30, 2004. Our cumulative net loss, in turn, has resulted principally from the expenditures we have incurred in our research and development efforts.

        From inception through June 30, 2004, we used $2.6 million of cash in investing activities, reflecting purchases of equipment, the most expensive of which is our manufacturing line. We have nearly completed the payments -- $1.6 million paid by June 30, 2004 of the total purchase price of $1.8 million -- on our second automated manufacturing line. We can expect a significant increase in equipment purchases when and if it becomes necessary to add additional manufacturing capacity.

        We have funded our operations and equipment purchases through our financing activities, producing $40.5 million in net cash from inception through June 30,

2004. Our principal stockholder, STSG, contributed $9.0 million at our inception; we used those funds to fund our initial operations after we acquired the transdermal systems unit of Becton Dickinson from Becton Dickinson. From that time until 2004, STSG remained our principal source of capital. During 2002 we financed our operations through the issuance of $9.7 million of convertible debt to STSG and other related parties, as well as through a $0.5 million equity investment by B. Braun and an up-front license fee payment by B. Braun of $0.3 million. During 2003, we issued $10 million of convertible debt and $2.9 million of secured debt to STSG and other related parties.

        On March 31, 2004, we consummated a transaction with STSG and a related entity to improve our balance sheet. We issued to STSG and such related party an aggregate of 23 million shares of Vyteris, Inc. common stock, and 7.5 million shares of Vyteris, Inc. Series C convertible preferred stock in exchange for (i) the cancellation of $20.4 million principal amount of convertible, secured promissory notes, $2.9 million principal amount of secured promissory notes and $2.6 million of accrued and unpaid interest, (ii) the return of 3,000,000 shares of Vyteris, Inc. Series B convertible preferred stock and (iii) the cancellation of warrants to purchase 2,035,000 shares of Vyteris, Inc. common stock. This transaction reduced our debt by approximately $25.9 million, increased our preferred stock by approximately $4.6 million and increased our common sock and paid-in capital by approximately $21.3 million. On the same date, we completed a 1:4 reverse stock split of the Vyteris, Inc. common stock. All Vyteris, Inc. share figures presented in this prospectus give retroactive effect to that stock split.

        During March, April and May, 2004, we issued $8.0 million of bridge notes, maturing December 31, 2004. Additionally, $0.5 million principal amount of convertible debt issued to related parties in the first quarter of 2004 converted into that financing. Spencer Trask Ventures, Inc., a related party to STSG, acted as placement agent in that transaction and received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,549,250 shares of Vyteris, Inc. common stock at $1.00 per share as compensation for acting as placement agent. We also issued warrants to the investors to purchase 4,248,750 shares of Vyteris, Inc. common stock at an exercise price of $1.00 per share. During September 2004 the $8,497,500 of bridge notes converted into a total of 8,497,500 shares of Vyteris, Inc. common stock.

        In an offering consummated in September 2004, Vyteris, Inc. received gross proceeds of approximately $15 million -- including debt incurred in September 2004 which was subsequently converted into equity -- upon the sale of Vyteris, Inc. common stock and warrants. We issued to the investors a total of 10,040,076 shares of Vyteris, Inc. common stock and also issued warrants to the investors to purchase 2,510,019 shares of Vyteris, Inc, common stock at an exercise price of $1.875 per share. Spencer Trask Ventures, an affiliate of STSG, acted as one of two placement agents in that offering. The placement agents received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,510,019 shares of Vyteris, Inc. common stock at $1.50 per share as compensation for acting as placement agents.

        In September 2004, we entered into a credit facility with affiliates of Spencer Trask. The credit facility enables us to borrow up to the lesser of $5.0 million or the sum of qualifying accounts receivable and inventory. At present, our qualifying accounts receivable and inventory are DE MINIMUS, pending commencement of the commercialization of our first product.

        We evaluate our liquidity in terms of quick capital. Quick capital is calculated by adding our cash and accounts receivable balances and subtracting our accounts payable and accrued liability balances, excluding interest and other amounts payable to related parties. We have used quick capital as our primary liquidity metric, rather than the more traditional working capital metric, because a substantial portion of our financing to date has been debt in the form of short-term, convertible debt. As of December 31, 2003, we had a cash balance of $2.3 million and quick capital of $0.8 million. As of June 30, 2004, we had a cash balance of $3.0 million and quick capital of $1.3 million.

        Our cash positions as of December 31, 2003 and June 30, 2004 were not sufficient to fund our ongoing operations. We intend to use the net proceeds from Vyteris' September 2004 offering and the funds available to us under the working capital facility to cure that insufficiency.

        We expect that the internal and external costs of complying with the Sarbanes-Oxley Act of 2002 will be substantial.

        We expect to devote substantial resources to scale-up the manufacturing process for our LidoSite product and to continue the development of our infertility and migraine products. Our funding requirements will depend on numerous factors, including

    o the shipments of our initial product, LidoSite, which are expected to begin in the fourth quarter of 2004;

    o the time required for us to install our second manufacturing line and to have that line become operational;

    o our ability to enter into development partnerships with pharmaceutical companies;

    o   the results of the development activities on our planned new products;
        and

    o the cost involved in preparing, filing, prosecuting, defending, maintaining and enforcing patent claims and other patent related costs.

        We expect that our current cash, together with the funds to be made available to us under the working capital facility, will be sufficient to finance our operations at least through September 2005. We may need to raise additional funds, however, in order to fund operating contingencies, to develop new applications of our technologies, to respond to competitive pressures and/or to acquire or invest in complementary businesses, technologies or services. Additional funding may not be available on favorable terms or at all.

                  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        Ernst & Young LLP is the independent auditor for Vyteris, Inc. and has been since Vyteris, Inc. was incorporated in 2000. By virtue of the Treasure Mountain/Vyteris, Inc. merger, there was deemed to have been a change in Treasure Mountain Holding's certifying accountants. On November 10, 2004 the audit committee of Treasure Mountain Holding's Board of Directors approved the engagement of Ernst & Young as its independent auditors for the fiscal year ending December 31, 2004 to replace Madsen & Associates.

        Madsen & Associates served as Treasure Mountain Holding's certifying accountants with respect to the financial statements for the year ended December 31, 2003. As noted in Treasure Mountain Holding's Annual Report on Form 10-KSB for the year ended December 31, 2003, the firm of Sellers and Andersen, LLC served as Treasure Mountain Holding's independent certifying accountants for the prior year. As reported in Treasure Mountain Holding's Annual Report on Form 10-KSB for the year ended December 31, 2003, there were no disagreements with Sellers & Andersen on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Sellers & Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with its report on the financial statements. Further, during 2004 there have been no disagreements with Madsen & Associates on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference to the subject matter of the disagreement in connection with its report on the financial statements. Further, for 2002 and 2003 and through November 5, 2004, there were no reportable events as defined in the SEC's Regulation S-KB, Item 304 (a)(1)(iv).

        Audit reports of Sellers & Andersen and of Madsen & Associates for Treasure Mountain Holding's 2002 and 2003 year-end financial statements contained a modification expressing substantial doubt as to Treasure Mountain/s ability to continue as a going concern.

        We previously requested Madsen & Associates to furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter dated November 5, 2004 was filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed on November 5, 2004.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

        The unaudited pro forma consolidated balance sheet as of June 30, 2004 and the unaudited pro forma consolidated statements of income for the year ended December 31, 2003 and the six months ended June 30, 2004, combine the historical financial statements of Treasure Mountain with Vyteris, Inc. after giving effect to the Treasure Mountain/Vyteris, Inc. merger by recording the transaction as the issuance of Vyteris, Inc. stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Pro forma adjustments to the balance sheet are computed as if the transaction occurred at June 30, 2004, while the pro forma adjustments to the statements of operations are computed as if the transaction occurred on January 1 of each period presented.

        The following unaudited pro forma condensed consolidated financial information gives effect to the $15,000,000 private placement of units completed by Vyteris, Inc. on September 29, 2004, the conversion of the $8,497,500 principal amount of convertible secured promissory notes payable into 8,497,500 shares of Vyteris, Inc. common stock, the exchange of Vyteris, Inc. Series A convertible, redeemable preferred stock for 666,667 shares of Vyteris, Inc. common stock and common stock purchase warrants, the exchange of a Becton Dickinson note for 166,667 shares of Vyteris, Inc. common stock, common stock warrants and cash, the issuance of 1,000,000 shares of Vyteris, Inc. common stock as consideration for the commitment to provide up to $5,000,000 in working capital loans and the Treasure Mountain/Vyteris, Inc. merger, including the 4.19 to 1 conversion of 45,220,888 Vyteris, Inc. shares into 189,475,520 shares of Treasure Mountain common stock. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Treasure Mountain would actually have been if the Treasure Mountain/Vyteris, Inc. merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Treasure Mountain for any future period or as of any date.

        The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004, was prepared by combining the balance sheet as of June 30, 2004 of Treasure Mountain with the balance sheet of Vyteris, Inc. as of June 30, 2004, giving effect to the Treasure Mountain/Vyteris, Inc. merger as if it occurred on June 30, 2004.

        The unaudited condensed consolidated statements of operations for the periods presented were prepared by combining Treasure Mountain's statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 with the statements of operations of Vyteris, Inc. for the same periods, giving effect to the Treasure Mountain/Vyteris, Inc. merger as if it occurred on January 1 of each period.

        The historical financial information regarding Treasure Mountain for the year ended December 31, 2003 has been derived from the audited financial statements of Treasure Mountain for the year ended December 31, 2003 included elsewhere in this prospectus. The historical financial information regarding Treasure Mountain for the six months ended June 30, 2004 has been derived from the unaudited financial statements of Treasure Mountain for the six months ended June 30, 2004 included elsewhere in this prospectus. The historical financial information regarding Vyteris, Inc. for the year ended December 31, 2003 has been derived from the audited financial statements of Vyteris, Inc. for the year ended December 31, 2003, included elsewhere in this prospectus. The historical financial information regarding Vyteris, Inc. for the six months ended June 30, 2004 has been derived from the unaudited financial statements of Vyteris, Inc. for the six months ended June 30, 2004, included elsewhere in this prospectus.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED
                                                         AS OF JUNE 30, 2004


                                                 TREASURE                           ADJUSTMENT
                                                 MOUNTAIN         VYTERIS, INC.      REFERENCE        ADJUSTMENTS       COMBINED
                                              --------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                  $        1,454      $  2,989,979            (1)        $ 12,793,724      $ 15,535,157
                                                                                          (2)            (250,000)
   Accounts receivable                                     -            32,500                                               32,500
   Prepaid expenses                                        -           354,388                                              354,388
   Accrued interest receivable                             -             1,704                                  -             1,704
                                              -----------------------------------                  ---------------------------------
Total current assets                                   1,454         3,378,571                         12,543,724        15,923,749

Equipment, net                                             -         2,871,712                                  -         2,871,712
Deferred financing costs                                   -         1,757,692            (3)           1,275,000         1,275,000
                                                                                          (4)          (1,757,692)
Deferred offering costs                                    -           258,610            (1)            (258,610)
                                              -----------------------------------                  ---------------------------------
Total assets                                  $        1,454      $  8,266,585                       $ 11,802,422      $ 20,070,461
                                              ===================================                  =================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                           $        3,570      $    911,302                                         $    914,872
   Accrued expenses                                        -           640,816                                              640,816
   Interest payable                                        -           194,331                                              194,331

   Deferred revenue                                        -           300,000                                              300,000
   Due to related party                                    -            71,587                                               71,587
   Short-term debt                                    12,167         6,430,297            (2)            (500,000)          512,167
                                                                                          (4)          (5,430,297)
   Current portion of capital lease obligation                          19,824                                               19,824
                                              -----------------------------------                  ---------------------------------
Total current liabilities                             15,737         8,568,157                         (5,930,297)        2,653,597

Capital lease obligation, less current portion             -            19,429                                               19,429
Preferred stock:
     Series A convertible                                  -           333,333            (2)            (333,333)                -

     Series C convertible                                  -         7,500,000                                            7,500,000
Stockholders' deficit:
   Common stock                                        3,392             2,485            (1)               1,004            19,289
                                                                                          (2)                  83
                                                                                          (3)                 100
                                                                                          (4)                 850
                                                                                          (5)              (3,392)
                                                                                          (6)              14,767

   Additional paid-in capital                        742,379        34,709,950            (1)          12,534,110        52,744,915
                                                                                          (2)             583,250
                                                                                          (3)           1,274,900
                                                                                          (4)           3,671,755
                                                                                          (5)            (756,662)
                                                                                          (6)             (14,767)

   Deferred compensation                                               (87,394)                                             (87,394)
   Accumulated deficit                              (760,054)      (42,779,375)           (5)             760,054       (42,779,375)

                                              -----------------------------------                  ---------------------------------
Total stockholders' (deficit) equity                 (14,283)       (8,154,334)                        18,066,052         9,897,435
                                              -----------------------------------                  ---------------------------------
Total liabilities and stockholders' deficit   $        1,454      $  8,266,585                       $ 11,802,422      $ 20,070,461
                                              ===================================                  =================================

        NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

VYTERIS, INC. PRE-MERGER TRANSACTIONS WHICH WERE PRE-CONDITIONS TO COMPLETION OF THE MERGER

NOTE 1. To record the issuance of 2,510,019 units, each unit consisting of four shares of Vyteris, Inc. common stock and a warrant to purchase one share of Vyteris, Inc. common stock, for approximately $12.8 million in cash ($15.1million net of $1.9 million of placement agent fees and non-accountable expenses and $.525 million of other expenses related to the transaction) based upon the assumption the transaction occurred as of June 30, 2004.

NOTE 2. To record the redemption of 333,333 outstanding shares of Series A convertible, redeemable preferred stock and a $500,000 principal amount Becton Dickinson convertible note for 833,333 shares of Vyteris, Inc. common stock, common stock warrants and cash based upon the assumption the transaction occurred as of June 30, 2004.

NOTE 3. To record the issuance of 1,000,000 shares Vyteris, Inc. common stock as a cost to establish a $5 million working capital facility based upon the assumption the transaction occurred as of June 30, 2004.

NOTE 4. To record the conversion of $8,497,500 aggregate principal amount of convertible secured promissory notes to 8,497,500 shares of Vyteris, Inc. common stock.

MERGER TRANSACTION

NOTE 5. To record the elimination of Treasure Mountain equity as a result of the combination.

NOTE 6. To record the 4.19 to 1 conversion of Vyteris, Inc. common shares to Treasure Mountain common shares and the related adjusted par value.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                                                   SIX MONTHS ENDED JUNE 30, 2004


                                                 TREASURE                           ADJUSTMENT
                                                 MOUNTAIN         VYTERIS, INC.      REFERENCE        ADJUSTMENTS       COMBINED
                                              --------------------------------------------------------------------------------------

   Revenues                                    $          --    $         60,000                                      $      60,000

Operating expenses:
   Research and development                               --           5,233,696                                          5,233,696
   General and administrative                         64,454           1,487,535                                          1,551,989
                                              -----------------------------------                  ---------------------------------
Total operating expenses                              64,454           6,721,231                                          6,785,685

Interest income                                           --              (5,763)                                            (5,763)
Interest expense                                         209           2,648,150        (1)              (2,013,631)      4,534,068
                                                                                        (2)                 (19,945)
                                                                                        (3)               3,919,285
                                              -----------------------------------                  ---------------------------------
Net loss                                       $     (64,663)   $     (9,303,618)                   $     1,855,709   $ (11,253,990)
                                              ===================================                  =================================

Basic and diluted net loss per share                                                                                  $       (0.08)
                                                                                                   =================================
Basic and diluted shares outstanding                                                                                    145,101,785
                                                                                                   =================================

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

VYTERIS, INC. PRE-MERGER TRANSACTIONS WHICH WERE PRE-CONDITIONS TO COMPLETION OF THE MERGER

NOTE 1. To record the effect on interest expense of the conversion of $8,497,500 aggregate principal amount of convertible secured promissory notes to 8,497,500 shares of Vyteris, Inc. common stock based upon the assumption that the debt was converted to capital at the date of the initial transaction.

NOTE 2. To eliminate the interest expense for the period January 1, 2004 to June 30, 2004 assuming that the exchange of the $500,000 principal amount Becton Dickinson convertible note for 166,667 shares of Vyteris, Inc. common stock, common stock warrants and $250,000 in cash based upon the assumption the transaction occurred as of January 1, 2004.

NOTE 3. To record the unamortized beneficial conversion feature as interest expense upon the conversion of the $8,497,500 convertible secured promissory notes.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                                                FOR THE YEAR ENDED DECEMBER 31, 2003


                                                 TREASURE                           ADJUSTMENT
                                                 MOUNTAIN         VYTERIS, INC.      REFERENCE        ADJUSTMENTS       COMBINED
                                              --------------------------------------------------------------------------------------

Revenues                                       $       2,297   $        200,000                                       $     202,297

Operating expenses:
   Research and development                                -          8,734,871                                           8,734,871
   General and administrative                         30,247          2,454,922          (1)               425,000        2,910,169
                                              -----------------------------------                  ---------------------------------
Total operating expenses                              30,247         11,189,793                            425,000       11,645,040

Interest income                                            -             (5,775)                                             (5,775)
Interest expense                                         144          1,787,143          (2)               (20,055)       1,767,232
                                              -----------------------------------                  ---------------------------------
Net loss before state income taxes                   (28,094)       (12,771,161)                           (20,055)     (13,204,200)
Benefit from state income taxes                            -            238,584                                             238,584
                                              -----------------------------------                  ---------------------------------
Net loss                                       $     (28,094)  $    (12,532,577)                    $     (404,945)   $ (12,965,616)
                                              ===================================                  =================================

Basic and diluted net loss per share                                                                                  $       (0.13)
                                                                                                   =================================
Basic and diluted shares outstanding                                                                                     93,360,517
                                                                                                   =================================


NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

MERGER TRANSACTION

NOTE 1. To record $.425 million of expenses related to the reverse merger transaction based upon the assumption the transaction occurred as of January 1, 2003.


VYTERIS, INC. PRE-MERGER TRANSACTIONS WHICH WERE PRE-CONDITIONS TO COMPLETION OF THE MERGER

NOTE 2. To eliminate the interest expense for the period July 1, 2003 to December 31, 2003 assuming that the exchange of $500,000 principal amount of Becton Dickinson convertible note for 166,667 shares of common stock, common stock warrants and $250,000 in cash based on the assumption the transaction occurred on the issue date, July 1, 2003.

                                  OUR BUSINESS

OVERVIEW

        We have developed and produced the first intelligent, pre-filled, active transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to non-invasively administer certain small molecule, peptide, and protein therapeutics in a wide range of programmed doses, both systemically and locally. We believe the control and convenience enabled by our technology has the potential to:

                o       improve therapeutic outcomes;

                o       reduce side-effects;

                o       increase patient compliance; and

                o       improve overall cost-effectiveness of drug therapies.

        On May 6, 2004, we received approval from the FDA to commercially launch our first product, LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. We have entered into a marketing agreement with B. Braun to act as our exclusive, worldwide sales and marketing distributor for LidoSite. We expect to commence shipments of our LidoSite product to B. Braun during the fourth quarter of 2004 and we expect sales by B. Braun to commence during the first quarter of 2005. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures.

        We have identified over 90 other FDA-approved drugs to which our drug delivery technology might be applied. We are focusing our development efforts on a number of drugs within this group that target large potential markets and for which our technology may offer significant therapeutic, economic or lifestyle advantages over existing drug delivery methods. In addition to LidoSite, we have initiated development of two other products -- one to deliver a drug therapy for female infertility and one to deliver a drug therapy for migraine headaches. We believe that our drug delivery technology may significantly improve the effectiveness of those already-marketed drugs. We also have a third product, at an earlier stage of development, for the active transdermal delivery of a currently-marketed therapeutic drug to treat Parkinson's disease.

        We recently entered into an agreement with a leading pharmaceutical company in women's health with respect to the development, licensing and marketing of a female infertility therapy product based on our technology.

        Our LidoSite product consists of single-use, disposable patch containing a medication, lidocaine, and a small, re-usable and programmable electronic dose controller. Our compact system can be pre-programmed to deliver medication in numerous delivery profiles, from a single large dose to multiple timed and variable doses. We expect that our additional products will be similarly constituted and that these advantages may increase the potential markets for targeted therapeutics, and in some cases create new markets.

        The intellectual property that we own is based on significant improvements we have made to electrotransport, sometimes called iontophoresis, technology during our 14 years of research and development, 11 of which were as a division of Becton Dickinson. We have a portfolio of U.S. and international issued patents. A significant portion of our intellectual property relates to the design and manufacture of our proprietary disposable, active transdermal patches and electronic dose controllers.

TECHNOLOGY

        OVERVIEW OF ELECTROTRANSPORT

        Electrotransport, or more specifically iontophoresis, is an active transdermal drug delivery process by which drugs can be transported through the skin, for local or systemic therapeutic applications, by applying a low-level electrical current. This process differs significantly from passive transdermal drug delivery that relies on the slow, steady diffusion of small molecule drugs through skin. Passive drug delivery patches have applications in smoking cessation, birth control and hormone replacement therapy, and angina. Passive patches have been successfully commercialized because they provide a slow, steady release and avoid the blood level peaks and valleys associated with oral dosing. However, we believe that their applications are limited to a small number of drug compounds.

        By contrast, using active transdermal drug delivery -- iontophoresis -- certain drugs can be delivered through the skin many times faster than by passive transdermal patches. Moreover, this technology is programmable to allow a variety of different dosing profiles. For example, active transdermal delivery can non-invasively duplicate the steady or periodic delivery patterns of intravenous infusion.

        Our proprietary drug delivery technology offers the potential to expand the applications for transdermal patches to a broader array of drugs across a wider variety of therapeutic indications. We believe that iontophoretic -- or active transdermal -- drug delivery retains the advantages of passive patches in that it is comfortable, non-invasive, easy to use, and convenient. In addition, because the drug is only delivered when the current is on, our iontophoresis delivery system is precise, controllable, and programmable. We believe that these are distinct advantages for the administration of many drugs where achieving optimal blood levels will greatly improve therapeutic outcomes as well as reduce or eliminate side effects.

        THE VYTERIS APPROACH TO ELECTROTRANSPORT

        Our proprietary technology is the result of over 14 years of research and an investment of over $115 million while part of Becton Dickinson and after our acquisition from Becton Dickinson. Our goal, and the goal of the original developers of our technology at Becton Dickinson, was to fully realize the potential of iontophoresis by creating irritation-free, easy to use, wearable, low-cost, and disposable systems that would be specifically designed to improve the administration of certain drugs to address high-value unmet medical needs.

        We have developed a proprietary approach encompassing a series of significant improvements to iontophoretic drug delivery covering patch and controller design, drug formulation, commercial manufacturing and more. We have used this approach with our first product, our LidoSite product, which we expect to launch commercially with our distribution partner B. Braun in the near future: we expect to commence shipments of our LidoSite product to B. Braun during the fourth quarter of 2004 and we expect sales by B. Braun to commence during the first quarter of 2005. We believe our technology represents the first viable commercial approach to iontophoretic drug delivery and will enable the healthcare industry to take full advantage of its benefits.

        Many of our innovations center on the way we have approached designing and producing iontophoretic drug delivery patches. Our iontophoretic drug delivery patches are pre-filled with the drug during the manufacturing process, making them easy to use. Our patches are designed to be low cost and disposable after a single use. Further, we have designed our drug delivery patches so they could be quickly and cost-effectively mass-produced using automated systems, which we believe will provide us with substantial cost efficiencies as we scale up our operations. Our patch design enables us to produce patches that are small and discreet.

        To complement our patch design, we have approached the design of electronic controllers to ensure they can be small, wearable, simple to operate and programmable to handle simple as well as complex drug delivery routines. The dose controller contains a miniature battery and circuitry controlling delivery rate and is capable of recording information on the amount and time of drug delivered. We believe the controllability and programmability offered by our technology are distinct competitive advantages that will enable our products to deliver more consistent and predicable results for a broad range of existing and new drugs. Using this technology, we believe we can create a variety of cost-effective, wearable, drug delivery systems that are non-invasive, discreet and easy to use in both a clinical environment as well as for day-to-day self-medication programs such as hormone treatment and pain management.

        We have approached the design and development of our active transdermal drug delivery systems with the objective of maximizing overall delivery system efficiency while addressing commercial requirements for reproducibility, formulation stability, safety, convenience and low cost. To achieve this goal, our delivery system integrates proprietary and patented technology with commercially available, off-the-shelf components. We believe our active, transdermal approach offers a level of convenience, control and programmability not available with other methods of drug delivery, except with programmable intravenous infusion pumps. Our products can be programmed to precisely control the rate, dosage and pattern of drug delivery through the skin.

        We believe the key advantages of our drug delivery technology are:

        o HIGHLY CONTROLLABLE - Enables accurate control over dosage and duration of delivery - drugs can be delivered fast or slow, in a single dose or in several doses over time at selected intervals.

        o PROGRAMMABLE - Electronic controllers can be programmed to handle a wide variety of drug delivery dosage profiles with or without manual adjustment.

        o NON-INVASIVE AND COMFORTABLE - Achieves comparable results to injections and intravenous administrations without the pain, and therefore the anxiety, associated with those methods.

        o CONSISTENT AND RELIABLE - Enables highly controlled delivery of intended doses systemically or to a specified target area, producing predictable results.

        o BROADLY APPLICABLE - Potentially useful for delivery of a wide range of drugs, including certain protein or peptide-based biotechnology compounds.

        o VERIFIABLE - Our systems are capable of automatically capturing and storing information regarding the exact time and dosage of drug delivered. This information can be used in disease management to verify that patients comply with drug therapy regimens.

        We believe our active transdermal drug delivery by iontophoresis overcomes the limitations of traditional, passive transdermal delivery systems, such as patches or creams, that are slow to take effect, difficult to control, and useful for only a limited number of drugs with small molecular structures. Certain drugs can be delivered by iontophoresis many times faster than by passive transdermal patches.

        Our iontophoretic drug delivery systems have the potential to overcome many of the limitations associated with other drug delivery methods as well. Iontophoresis is capable of duplicating the steady or periodic delivery routines of intravenous infusion non-invasively - without the needle. Further, iontophoretic administration enables more precise control of drug delivery rates and dosages, generating more consistent and sustainable drug dosage levels than oral delivery methods. Further, because iontophoretic drug delivery is electronically controlled, drugs can be administered gradually over long periods of time, enabling a sustained-release or programmed delivery.

PRODUCTS

        After careful analysis of many FDA-approved drugs suitable for iontophoresis, we have, thus far, identified approximately 90 drugs where our technology may offer considerable therapeutic, economic or lifestyle advantages over existing methods of administration.

        From these candidates, we have selected four initial areas in which to concentrate our product development efforts:

        o       local anesthesia, our LidoSite product;

        o       female infertility;

        o       migraine; and

        o       Parkinson's disease.

We have signed a worldwide marketing and license agreement with B. Braun for our first product, our LidoSite product. We recently signed a second agreement, a development, licensing and marketing agreement for a female infertility product with a leading pharmaceutical company in woman's health. We plan to initiate clinical studies for our female infertility and migraine products in 2004, and in 2005 for the Parkinson's disease product. There are several other products for treatment of osteoporosis, deep vein thrombosis, congestive heart failure, nausea and muscular dysfunction for which we are analyzing market need, technical feasibility and degree of difficulty in developing.

FIRST COMMERCIAL PRODUCT: LIDOSITE

        Many patients, parents, and medical professionals see the pain of needle insertion as a significant concern. Pharmaceutical companies are developing products, including pulmonary insulin, nasal flu vaccine, and oral heparin, ostensibly to avoid needle-based administration. In a 2001 national survey by Omnital Bruskin Research, 63% of parents considered children's visits to the doctor uncomfortable, and 1 in 5 said the pain associated with needle injections was a major concern. According to Vyteris' internal research, There are over 250 million needle-stick procedures performed annually in U.S. hospitals, 33 million of which are pediatric, and an estimated 80 million pediatric immunization procedures performed in physicians' offices.

        In an attempt to numb the skin prior to needle-stick procedures, clinicians have used local anesthesia products based on passive transdermal technology -- i.e., patches and creams. Such products have enjoyed some commercial success but have significant drawbacks because they are very slow to take effect -- 60 to 90 minutes -- and achieve limited depth of anesthesia.

        Our LidoSite product uses our iontophoretic drug delivery technology to achieve more rapid, deep local anesthesia prior to needle-stick procedures. We have received FDA approval to begin selling our LidoSite product in the United States and expect to begin shipments of our LidoSite product to B. Braun, our marketing partner for that product, in the fourth quarter of 2004.

        Our LidoSite product uses iontophoresis to deliver lidocaine, along with a small quantity of a vasoconstrictor, epinephrine. Epinephrine accelerates the onset of anesthesia and extends the duration of pain reduction. The system comprises a flexible, integrated, pre-filled drug patch and a small reusable battery-powered, wearable electronic dose controller. Placebo-controlled clinical studies have shown that use of our LidoSite product will significantly reduce the pain of both pediatric and adult needle-stick procedures, including blood draws and intravenous catheter insertions, as well as other skin incision or puncture procedures.

        Our agreement with B. Braun calls for Vyteris to be responsible for manufacturing and to share a substantial portion of the revenue from the sale by
B. Braun of our LidoSite product. B. Braun will be responsible for marketing, distribution and international registration. B. Braun, a multinational medical products company based in Melsungen, Germany, has over $2.7 billion in worldwide revenue, and operates in over 50 countries with more than 28,000 employees. B. Braun is a U.S. market leader in regional anesthesia products with a U.S. sales force comprised of 100 dedicated sales representatives and more than 1,000 sales representatives through its distributor network. B. Braun markets a wide variety of healthcare products including infusion pumps, medical filters, needle-free intravenous systems, wound care products, hemodialysis control systems, surgical and anesthesia trays used for pain control, catheters, urological solutions and other medical and surgical supplies. We believe that B. Braun's focus on pain management, critical care and anesthesia products and its global marketing reach make it an excellent distribution partner for our LidoSite product.

        TARGET MARKETS FOR OUR LIDOSITE PRODUCT

        We believe the need for rapid dermal anesthesia is present in a broad and diverse array of market segments. The roll out of market adoption is planned to occur in four phases:

                o U.S. HOSPITALS - Projected launch in the first quarter of 2005. We believe that B. Braun is positioning our LidoSite product for use with pediatric patients, 5-17 years old, and adults in hospitals to provide local dermal anesthesia prior to intravenous therapy starts, blood draws and other similar needle stick procedures.

                o OTHER U.S. MARKETS - Planned launch in 2005. These markets include dermatological and medical clinics.

                o       FOREIGN MARKETS - Planned launch in 2006.

                o U.S. IMMUNIZATION MARKET - Planned launch in 2007. Targeted for children younger than five years, we intend to conduct clinical trials and apply to the FDA to extend our labeling to the younger segment to be able to serve more of the market for clinic and physician-office based immunizations, of which we estimate there are approximately 80 million performed annually in the U.S., based on birthrate statistics from the Department of Health and Human Services.

        KEY ADVANTAGES OF OUR LIDOSITE PRODUCT

        We believe that our LidoSite product will have substantial advantages over other local anesthesia products available on the market because our clinical trials have shown it consistently prevents pain to a greater depth, thereby being useful for a wider range of procedures, reliably takes effect within 10 minutes as compared to 60 to 90 minutes for passive patches or creams, and is easy to use.

        TRENDS SUPPORTING THE MARKET OPPORTUNITY FOR OUR LIDOSITE PRODUCT

        Currently, the principal means of administering local dermal anesthesia, such as lidocaine, is by needle injection, which is fast, effective and long lasting. However, lidocaine injection, although widely-used for adult dermatological procedures, such as skin biopsy, and prior to the placement of large-bore hypodermic needles, such as for spinal punctures, is rarely used in children for the many routine needle-sticks associated with blood draws, intravenous catheter insertions and immunization.

        The unmet clinical need for an alternative to lidocaine injection is evidenced by the market acceptance of a topically applied lidocaine cream, EMLA(R), marketed by Astra

Zeneca. EMLA was introduced in 1997. According to IMS, sales of EMLA have increased each year since its introduction and approached $80 million in 2002. According to the JOURNAL OF THE AMERICAN ACADEMY OF DERMATOLOGY (April, 2001), EMLA takes 60 to 90 minutes to achieve anesthesia. Despite this, EMLA has gained widespread acceptance as an alternative to lidocaine injection, especially in pediatric hospitals and clinics. Even when EMLA is given enough time to become effective -- that is, 60-90 minutes -- anesthesia is limited to a depth of 2-3 mm according to the JOURNAL OF THE AMERICAN ACADEMY OF DERMATOLOGY (April,
2001). Vyteris believes the onset time required and the depth of anesthesia achieved makes this product less suitable or impractical for many potential applications. Yet, despite the many drawbacks to EMLA, it has captured significant market share and growth since its introduction. Vyteris believes this is primarily due to its being the only legitimate alternative to an injection of lidocaine for topical anesthesia. Clinical trials have shown that our LidoSite product offers:

                o       a significantly shorter onset time -- 10 minutes;

                o       greater depth of anesthesia -- 6-10 mm; and

                o       better efficacy.

We anticipate that our LidoSite product will be priced competitively with EMLA on a per procedure basis.

ADDITIONAL PRODUCT PIPELINE

        FEMALE INFERTILITY

        We are in the early stages of development of an iontophoretic system for treatment of female infertility, designed to deliver an FDA-approved hormone which induces ovulation when delivered in short, timed pulses throughout the day and night. Current delivery methods are injection and intravenous pumps. These products, although effective, are extremely inconvenient, costly and invasive. To be effective, medication must be delivered in multiple daily doses for 14 days during a female's 28-day cycle. Women seeking the benefits of this therapy must either receive multiple injections per day or wear an uncomfortable intravenous pump. We believe that our potential infertility product would offer the possibility of administering this hormone in multiple transdermal pulses automatically, around the clock, in a convenient and comfortable manner.

        According to a 2002 study from Business Communications Company, Inc., the total US market for the treatment of infertility was $2.1 billion in 2001 and is expected to grow to $5.2 billion in 2006. With a multinational pharmaceutical company specializing in woman's health, we have already completed pre-clinical testing of this product and have demonstrated the feasibility of delivering multiple infusions of this hormone via iontophoresis through IN VIVO animal studies. Our data demonstrates that we can achieve blood hormone levels using pulsed iontophoretic delivery that are comparable to that achieved by multiple injections. We recently signed a development, licensing and marketing agreement with this pharmaceutical company for a specific FDA-approved hormone. We plan to begin Phase I clinical studies for this potential infertility product in 2005.

        MIGRAINE

        The treatment of migraine requires rapid onset of medication. A class of compounds known as "triptans" is currently considered the best treatment. We believe that a significant opportunity exists to improve the efficacy of triptan therapy for migraines by changing the method and profile of drug delivery. Taken orally, triptans often fail to deliver sufficient quantities of medication in the short time frame required to optimally treat migraine onset. Further, they often fail to prevent the second episode, known as recurrence, that many migraine patients suffer within 12 to 18 hours after a first attack. Our technology's programmed delivery capability allows rapid delivery, to combat the initial onset, followed by a steady low-level maintenance dose, to combat recurrence. This can be accomplished automatically in a non-invasive, convenient product. We know of no other product in the market or under development with this dual capability. This profile of delivery represents a unique and significantly improved therapy and Vyteris believes it could be a potentially effective way of preventing recurrence.

        According to The Gale Group (PRNewswire, June 1999), approximately 23 million people in the U.S. suffer from severe migraine headaches. According to a report from Decision Resources, sales of prescription drugs to treat migraine totaled approximately $1.9 billion in 1999 in the world's largest pharmaceutical markets, the U.S., the United Kingdom, France, Germany, Italy and Spain. That report also estimated that such sales would grow to $3.1 billion by 2009. Many who suffer from migraine claim they cannot work or function during an attack; others feel extremely ill or depressed. We believe that being able to deliver a rapid dose followed by a steady, low-level maintenance dose non-invasively, over an extended period, would benefit many migraine suffers. We initiated Phase I clinical investigations of a migraine product in July of 2004.

        PARKINSON'S DISEASE

        Parkinson's disease is a progressively debilitating illness, which breaks down areas of the brain that are thought to control the coordination of body movements. While the cause of this disease is unknown, the neurophysiological reason for the symptoms is the reduced availability of the neurotransmitter dopamine in the areas of the brain attacked by the disease.

        Parkinson's is generally treated with dopamine or drugs that stimulate dopamine production called dopamine agonists, either alone or in combination. There are significant disadvantages and side effects associated with the oral delivery of dopamine agonists. We believe these side effects can be greatly reduced with our drug delivery technology. We have conducted preliminary research with a drug commonly used in the treatment of Parkinson's disease. We believe that active transdermal administration of this drug would provide a safe vehicle for delivery at levels beyond those that can be safely obtained by oral administration. Bypassing the gastro-intestinal tract could reduce the incidence of nausea, and stable plasma concentration could reduce the incidence of hallucination and nightmare. In addition, use of a once-a-day patch, in lieu of orally dosing three times per day, may improve patient convenience and compliance and may provide greater flexibility and control of dosing.

        According to the National Parkinson Foundation, Inc.'s website, as many as 1.5 million Americans are currently afflicted with Parkinson's. This number is expected to grow to 2 million in 2005.

        OTHER THERAPEUTIC AREAS

        We believe that the ability to provide painless, non-invasive programmable medication delivery has wide applicability in a variety of healthcare settings and for a wide variety of compounds and therapies. We have identified approximately 90 compounds that could be capable of being delivered by our transdermal system, and our research and business development efforts are geared towards quantifying the opportunities and moving forward with the most promising of them. Examples of additional opportunities are: osteoporosis, deep-vein thrombosis, nausea, muscular dysfunction and congestive heart failure.

OUR STRATEGY

        Our goal is to exploit our proprietary technology through the development and commercial introduction of a number of successful products incorporating pharmaceuticals into our drug delivery systems. Our business strategy is to identify unmet medical needs, define products that address those needs, evaluate the market potential of the defined products, develop such products through an appropriate clinical stage, partner with strong marketing companies, complete the development of such products in collaboration with our partners, manufacture such products, and commercially launch such products through our marketing partners.

        We focus our efforts on applying our platform technology in therapeutic areas where our approach to drug delivery can substantially improve a drug therapy, offering therapeutic, economic and lifestyle advantages over existing methods of delivering the same drug. We intend to partner with pharmaceutical and other healthcare companies that are market leaders in the specific therapeutic areas and which can provide immediate market access and financial support during the later stages of clinical studies. Currently, we are focused on FDA-approved drugs. We believe this approach reduces clinical risks and eliminates certain costly and time consuming pre-clinical and clinical studies, thereby shortening time to approval and materially reducing costs.

        To achieve our objectives, we plan to implement the following business strategy:

                o APPLY OUR DRUG DELIVERY TECHNOLOGY TO SPECIFIC THERAPIES WHERE IT CAN IMPROVE DELIVERY AND EFFICACY WHILE REDUCING SIDE EFFECTS. We plan to use our proprietary technology to create products that provide fundamental improvements in therapy, greatly improving drug efficacy, eliminating side effects, reducing patient discomfort and inconvenience, thereby improving compliance and lowering healthcare costs.

                        We believe our patented platform drug delivery technology is applicable to a broad range of pharmaceuticals, including small molecules as well as certain larger compounds and biotechnology-derived macromolecules, such as proteins and peptides. Our goal is to use our technology to develop pharmaceutical products that are programmable, non-invasive, safe and effective, as well as offer consistent, predictable and reproducible results.

                        We intend to develop pharmaceutical products based on FDA-approved drugs that can substantially improve the therapeutic value of drugs currently delivered by oral means, injection, infusion or other means; expand market penetration for existing therapeutics currently delivered by oral means, injection, infusion or other routes; extend existing patent protection or offer new patent protection, providing important competitive advantages to our strategic partners and ourselves; and enable the commercialization of drugs or therapies that cannot be effectively administered through other drug delivery methods.

                o REDUCE DEVELOPMENT RISK AND COSTS BY FOCUSING ON APPROVED DRUGS. We plan to focus on drugs with proven safety and efficacy and that are approved for marketing by the FDA, but which have certain limitations in their existing delivery forms. We believe that working primarily with drugs that have demonstrated safety and efficacy reduces our technical risks and development costs and we believe we will be able to bring new products to market faster.

                o RETAIN CONTROL OF PRODUCT DEVELOPMENT. In most cases, we plan to develop products through to at least proof of concept in humans before strategic partnering, thereby establishing more value for our products. We believe this will put us in a stronger position to negotiate marketing agreements with prospective partners that will provide more value to us. We also plan to retain control of product development after partnering through to commercial introduction. By retaining control of product development we believe we will be able to retain a more significant share of product revenues.

                o DEVELOP MARKETING ARRANGEMENTS WITH LEADERS IN SPECIFIC THERAPEUTIC AREAS. We will seek marketing and late stage development partnerships with pharmaceutical companies that can provide established, significant market access as well as finance late stage clinical trials. Generally, we will expect our partners to handle sales, marketing and distribution while we retain manufacturing responsibility.

                o CONCENTRATE ON THERAPEUTIC AREAS WITH LARGE MARKETS. We intend to focus on areas where we believe the United States market potential for each of our products is at least $200 million annually and more than $300 million on a worldwide basis. We intend to target highly profitable market segments where we believe we can materially increase, or even create, the market.

                o MANUFACTURE COMPLETE PRODUCTS. We have established an experienced manufacturing team. A substantial portion of our intellectual property resides in the design and manufacturing of our proprietary products. We intend to formulate, manufacture and package the patches and outsource the manufacture of the controllers. By controlling manufacturing, we believe that we can retain a greater share of product revenues, better protect and enhance our intellectual property, position ourselves to establish manufacturing economies of scale, create capacity to support a number of product partnerships, control costs, assure high quality and oversee regulatory compliance.

                o EXTEND THE APPLICATION OF OUR TECHNOLOGY. We intend to continue to further the development of our technology, through university collaborations and licensing and technology collaborations, to extend the ability of our technology to deliver larger molecules, and other high-value applications. We intend to continue to seek patent protection in the U.S. and elsewhere for our technological advances.

CLINICAL STUDIES

        We have received FDA approval for the sale of our LidoSite product in the United States. Prior to receiving FDA approval, LidoSite underwent extensive clinical and laboratory testing, culminating in the completion of Phase III clinical studies in the fourth quarter of 2001. Those Phase III clinical studies involved 15 sites within the U.S. and over 1,000 human applications of our system, testing various aspects such as safety, wearability, pain sensation and reliability. Under the appropriate Investigative New Drug provision of the Food, Drug and Cosmetic Act, we conducted the following studies of our lidocaine system in humans.

        PHASE I CLINICAL STUDIES.

        Phase I clinical studies were initiated as early as 1995 and consisted of several series:

                o       design optimization;

                o       depth of anesthesia;

                o       pharmacokinetic study;

                o       effect of delivery site on analgesia;

                o       non-interference with diagnostic analytes; and

                o       comparison to EMLA lidocaine cream.

        PHASE II CLINICAL STUDIES.

        One study of 48 pediatric -- i.e., 5-18 years old -- patients was conducted in a major mid-west children's hospital to measure the pain sensation, or lack thereof, associated with actual clinical use of the Vyteris lidocaine system. The participants were patients that needed to receive a venipuncture because of the need to draw blood or the need to place an intravenous catheter. During these studies, which were randomized and placebo-controlled, clinical investigators noted pain scores during needle penetration. From these studies, we were able to conclude that the system could be used easily on these patients and a statistically significant pain reduction was noted over the placebo patches.

        PHASE III CLINICAL STUDIES.

        Vyteris conducted four Phase III clinical studies to demonstrate the efficacy and safety of our lidocaine delivery system when used for local dermal anesthesia on intact skin. These Phase III studies consisted of two large-scale placebo controlled pivotal studies and two supportive dermatological studies. In all, over 650 patients were evaluated in the four studies. The two pivotal studies consisted of a double-blind evaluation of our lidocaine delivery system in pediatric patients, ages 5 to 17, and a double-blind evaluation of the system in adult patients. In children aged 5 to 17 as well as adults, the study results demonstrated that those treated with our lidocaine delivery system reported significantly less pain associated with venipuncture or intravenous insertion compared to subjects treated with a placebo system.

REGULATORY STATUS OF OUR LIDOSITE PRODUCT

        Our LidoSite product is considered a "combination" product by the FDA, as it consists of a drug-filled patch and a device, our controller. For a combination product, approval by the FDA requires that a NDA and a 510(k) notification be submitted to the FDA. In addition, an acceptable Pre-approval Inspection, or PAI, of our facility, quality systems and data documentation by the FDA is required. We have reached the following milestones with respect to the FDA approval process of our LidoSite product:

                o JULY 25, 2003. We received an "approvable" letter from the FDA indicating that the NDA for the drug component of the LidoSite product -- i.e., the lidocaine-filled patch -- was approvable pending a successful PAI, submission of certain additional information requested by the FDA and final determination of labels and labeling.

                o AUGUST 20, 2003. Our 510(k) pre-market notification of the electronic dose controller was determined by the FDA to be substantially equivalent to prior marketed devices and, therefore, cleared for sale.

                o JANUARY 30, 2004. The FDA completed its PAI of our facility. As a result of that inspection, the FDA's New Jersey District office recommended that the NDA be placed in an approvable status.

                o MAY 6, 2004. We received approval from the FDA to commercially launch our LidoSite product in the United States.

COMPETITION

        Our LidoSite product, and any future products which we may develop, will likely compete with both conventional drug delivery methods and advanced drug delivery methods.

        CONVENTIONAL DRUG DELIVERY METHODS

        Traditionally, the pharmaceutical industry has relied on oral delivery and injection as the primary methods of administering drugs:

        o CONVENTIONAL ORAL METHOD. Conventional, oral drug dosage forms, such as pills and capsules, are the most common types of drug delivery. Oral drug delivery methods are easy to administer, but their efficacy can be limited because drugs must first pass through the digestive system and liver before being absorbed into the bloodstream. Orally delivered drug dosages must, therefore, be large to overcome the degradation that occurs in the gastrointestinal tract and liver. As a result, conventional oral dosage forms often produce higher initial drug levels than are required to achieve the desired therapeutic effects, thereby increasing the risk of side effects, some of which can be serious. Also, it is difficult to maintain therapeutically optimal drug levels using oral drug delivery methods. Further, oral drug delivery methods can require patients to follow inconvenient dosing routines, which may diminish patient compliance with self-medication schedules.

        o INJECTION METHODS. Injectable drug dosage forms generally provide rapid onset of therapeutic action and offer many of the same advantages as conventional oral drug dosage methods. Injectable drug delivery methods use needles, raising the possibility of needle-stick injuries, as well as the risk of infection to the caregiver and the patient. The use of needles also increases patient anxiety due to the pain of injection. Further, patients often find self-injectable therapies unpleasant. As a result, injected drugs for many chronic and subchronic diseases meet with varying degrees of patient acceptance and compliance with the prescribed regimens, which can lead to increased incidence of medical complications and potentially higher disease management costs. In addition, some elderly, infirm or pediatric patients cannot administer their own injections and require assistance, thereby increasing both the inconvenience to these patients and the cost of therapy.

        ADVANCED DRUG DELIVERY TECHNOLOGIES

        The limitations of conventional forms of drug delivery, such as oral and injection methods, have driven demand for advanced drug delivery alternatives that are safer, more effective and more convenient. Advanced drug delivery technologies have improved oral and injection methods as well as offering new means of administering drugs, such as through the skin and the respiratory system. Advanced drug delivery technologies include sustained release pills and injectables, passive transdermal patches, infusion pumps, as well as pulmonary, nasal and transmucosal methods. In some cases, these technologies offer better control over the release of drugs into the bloodstream, thereby improving therapeutic efficacy and reducing side effects and risks. In other cases, advanced drug delivery technologies make therapies easier to administer and support more complex therapeutic regimens. Innovative drug delivery technologies can offer many advantages over traditional methods, including ease of use and administration, greater control of drug concentration in the blood, improved safety and efficacy, improved patient compliance, expanded indications for certain therapies, and totally new therapies using drugs that cannot be delivered otherwise.

        The following is an overview of advanced drug delivery technologies and other alternative methods that could be direct or indirect competitors of our LidoSite product and any of our potential future products:

                o SUSTAINED RELEASE ORAL DOSAGE FORMS are designed to release the active ingredients of the drug into the body at either a predetermined point in time or at a predetermined rate over an extended period of time, but they generally do not provide rapid onset of action and may not achieve optimal bioavailability.

                o PASSIVE TRANSDERMAL PATCHES allow absorption of drugs through the skin and generally provide a convenient method of administering drugs at a steady rate over an extended period of time, but onset of action may take hours after application, and absorption of the drug may continue for hours after the patch is removed, which can increase side effects. Additionally, because human skin is an effective barrier, most drug formulations will not passively permeate the skin in therapeutic quantities. There is also an element of variability associated with passive transdermal systems due to variations in skin characteristics.

                o SUSTAINED RELEASE INJECTABLE PREPARATIONS allow conventional injectable drugs to be incorporated into a biodegradable material that is then injected and absorbed slowly into the surrounding tissue. These preparations reduce the frequency of injections by creating a small "depot" of the drug beneath the skin that is slowly absorbed by the body thus increasing the interval between injections. They can turn a conventional once-a-day injection into a once weekly or even longer regimen.

                o CONTINUOUS INFUSION PUMPS are small implantable or externally-worn battery-powered pumps that introduce drugs directly into the body, using a needle or catheter inserted into the subcutaneous tissue or directly into the blood stream or spinal space. They use conventional drugs, and provide rapid onset of action as well as sustained or programmed delivery of medication. These are costly, complex electromechanical devices reserved mostly for treatment of chronic conditions such as the delivery of insulin for certain diabetes patients and for chronic intractable pain management for the treatment of certain forms of spasticity.

                o PULMONARY AND NASAL METHODS. Both pulmonary, or inhalation, delivery and nasal sprays are designed to provide rapid onset of action or to deliver drugs that are not orally bioavailable. Variations in a user's respiratory tract can markedly affect the dose-to-dose effectiveness of inhaled drugs. Nasal sprays can cause irritation in some patients and can be difficult to administer in variable intranasal conditions. In addition, the patient cannot control dosage over a period of time, and patients and caregivers may have difficulty maintaining desired therapeutic effects.

                o TRANSMUCOSAL. Transmucosal technology enables drugs to be delivered through the body's mucosal surfaces. There are four means by which drugs can be delivered in this fashion: orally, nasally, rectally and vaginally. In limited situations, drug absorption through mucosal surfaces is effective because mucosal tissue is usually rich in blood supply, providing the means for rapid drug transport to the systemic circulation.

                o JET INJECTION. Jet injection drug delivery technology uses stored mechanical energy from either a spring or compressed gas cylinder to ballistically deliver a liquid or powder through the skin without a needle. Liquid jet injection has been used for many years with minimal success. A new technology allows the administration of small amounts of drugs in dry powder form through the skin using a specially engineered device, which propels the drug using a high-powered jet of helium gas. The gas accelerates the dry drug particles, enabling penetration of the skin.

        We expect that competition for our drug delivery products will come from current and future marketed products in our targeted therapeutic areas, drug delivery methods other than iontophoresis and other iontophoresis products.

        The attractiveness of the local anesthesia market has compelled new entrants to challenge EMLA's market share and expand the market still further. One company, Iomed, Inc., has introduced an iontophoretic lidocaine delivery system into the market that is faster-acting than EMLA. However, we believe that Iomed's product, marketed under the label Numby Stuff(R), is complex and difficult to administer. Numby Stuff uses two separate, large electrode patches: a drug patch and a grounding patch. The drug patch does not come pre-filled with the drug; rather, it must be saturated with a specific liquid formula of lidocaine called Iontocaine(R), which is drawn from a vial prior to use. Both electrode patches in the Numby Stuff system must then be manually connected to the power supply/controller using "alligator" clip wires. The electronic controller is a benchtop model that is manually controlled by a nurse or doctor and cannot be conveniently worn by the patient.

        A number of other advanced local anesthesia products are currently or potentially under development. AlgoRx Pharmaceuticals, Inc., a spinout of Powderject plc, for example, is developing a jet injection lidocaine delivery system that will use a high-powder jet of gas to propel a powder formulation of the drug through the skin. Other companies, such as Empi, Inc. and Life-Tech, Inc., have also developed iontophoretic systems similar to Iomed's Numby Stuff, but their systems are currently used with drugs other than lidocaine. We believe that the growing interest in local anesthesia products, despite their clinical limitations, is a positive indication of the healthcare industry's strong desire for an effective, non-invasive, local dermal anesthetic.

        Alza Corporation, a Johnson & Johnson subsidiary, with its E-TRANS(R) system, is the only other company known to have developed pre-filled iontophoresis technology. Alza has chosen a very different application -- delivery of an opiate-based product for systemic pain management -- for its first product. Alza has announced that it has received an "approvable" letter from the FDA. We believe that if there is eventual approval and market acceptance of Alza's first product, it would provide further validation of the potential value and utility of iontophoretic drug delivery, making this class of technology more attractive to the pharmaceutical and health-care industries.

        Birch Point Medical, a development stage company, currently markets in the U.S., through Smith and Nephew, a single use iontophoretic system called IontoPatch(TM), aimed at the physical therapy market. We believe that the IontoPatch product is not FDA-approved for any specific therapeutic indication and is not pre-filled with medication.

        Becton Dickinson has substantial insight into the potential applications of our drug delivery technologies, and our business model, as we were operated as a division of Becton Dickinson for over ten years. Further, Becton Dickinson had a designee on our Board of Directors until May 2001. Becton Dickinson is in the business of developing alternative drug delivery technologies and we may compete in the future with alternative technologies developed or acquired by Becton Dickinson.

INTELLECTUAL PROPERTY

        We protect our technological and marketing position in advanced transdermal drug delivery technology by filing U.S. patent applications and, where appropriate, corresponding foreign patent applications. Trade secrets and proprietary know-how are also part of our protective strategy. We also maintain confidential relationships with strategic partners, key vendors and outside experts. Our success will depend in part upon our ability to protect our proprietary technology from infringement, misappropriation, duplication and discovery. Our policy is to apply for patent protection for inventions and improvements deemed important to the success of our business. We have a portfolio of United States patents and foreign patents. We have approached the design and development of our active transdermal drug delivery systems with the objective of maximizing overall delivery system efficiency while addressing commercial requirements for reproducibility, formulation stability, safety, convenience and cost. To achieve this goal, our delivery systems integrate proprietary and patented technology with commercially available, off-the-shelf components.

        Iontophoresis, as a way of delivering drugs, has been well known for many years. Our patent portfolio consists of innovations that advance basic iontophoresis technology through:

                o       enabling more efficient electrode designs;

                o       drug formulations enhancing iontophoresis;

                o specific transdermal patch features allowing convenient use and low manufacturing cost;

                o electronic circuitry and program algorithms improving the safety and control of medication delivery; and

                o ability to deliver specific classes of molecules not previously possible.

        We believe these patented features provide for improved clinical performance and provide a competitive advantage in manufacturing cost and quality. Some areas in which we have a particular concentration of patents are components, designs and formulations resulting in little to no skin sensation during delivery, delivery of cell adhesion inhibitors via iontophoresis, creating safe, single-use patches that cannot be inadvertently reused, and patches that can be used with drugs having limited aqueous stability.

MANUFACTURING

        PATCH MANUFACTURING

        We have completed the design and development of all components of our single-use iontophoretic patches, including electrodes, printed circuitry, packaging and drug reservoirs. We have also designed, developed and constructed an automated manufacturing and assembly system for pre-commercial and commercial production of LidoSite patches. With this competency in place, we have the capability of developing and manufacturing other transdermal products.

        We plan to conduct our manufacturing in a 14,000 square foot section of our facility in Fair Lawn, New Jersey. We have developed and installed our first generation manufacturing line, which should provide sufficient capacity to meet the first year's demand. Additional capacity -- namely, a second automated manufacturing line -- is under construction at our equipment supplier, with whom we have a contract and to whom, as of June 30, 2004, we had made payment of approximately $1,600,000 out of a total cost of $1,800,000 for the machinery, which should provide us with sufficient capacity for up to three years. That machinery is scheduled for delivery during 2004. We design, develop and maintain our own manufacturing processes, but use third parties to build the automated assembly equipment and fabricate replacement parts when necessary. While we believe that we could install the second automated manufacturing line in our current facility, we are currently exploring the leasing of a second facility to be utilized as we expand our manufacturing capacity. Operation of a second facility could result in substantial expenditures. See "Risk Factors -- We cannot assure you that we will be able to continue manufacturing products from our current facility with our current equipment effectively, or in a cost-effective manner."

        ELECTRONIC DOSE CONTROLLER DEVELOPMENT AND MANUFACTURING

        To date, we have gained significant expertise in the design and development of miniature, wearable electronic dose controllers using commercially available, off the shelf components assembled onto miniature circuit boards. The controller that has been developed for LidoSite is a simple, single-pulse device initiated by the push of a button, which turns on the electric current for a ten-minute interval as it delivers the drug.

Sophisticated control circuitry senses the skin's electrical resistance and limits the amount of current that is delivered to a safe, comfortable level, thereby automatically adapting to a wide range of skin types and characteristics.

        Although we designed and developed the controller, have assembled several prototypes and own various patents on its design, we outsource manufacturing on a non-exclusive basis to a company specializing in contract manufacturing of electronic medical devices. In this way, we can use the knowledge and facilities of the supplier towards the goal of manufacturing a high-quality, cost-effective controller available in quantities sufficient to meet market demand. Manufacturing processes and electronic components for the controller are fairly standardized and widely available.

        Future versions of the dose controller for drugs other than lidocaine may incorporate features such as enhanced programmability, custom componentry including application specific integrated circuitry, or ASIC, chips, radio frequency and telemetry technology as the designs evolve to fit various therapeutic applications and lifestyle aspects of the patient.

GOVERNMENTAL REGULATION

        Under the United States Food, Drug and Cosmetic Act, "new drugs" must obtain clearance from the FDA before they can be marketed lawfully in the United States. Applications for marketing clearance must be based on extensive clinical and other testing, the cost of which is very substantial. Approvals -- sometimes including pricing approvals -- are required from health regulatory authorities in foreign countries before marketing of pharmaceutical products may commence in those countries. Requirements for approval may differ from country to country, and can involve additional testing. There can be substantial delays in obtaining required clearances from both the FDA and foreign regulatory authorities after applications are filed. Even after clearances are obtained, further delays may be encountered before the products become commercially available in countries requiring pricing approvals.

        Product development generally involves the following steps which are required by the regulatory process:

        o preclinical development, during which initial laboratory development and in vitro and in vivo testing takes place;

        o       submission to the FDA of an investigational new drug application
                (IND) for the commencement of clinical studies;

        o adequate and well-controlled human clinical trials -- Phase I, II and III studies --to establish the safety and efficacy of the product;

        o submission of an NDA to the FDA requesting clearance to market the product and comparable filings to regulatory agencies outside the United States if the product is to be marketed outside of the United States; and

        o clearance from the FDA -- and foreign regulatory authorities, if applicable --must be obtained before the product can be marketed.

        Medical devices are subject to comparable regulatory requirements..

        Each of these steps can take several years and can cost tens of millions of dollars. Failure to obtain, or delays in obtaining, regulatory clearance to market new products, as well as other regulatory actions and recalls, could adversely affect our financial results.

        The packaging, labeling and advertising of pharmaceutical products are also subject to government regulation. The FDA recommends preclearing advertising materials prior to the launch of a product, and the launch materials for products receiving an accelerated FDA clearance must be precleared by the FDA. With an accelerated FDA clearance, all labeling and advertising must be submitted to the FDA 30 days prior to use, unless the FDA determines otherwise. In addition, the FDA may require that additional clinical studies - Phase IV studies - be completed after clearance to market a product has been granted.

FACILITIES

        We sub-lease approximately 27,000 square feet of manufacturing, warehouse, laboratory and office space in Fair Lawn, New Jersey from Becton Dickinson. This sub-lease expires in 2006 and is renewable at Becton Dickinson's option. These facilities include manufacturing space sufficient to house our current patch manufacturing and packaging equipment, and a second manufacturing line currently being built to our specifications. Our facilities also contain prototype labs for simultaneous production of clinical supplies of multiple products, and nine additional labs for research and development and quality control purposes.

EMPLOYEES

        At September 30, 2004, we had a staff of 67 employees. Of those, 21 are in manufacturing and process development, 19 in regulatory, quality and analytical services, 13 in research and development, one in business development and marketing and 13 in administration and management. We believe that our relations with our employees is good.

LEGAL PROCEEDINGS

        In January 1999, Alza Corporation filed an opposition in the European Patent Office, or EPO, against European Patent No. 0 547 482, entitled "Iontophoresis System Having Features for Reducing Skin Irritation". We refer to this patent as the 482 patent. Becton Dickinson owned the `482 patent at the time Alza filed the opposition and filed an answer challenging the opposition. Becton Dickinson subsequently assigned the patent to Vyteris, Inc. The EPO issued a preliminary opinion on November 11, 2000 upholding the `482 patent. During an oral hearing in the opposition on March 5, 2001, however, the EPO ruled that the `482 patent's claims lacked an inventive step, and it therefore revoked the patent. Vyteris appealed the EPO's decision. Vyteris requested oral arguments and submitted written arguments to the EPO on March 26, 2004 to the EPO for its consideration of amended claims believed patentable over the prior art of record.

        In August 2000, Alza filed an opposition in the EPO against European Patent No. 0 783 346, entitled "Improved Iontophoretic Drug Delivery Device". We refer to this patent as the "'346 patent". Becton Dickinson then owned the '346 patent, and subsequently assigned the patent to Vyteris, Inc. In the opposition, Alza alleged that the patent should be revoked because, among other things, each of the claims lacks novelty or an inventive step over the prior art. Vyteris responded to the opposition by amending the specification of the patent, canceling two of the patent's claims, and submitting arguments that the remaining claims are patentable over the prior art. Subsequently the opposition was heard at the EPO on October 8, 2002 and the EPO panel ruled in favor of Vyteris. Alza has appealed the EPO panel's decision and final oral arguments will be required prior to a decision on the appeal.

        In September of 2004, Alza filed an opposition in the EPO against European Patent No. 0 971 769, entitled, Circuit and Method for Automatically Turning Off an Iontophoretic System, which we refer to as the "769 patent". In the opposition, Alza has alleged that the `769 Patent should be revoked because each of the claims lacks novelty or an inventive step over the prior art. A deadline for a response has currently not been set.

                                   MANAGEMENT

EXECUTIVE OFFICERS

        The following table identifies our executive officers, their ages as of September 30, 2004 and their current positions. Each listed person has the same positions with Treasure Mountain Holdings, Vyteris, Inc. and Vyteris Holdings.

        NAME                        AGE     POSITION
        ----                        ---     --------
        Vincent De Caprio, Ph.D.    53      Chief Executive Officer, President
                                            and Vice Chairman of the Board of
                                            Directors

        Michael McGuinness          50      Chief Financial Officer

        James Garrison              44      Vice President of Business
                                            Development

        C. Gregory Arnold           56      Vice President of Manufacturing and
                                            Process Development


        VINCENT DE CAPRIO, PH.D., Chief Executive Officer (June 2004 to present), President (November 2000 to present) and Vice Chairman of the Board of Directors (November 2000 to present), joined Vyteris in November 2000 after spending 23 years at

Becton Dickinson, a diversified medical products company, including serving as Senior Vice President and General Manager (1999-2000), Senior Vice President and Chief Technology Officer (1996-1999) and Senior Vice President, Planning and Technology (1995-1996) of Becton Dickinson. Prior to that time, he served as sector president of the Becton Dickinson Technique Products Group (1994-1995), where he operated as the chief executive officer of four divisions with over 3,000 employees, multiple manufacturing locations and numerous worldwide sales offices. He was also President of the Becton Dickinson Vascular Access Business. Dr. De Caprio received a B.S.E.E. from the Newark College of Engineering (New Jersey Institute of Technology) and an MS and Ph.D. in bioengineering from the Polytechnic Institute of New York (Polytechnic University).

        MICHAEL MCGUINNESS joined Vyteris in September 2001 and has served as Chief Financial Officer since that time. Mr. McGuinness has 27 years of finance and accounting experience with large multinational operations, medium sized public companies and small, early stage companies. From 1998 to 2001, he was the Chief Financial Officer and a member of the board of directors of EpiGenesis Pharmaceuticals, Inc., a privately-held biotechnology company, where he was a member of the negotiating team on two licensing and development agreements and was instrumental in managing the growth from six to 40 employees. Prior to that time, he was the Chief Financial Officer of BlueStone Capital Partners, an investment bank and broker/dealer, and was the principal accounting officer of Health-Chem Corporation, an American Stock Exchange listed company. Mr. McGuinness received a BBA in public accounting from Hofstra University and became certified as a public accountant in New York State in 1984. Mr. McGuinness' CPA license is currently inactive.

        JAMES GARRISON joined Vyteris at its inception in November 2000 and has served as Vice President of Business Development since that time. From 1996 to November 2000 Mr. Garrison was Director of Business Development for the Becton Dickinson Transdermal Systems Group. Prior to that time, he served as Manager of Business Development for the U.S. operations of Zambon Group SpA (a pharmaceutical company). Prior to working for Zambon, he held a variety of positions in research and marketing at American Cyanamid, Citicorp, NA, and JP Morgan. Mr. Garrison received a BA in English from Rhode Island College, a Masters of Information Services from Rutgers University and a Masters of Business Administration from Seton Hall University.

        C. GREGORY ARNOLD, Vice President of Manufacturing and Process Development, joined Vyteris in November 2002. From 1993 to 2002 he was the executive director of Transdermal Development for Watson Pharmaceuticals (Theratech), and was responsible for managing manufacturing scale-up and facility validation for the commercial launch of two transdermal products. Prior to his employment with Watson, he was the Vice President of Operations for Cygnus Therapeutic Systems, where he managed manufacturing scale-up and facilities validation for the commercial introduction of a transdermal product. Previously, he was Manager of Product Development for Ciba-Geigy Corporation where he managed manufacturing scale-up and facilities validation for commercial launches of two transdermal products. Mr. Arnold received a BS in Industrial Engineering from The Pennsylvania State University.

BOARD OF DIRECTORS

        The following table identifies our directors and their ages as of September 30, 2004. Each listed person serves on the Boards of each of Treasure Mountain Holdings, Vyteris, Inc. and Vyteris Holdings. Biographical information is presented below the table for all of the directors other than Dr. De Caprio, whose biographical information is presented above.

                NAME                                          AGE
                ----                                          ---
                Donald F. Farley                               62
                Vincent De Caprio, Ph.D.                       53
                Paul Citron                                    57
                David DiGiacinto                               51
                Jack Reich, Ph.D.                              56
                Solomon Steiner, Ph.D.                         67

        DONALD F. FARLEY, chairman of the board of Treasure Mountain Holdings, Vyteris, Inc. and Vyteris Holdings, has served as a member of the Vyteris Board since its inception in November 2000. He is the chief executive officer of Spencer Trask Specialty Group, LLC, or STSG, an investment firm which is affiliated with our controlling stockholder and which is focused on investing in emerging and development companies in specialty chemicals, food ingredients and health care. Prior to joining STSG in 1998, Mr. Farley spent more than 30 years at Pfizer (a diversified health care company), most recently serving as President of Pfizer Consumer Health Care (from 1996 to 1998) and President of Pfizer Food Science Group (from 1993 to 1996). Mr. Farley received a BS in Chemical Engineering from the University of Rhode Island and a Masters of Business Administration from the University of Hartford. Mr. Farley is also a director of Minrad, Inc.


        PAUL CITRON has served as a member of the Vyteris Board of Directors since April 2001. Until his recent retirement in 2003, Mr. Citron was Vice President of Technology Policy and Academic Relations for Medtronic, Inc., a medical technology company, where he worked in various research and development and management positions beginning in 1972. He is a founding fellow of the American Institute of Medical and Biological Engineering and has twice won the American College of Cardiology Governor's Award for Excellence. Mr. Citron was elected to the National Academy of Engineering in 2003. He received a BS in Electrical Engineering from Drexel University and an MS in Electrical Engineering from University of Minnesota.


        DAVID DIGIACINTO has served as the Secretary of Vyteris and a member of the Board of Directors since its inception in November 2000. He has been a Senior Managing Director of STSG since April 2000. From December 1982 to March 2000, he worked at Pfizer in various positions including sales, marketing, business development and general management in the Chemical/Food Science and Consumer Health Care

Groups. He holds a BS in Engineering from the U.S. Military Academy at West Point. Mr. DiGiacinto is also a director of Minrad, Inc.

        JACK REICH, PH.D. has served as a member of the Vyteris Board of Directors since December 2002. Dr. Reich has been an independent consultant since June 2002. Prior to that time, he was a co-founder and Chief Executive Officer (March 1999 to June 2002) and director of Collateral Therapeutics, Inc., a developer of non-surgical gene therapy products to promote and enhance angiogenesis that was acquired by Schering AG in 2002. Dr. Reich received a BA in Biology from Washington and Jefferson College, a BS in Pharmacy from Creighton University, an MS in Hospital Pharmacy Administration from Temple University, and a Ph.D. in Pharmaceuticals-International Pharmaceutical Administration from Temple University.

        SOLOMON STEINER, PH.D has served as a member of the Vyteris Board of Directors since December 2002. Dr. Steiner is founder, Chairman of the Board and Chief Executive Officer of Global Positioning Group, a pharmaceutical consulting company, where he has served since October 2002. Dr. Steiner founded Pharmaceutical Development Corporation, or PDC, a company developing novel drug delivery technology, in 1991, and is an inventor of its Technosphere(TM) drug delivery system and MedTone(TM) dry powder inhaler. Dr. Steiner served as PDC's chief executive officer and chairman of the board of directors from 1991 until October of 2002 when it merged with MannKind Corporation. Prior to his employment with PDC, he was a founder and the Chief Executive Officer of Emisphere Technologies, Inc., a publicly-traded drug delivery company (1985-1990). Dr. Steiner received a BA and a Ph.D. from New York University.

BOARD COMMITTEES

        The Boards of Directors of Treasure Mountain and Vyteris Holdings have three standing committees: an audit committee, a compensation committee and a nominating committee. Each such committee is governed by a written charter

        Messrs. Citron, Reich and Steiner are members of the audit committees of Treasure Mountain and Vyteris Holdings, which committees have been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Dr. Reich serves as chairman of our audit committee. The audit committee is responsible for the hiring and dismissal of the outside auditors. During 2003, the Vyteris, Inc. audit committee held one meeting.

        Messrs. DiGiacinto, Farley and Steiner serve on the compensation committees of Treasure Mountain and Vyteris Holdings, with Mr. Dr. Steiner serving as chairman. The compensation committee reviews, recommends and approves compensation for executive officers and other senior level employees, and administers benefit and compensation plans. During 2003, the Vyteris, Inc. compensation committee held two meetings.

        Messrs. Citron, DiGiacinto and Farley serve on the recently established nominating committees of Treasure Mountain and Vyteris Holdings, with Mr. Citron serving as chairman. The nominating committee will be responsible for proposing to the Board candidates for election to the Board. Vyteris, Inc. did not maintain a nominating committee.

        Vyteris' Board of Directors conducted five meetings during 2003. No director currently on Vyteris' Board of Directors attended less than 75% of the Board and committee meetings that he was required to attend. Treasure Mountain Holdings' Board of Directors did not conduct any meetings during 2003; all Board actions were taken by means of the execution of a unanimous written consent by the directors.

        The Board of Directors of Vyteris Holdings has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to the Chairman of the Board should be sent to such individual c/o Vyteris Holdings, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman's receipt of such a communication, the Secretary of the Company will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

AUDIT COMMITTEE MATTERS

        In connection with the preparation of the 2003 year-end audited financial statements of Vyteris, Inc.:

        (1) the Vyteris audit committee reviewed and discussed the audited financial statements with Vyteris' management;

        (2) the Vyteris audit committee discussed with Vyteris' independent auditors the matters required to be discussed by SAS 61; and

        (3) the Vyteris audit committee received and reviewed the written disclosures and the letter from Vyteris' independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vyteris' independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

        The following table sets forth the total cash and non-cash compensation that Vyteris, Inc. paid or accrued during the years ended December 31, 2003, 2002 and 2001 with respect to Donald Farley, and the individuals who, during 2003, were the four other most highly compensated executive officers of Vyteris, Inc. The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. We have also described below other compensation these individuals received under employment agreements and Vyteris' stock option plan. We refer to the persons identified in the table below as the "named executive officers". The number of securities covered by stock options have been adjusted to give effect to the Treasure Mountain/Vyteris, Inc. merger and the reincorporation merger.


                                            SUMMARY COMPENSATION TABLE

                                                                                             ALL OTHER
                                               ANNUAL                          LONG TERM    COMPENSATION
                                             COMPENSATION                     COMPENSATION      $(3)
                             ------------------------------------------------------------------------------
                                                                               SECURITIES
                                                                               UNDERLYING
                                                                              OPTIONS/SARS
NAME AND PRINCIPAL POSITION       YEAR        SALARY ($)      BONUS ($)(1)       (#)(2)
---------------------------       ----        ----------      ------------       ------
Donald Farley,                    2003                --                --           5,238
 Chairman of the Board            2002                --                --           2,619
                                  2001                --                --              --

Vincent De Caprio, Ph.D.,         2003             250,000         122,500               --        7,000
President and Vice Chairman       2002             250,000         125,000           15,713        5,500
                                  2001             250,000         100,000               --        5,104

Michael McGuinness,               2003             167,193          69,190 (5)        8,904        4,845
Chief Financial Officer (4)       2002             152,500          23,000           10,475        4,791
                                  2001              47,000           7,000           15,713          953

James Garrison,                   2003             150,000          45,000            4,454        4,500
Vice President of Business        2002             128,000          25,600           13,094        4,326
                                  2001             108,000          16,200               --        3,240

C. Gregory Arnold,                2003             175,000          10,000           13,094        5,250
Vice President, Manufacturing     2002              20,200              --               --           --
and Process Development (6)

---------
(1) Bonuses for 2003 include certain bonuses that were earned in 2003 but were not paid until 2004. Bonuses for 2002 include certain bonuses that were earned in 2002 but were not paid until 2003. Bonuses for 2001 include certain bonuses that were earned in 2001 but were not paid until 2002.
(2) Options granted to Messrs. De Caprio, McGuinness, Garrison and Farley during 2002 were canceled in 2004.
(3)     Represents matching payment by Vyteris, Inc. under our 401(k) plan.
(4) Mr. McGuinness joined Vyteris, Inc. in September 2001. Mr. McGuinness also received a retention bonus for 2003 of $22,500 which could only be used for the exercise of stock options; such bonus was used in 2004 for the purchase of Vyteris, Inc. common stock.
(5) Bonus includes a non-cash credit awarded to Mr. McGuinness to enable him to exercise stock options and a $14,390 cash payment to cover taxes due on such credit.
(6)     Mr. Arnold joined Vyteris, Inc. in November 2002.

        The following table contains information regarding the base salary that we expect to pay to and the cash bonuses that could be earned by Dr. De Caprio, Mr. McGuinness and Mr. Garrison for the entire year ended December 31, 2004:

        NAME AND TITLE                                  BONUS         SALARY
        --------------                                  -----         ------

        Vincent De Caprio, Ph.D., Chief Executive      $280,000     $168,000 (1)
           Officer, President and Vice Chairman
           of the Board of Directors

        Michael McGuinness, Chief Financial
           Officer                                     $180,000     $ 60,000 (1)

        James Garrison, Vice President of              $160,000     $ 48,000 (1)
           Business Development


---------
(1)     Target bonus amount.

STOCK OPTIONS

        The following table presents certain information regarding stock options granted to the named executive officers during 2003 under the Vyteris, Inc. stock option plan. The number of securities covered by stock options and the exercise prices have been adjusted to give effect to the Treasure
Mountain/Vyteris, Inc. merger and the reincorporation merger.

                                INDIVIDUAL GRANTS

---------------------- ---------------------- ----------------------- ------------------ -------------------
NAME                   NUMBER OF
                       SECURITIES             PERCENTAGE OF TOTAL
                       UNDERLYING OPTIONS     OPTIONS GRANTED TO       EXERCISE PRICE        EXPIRATION
                       GRANTED (#)            EMPLOYEES                      ($)                DATE
---------------------- ---------------------- ----------------------- ------------------ -------------------
D. Farley                       5,238                  4.8%                 $1.91             6/30/13
---------------------- ---------------------- ----------------------- ------------------ -------------------
V. De Caprio                        0                  0.0%                   N/A                 N/A
---------------------- ---------------------- ----------------------- ------------------ -------------------
M. McGuinness                   8,904                  8.1%                 $1.91            12/31/13
---------------------- ---------------------- ----------------------- ------------------ -------------------
J. Garrison                     4,452                  4.0%                 $1.91            12/31/13
---------------------- ---------------------- ----------------------- ------------------ -------------------
C. Arnold                      13,094                 11.9%                 $1.91                 (1)
---------------------- ---------------------- ----------------------- ------------------ -------------------

---------
        (1) Options to purchase 25,000 shares of common stock expire 6/30/13; options to purchase 6,250 shares of common stock expire 12/31/13.


        The following table presents information regarding the number of stock options held by the named executive officers at December 31, 2003. None of the stock options listed in the table were in-the-money at December 31, 2003. The number of securities covered by stock options have been adjusted to give effect to the Treasure Mountain/Vyteris, Inc. merger and the reincorporation merger.


                       NUMBER OF SHARES UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                            OPTIONS AT FISCAL YEAR-END (#)              OPTIONS AT FISCAL YEAR-END ($)
                    ---------------------------------------------   ----------------------------------------
NAME                    EXERCISABLE           UNEXERCISABLE            EXERCISABLE        UNEXERCISABLE
----                    -----------           -------------            -----------        -------------
D. Farley                       466               6,169                       N/A               N/A
V. De Caprio                      0              15,713                       N/A               N/A
M. McGuinness                10,475              15,713                       N/A               N/A
J. Garrison                       0              17,546                       N/A               N/A
C. Arnold                         0              13,094                       N/A               N/A

        None of the named executive officers exercised any stock options during 2003.


EMPLOYMENT AGREEMENTS AND MANAGEMENT COMPENSATION

        VINCENT DE CAPRIO, PH.D. In June 2004 Vyteris, Inc. entered into an amended and restated employment agreement with Vincent De Caprio, Ph.D., its Chief Executive Officer, President and Vice-Chairman. The agreement expires on December 31, 2005 and may be automatically extended for successive one year periods until either Dr. De Caprio or Vyteris provides written notice of termination at least 180 days prior to the end of the initial term or any renewal term. Under the terms of the agreement, Dr. De Caprio is entitled to receive a minimum base salary of $280,000 and annual cash bonuses of up to 60% of base salary, subject to the achievement of certain revenue objectives and strategic milestones. In September 2004, Vyteris granted Dr. De Caprio options to purchase 425,000 shares of Vyteris, Inc. common stock, which were converted into options to purchase 1,780,750 shares upon consummation of the Treasure Mountain/Vyteris, Inc. merger and which will represent options to purchase 178,075 shares of Vyteris Holdings common stock upon consummation of the reincorporation merger. Dr. De Caprio's employment agreement requires Vyteris to grant him additional options from time to time to maintain his ownership of Vyteris stock at 4% of Vyteris' stock, on a fully-diluted, as-converted basis, after each financing transaction effected by Vyteris since March 31, 2004, up to and including a total of $27 million, and in which Vyteris receives cash proceeds in exchange for the issuance of its common stock or a security convertible into, exchangeable for or exercisable for shares of common stock. The agreement contains provisions prohibiting the non-solicitation of employees and clients, a confidentiality provision and a non-competition provision.

        JAMES GARRISON. In December 2003 Vyteris, Inc. entered into an employment agreement with James Garrison, its Vice President of Business Development. The agreement expires on December 31, 2005, and may be automatically extended for successive one-year terms until either Mr. Garrison or Vyteris provides written notice of termination at least 180 days prior to the end of the initial term or any renewal term. Under the terms of the agreement, Mr. Garrison is entitled to receive a minimum base salary of $150,000 and annual cash bonuses of up to 30% of base salary. Mr. Garrison's qualification for receiving bonuses is based on achievement of Vyteris' operating plan, budgets and strategic development milestones, as established by our Board of Directors.

        If Mr. Garrison's employment with Vyteris is terminated by Vyteris without cause, or by Mr. Garrison for good reason, Mr. Garrison is entitled to receive his base salary for a period of six months from the date of termination, as well as all earned but unpaid salary and bonus for the period prior to termination. If Mr. Garrison's employment with Vyteris is terminated by Vyteris for cause, or by Mr. Garrison without good reason, Vyteris has no obligation to pay any further compensation, other than accrued but unpaid salary and bonus through the date of termination. Mr. Garrison's employment agreement also prohibits him from competing with Vyteris or interfering with Vyteris' relationships with its customers, vendors or employees for a period of six months after his employment is terminated for any reason. Under his employment agreement, Mr. Garrison is also bound to keep certain information confidential and to assign to Vyteris any intellectual property developed by him during the term of his employment.

LIMITATION OF LIABILITY AND INDEMNIFICATION OBLIGATIONS

        Pursuant to the provisions of our Certificate of Incorporation, By-laws and Delaware law, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or any transaction in which a director has derived an improper personal benefit.

        Our By-laws provide for indemnification against liabilities of our directors, officers, employees and agents, and any person who serves at our request, as a director, officer, employee, member or agent of another corporation, partnership, or other enterprise as provided by Delaware law. Our obligation to indemnify the individuals described above is limited to those instances in which the individual acted in good faith in the transaction which is the subject of the lawsuit, and in a manner he or she reasonably believed to be in, or not opposed to, our best interests. In the case of a suit brought by us or in our right against any of the above-described individuals, such individuals will not be indemnified to the extent they are found liable for gross negligence or willful misconduct, unless the court involved determines that such individuals are entitled to indemnification. This obligation requires us to indemnify these individuals or entities against certain liabilities, including attorneys' fees, which may arise by reason of their status with or service for us. In connection with our indemnification obligation, we may advance expenses to these individuals as they are incurred, provided that they provide a suitable undertaking to repay those advances in certain circumstances. We also maintains directors' and officers' insurance to cover such individuals.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OVERVIEW

        Vyteris, Inc. was incorporated in Delaware in July 2000 by STSG. In November 2000, Vyteris, Inc. purchased assets from Becton Dickinson comprising Becton Dickinson's iontophoresis drug delivery products and related research and development program, as well as related patents, patent applications and other intellectual property. We refer to that transaction as the "Acquisition".

        An affiliate of STSG acquired an 82% interest in Treasure Mountain Holdings in February 2004, resulting in a change in control of Treasure Mountain Holdings.

        Throughout the corporate history of Vyteris, Inc., Vyteris, Inc. has had material relationships with STSG, its related parties and Becton Dickinson. Since February 2004, Vyteris, Inc. and Treasure Mountain Holdings were controlled by STSG and its affiliates, which control Vyteris Holdings as well.

CERTAIN RELATIONSHIPS WITH STSG AND ITS RELATED PARTIES

        All references under this caption to the number of shares of Vyteris, Inc. common stock issued by us have been adjusted to give effect to the Treasure Mountain/Vyteris, Inc. merger and the reincorporation.

        THE ACQUISITION

        STSG provided the financing to Vyteris, Inc. for the Acquisition. In consideration of its initial capital contribution of $9,000,000 made at the time of the Acquisition in November 2000, STSG acquired 628,500 shares of common stock and 3,000,000 shares of Vyteris' Series B Convertible Preferred Stock, all of which shares of preferred stock were subsequently sold back to Vyteris for nominal consideration and cancelled pursuant to a transaction referred to below as the "Recapitalization." In connection with the Acquisition, STSG transferred 34,917 and 6,984 shares of common stock held by it to Dr. De Caprio and Mr. Garrison, respectively.

        DEBT FINANCINGS

        After Vyteris, Inc. utilized the capital contributed by STSG in the Acquisition, Vyteris, Inc. was largely dependent upon STSG for its financing. Between November 2001 and December 2003, STSG and its related parties provided Vyteris, Inc. with an aggregate amount of debt financing equal to $25,900,000, representing principal and accrued and unpaid interest calculated through March 31, 2004. On March 31, 2004, Vyteris, Inc. consummated a recapitalization in which it issued to STSG, and to a trust beneficially owned by Donald Farley, our Chairman of the Board, in the aggregate, 9,637,000 shares of common stock, 7,500,000 shares of a newly-designated Series C convertible preferred stock and other nominal consideration, in exchange for $20,350,000 in aggregate principal amount of 8% convertible secured promissory notes, $2,900,000 principal amount of 8% secured promissory notes -- which we refer to collectively as the "STSG Notes" -- $2,615,000 of accrued and unpaid interest as of March 31, 2004 on the STSG Notes, 3,000,000 shares of Vyteris' Series B Convertible Preferred Stock and the cancellation of warrants held by STSG to purchase 852,665 shares of Vyteris, Inc. common stock. We refer to this transaction as the "Recapitalization."

        During February 2004, Vyteris issued secured promissory notes in the aggregate principal amount of $1,000,000 to STSG and related parties of STSG. Each of these notes was scheduled to mature 120 days from its respective date of issuance and bore an annual interest rate of 12%, which was payable on maturity, and was convertible into common stock, at the option of the holders under certain circumstances. During May 2004, $500,000 in principal amount of these notes was converted into the Bridge Notes described below. The remaining $500,000 of principal amount of such notes was due on June 26, 2004 and has been paid in full.

        THE BRIDGE FINANCING

        In March, April and May of 2004, Vyteris, Inc. issued $8,497,500 in 8% secured convertible notes, which were scheduled to mature on December 31, 2004, in a private placement managed by Spencer Trask Ventures, an affiliate of STSG. We refer to this issuance as the "Bridge Financing" and to the notes issued in the Bridge Financing as the "Bridge Notes". In the Bridge Financing, Spencer Trask Ventures received placement fees and non-accountable expense allowances of $1,039,675 and warrants to purchase 1,068,136 shares of common stock, at an exercise price of $2.387 per share, as compensation for acting as placement agent for the Bridge Financing. .

        As part of the Bridge Financing, Vyteris, Inc. agreed that in the event that Spencer Trask Ventures introduces Vyteris, Inc. to a third party which may be interested in engaging in a business combination or financing arrangement with Vyteris, Inc., which may include a merger or purchase of some or all of the stock or assets of Vyteris, an investment in the securities of Vyteris or a loan to Vyteris, Spencer Trask Ventures will be paid a finder's fee of 7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS; 6% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS 5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; PLUS 4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS 3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS 2.5% of any consideration paid in such transaction in excess of $9,000,000. Such finder's fee will not be applicable to an investment by STSG and/or its related parties.

        SEPTEMBER 2004 FINANCING

        In September 2004, Vyteris, Inc. consummated a private placement of units consisting of common stock and warrants. Spencer Trask Ventures served as one of two placement agents in that offering. In connection with this transaction, Spencer Trask Ventures received placement fees and non-accountable expense allowances of $1,807,801 and warrants to purchase 971,114 shares of Vyteris, Inc. common stock, at an exercise price of $3.58 per share, as compensation for acting as placement agent. We also agreed to pay Spencer Trask Ventures, as well as an unrelated placement agent, similar cash and warrant compensation with respect to, and based on, any investment by any investor in the September 2004 transaction who subsequently invests in us at any time on or before September 29, 2006: PROVIDED, HOWEVER, neither placement agent will be entitled to any such compensation for investments made as part of an underwritten public offering, investments made by STSG or investments made by any of our employees. In addition, we entered into a right of first refusal agreement with Spencer Trask Ventures which grants to Spencer Trask Ventures the irrevocable preferential right of first refusal to purchase for its account or to act as agent for any proposed private offering of our securities.

        During September 2004, STSG and a trust beneficially owned by Donald Farley advanced certain sums to Vyteris, Inc. which were converted into units as part of the September 2004 financing.

        CREDIT FACILITY.

        In September 2004, we entered into a working capital facility that enables us to borrow from STSG and related parties up to the lesser of $5.0 million or the sum of qualifying accounts receivable and inventory. As consideration for receiving this facility, we issued 419,000 shares of common stock to STSG and related parties. If we borrow funds under this facility, we will be required to issue 11.5% demand promissory notes to the lenders. These notes, if any, will be secured by a first priority lien on all the assets of Vyteris, Inc. Upon each borrowing, we will be required to issue five-year warrants to purchase our common stock at a price of $3.58 per share in an amount equal to 40% of the amount of such borrowing.

RELATIONSHIP WITH BECTON DICKINSON

        In connection with the Acquisition, Becton Dickinson received 333,333 shares of Vyteris, Inc. Series A convertible preferred stock and 69,834 shares of common stock and Vyteris, Inc. assumed certain liabilities under contracts transferred from Becton Dickinson to us. Until May 2001, Becton Dickinson had a contractual right to designate a member of the Board of Directors of Vyteris, Inc. and a designee of Becton Dickinson served as a board member until that time.

        In connection with the Acquisition, Becton Dickinson agreed to treat and hold as confidential for five years all confidential information relating to the operations and affairs of the business that we purchased. Additionally, for five years Becton Dickinson agreed not to sell, manufacture, develop, license or lease any iontophoresis system anywhere in the world, or create, develop or implement a business plan or strategy for a business that would, directly or indirectly, sell, manufacture, develop, license or lease any iontophoresis system anywhere in the world.

        We are required to pay Becton Dickinson a royalty in respect of sales of each iontophoresis product stemming from intellectual property received by us from Becton Dickinson in the Acquisition. For each such product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale of such product in a country and the date of the original expiration of the last-to-expire patent related to such product granted in such country. The royalty, which is to be calculated semi-annually, will be equal to the greater of 5% of all direct revenues, as defined below, or 20% of all royalty revenues, with respect to the worldwide sales on a product by product basis. No royalties will be earned by Becton Dickinson prior to November 10, 2005. "Direct revenues" are the gross revenues actually received by us from the commercial sale of any iontophoresis product, including upfront payments, less amounts paid for taxes, duties, discounts, rebates, freight, shipping and handling charges or certain other expenses. "Royalty revenues" are the gross revenues actually received by Vyteris from any licensing or other fees directly relating to the licensing of any iontophoresis product, including upfront payments, less amounts paid for taxes, duties, discounts, rebates, freight, shipping and handling charges and certain other expenses.

        In connection with the Acquisition, we agreed to hold Becton Dickinson harmless against damages arising from any breach of the representations, warranties, agreements and covenants made by us in the related Acquisition agreement, and we assumed certain liabilities, including liabilities under environmental laws. Our indemnification obligations generally lasted for two years, although indemnification obligations with respect to certain representations and warranties made by us in the Acquisition agreement will last for the applicable statute of limitations period, which will be longer than two years.

        In connection with the Acquisition, we entered into a sublease agreement with Becton, Dickinson with respect to our 27,000 square-foot, Fair Lawn, New Jersey, facility. We pay to Becton Dickinson $23,500 per month in base and additional rent. For the years ended December 31, 2001, 2002 and 2003 and the first nine months of 2004, we paid Becton Dickinson $327,000, $292,000, $301,300 and $197,679, respectively, under the sublease. The sublease expires in September 2006.

        In July 2003, Becton Dickinson purchased a $500,000 principal amount 8% convertible promissory note from Vyteris. The note matured on July 1, 2004. Warrants to purchase 50,000 shares of common stock at an exercise price of $4.00 per share were issued to Becton Dickinson in connection with its purchase of that note.

        In September 2004, we entered into an exchange agreement with Becton Dickinson. Pursuant to that agreement, we issued 279,333 shares of common stock and warrants to purchase an additional 69,833 shares of common stock and cancelled all of the Series A convertible preferred stock issued to Becton Dickinson in connection with the Acquisition. At the same time, we converted $250,000 of debt into 69,833 shares of common stock and warrants to purchase 17,458 shares of common stock and paid Becton Dickinson approximately $300,000 in payment of the balance of our indebtedness to Becton Dickinson.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of Vyteris Holdings common stock as of September 30, 2004, after giving effect to the pending reincorporation of Treasure Mountain Holdings into Vyteris Holdings, by (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris, Inc, 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of September 30, 2004, assuming consummation of the reincorporation merger, are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders..

                                                                 PERCENTAGE
        NAME OF BENEFICIAL OWNER             AMOUNT (1)        OF OUTSTANDING
        ------------------------             ----------        --------------
        Kevin Kimberlin (2)                  13,795,178             62.3%
        Vincent De Caprio (3)                    88,339               *
        Michael McGuinness (4)                   56,146               *
        James Garrison (5)                       44,309               *
        C. Gregory Arnold (6)                    10,789               *
        Donald Farley (7)                       228,590              1.2
        Paul Citron (8)                           9,270               *
        David DiGiacinto (9)                      9,270               *
        Jack Reich (10)                           7,175               *
        Solomon Steiner (11)                     38,600               *

        Directors and Officers
              as a group (9 persons)(12)        492,490              2.5

* Represents less than one percent.

(1) Since this table gives effect to the reincorporation merger, all shareholdings have been adjusted to reflect the 1 for 10 reverse stock split that will occur in connection with the reincorporation merger.

(2) Represents (i) 10,247,648 shares of common stock which were acquired upon consummation of the Treasure Mountain/Vyteris, Inc. merger by STSG, of which Mr. Kimberlin is the non-member manager; (ii) 419,000 shares of common stock which were acquired by STSG in exchange for extending to us a line of credit through November 15, 2005; (iii) 278,164 shares of common stock owned by Scimitar Holdings, LLC, or Scimitar, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation, of which Mr. Kimberlin is the controlling stockholder and chairman, (iv) 776,199 shares of common stock issuable upon conversion of our Series B convertible preferred stock; (v) 2,039,249 shares of common stock issuable upon exercise of warrants to purchase a total of 2,039,249 shares of common stock issued to Spencer Trask Ventures, Inc., and (vi) 34,917 shares of common stock issuable upon exercise of warrants issued to STSG. Does not include (a) 388,273 shares of common stock acquired in the Treasure Mountain/Vyteris, Inc. by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III LLC, and Spencer Trask Illumination Fund LLC, which we refer to as the "Funds", as to which Mr. Kimberlin disclaims beneficial ownership, or
(b) 758,156 shares of common stock acquired in the Treasure Mountain/Vyteris, Inc. by Qubit Holdings, LLC, a Delaware limited liability company owned by certain trusts for the benefit of Mr. Kimberlin's children, as to which Mr. Kimberlin disclaims beneficial ownership. Spencer Trask & Co. is a 100% owner of the manager of each of the Funds. The Funds also own warrants to purchase an aggregate of 149,443 shares of common stock, as to which Mr. Kimberlin disclaims beneficial ownership, and Qubit Holdings, LLC also owns warrants to purchase an aggregate of 189,539 shares of common stock, as to which Mr. Kimberlin disclaims beneficial ownership. The information provided in this prospectus with respect to Mr. Kimberlin is derived in part from a Form 4 report submitted by Mr. Kimberlin to the SEC.

(3) Includes 17,808 shares of common stock which are issuable upon the exercise of warrants. Dr. De Caprio also owns options to purchase shares of common stock which will not vest prior to November 30, 2004.

(4) Includes 40,433 shares of common stock which are issuable upon the exercise of stock options. Mr. McGuinness also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

(5) Includes 37,325 shares of common stock which are issuable upon the exercise of stock options. Mr. Garrison also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

(6) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Arnold also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

(7) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares issuable shares of common stock issuable upon conversion of our Series B convertible preferred stock, (iii) 23,045 shares of common stock issuable upon exercise of warrants and (iv) 9,270 shares of common stock which are issuable upon the exercise of stock options. Mr. Farley also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

(8) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Citron also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

(9) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. DiGiacinto also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004. Mr. DiGiacinto, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

(10) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Reich also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

(11) Includes (i) 10,475 shares of common stock issuable upon the exercise of warrants, and (ii) 7,175 shares of common stock which are issuable upon the exercise of stock options. Dr. Steiner also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

(12) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares issuable shares of common stock issuable upon conversion of our Series B convertible preferred stock, (y) 51,327 shares of common stock issuable upon the exercise of warrants and (iv) 130,711 shares of common stock which are issuable upon the exercise of stock options. The directors and executive officers also own options to purchase additional shares of common stock which will not vest prior to November 30, 2004.

                              SELLING STOCKHOLDERS

        The following table provides information regarding the selling stockholders and the number of shares of common stock they are offering, which includes shares issuable upon exercise of warrants held by the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to warrants and options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the warrants and options but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

        Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each of the selling stockholders. The percentage ownership data is based on 19,294,002 shares of our common stock issued and outstanding as of October 31, 2004. In the table, the number in parenthesis reflects the portion of the immediately preceding number that represents shares covered by warrants. All such warrants are immediately exercisable upon consummation of our reincorporation merger except as otherwise stated in the footnotes to the table.

        The following persons identified in the table below as selling stockholders are affiliated or associated with Kevin Kimberlin, our principal and controlling shareholder:

                o Spencer Trask Ventures, which was the placement agent in two recent financings by Vyteris, Inc.;

                o Spencer Trask Private Equity Fund I, Spencer Trask Private Equity Fund II, Spencer Trask Private Equity Accredited Fund III, LLC and Spencer Trask Illumination Fund, each of which funds is managed by an entity which is 100% owned by Spencer Trask & Co., an affiliate of Mr. Kimberlin; Mr. Kimberlin disclaims any pecuniary interest in such funds.

See "Certain Relationships and Related Transactions -- Certain Relationships with STSG and its Related Parties" and "Principal Stockholders".

        The following persons identified in the table below as selling stockholders are directors of Vyteris Holdings and Treasure Mountain: Vincent De Caprio, Donald Farley and Solomon Steiner. Dr. De Caprio is also an executive officer of Vyteris Holdings and Treasure Mountain.

        Lane Clissold and George Norman are former executive officers and directors of Treasure Mountain.

        Except as noted above, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years, other than as a stockholder.

        The shares of common stock covered by this prospectus may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the shares of our common stock for resale by the selling stockholders defined below.

----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------

----------------------------------- ------------------------- -------------------------- ---------------------
Northlea Partners Ltd.                         6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Issac Abishour                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Arnaud Achour                                  8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lincoln Adair & Sally Adair TIC               10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Eula L. Adams                                69,833 (13,967)            69,833 (13,967)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Evan B. Azrilant                               6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
William D. Barnes                                3,143 (629)                3,143 (629)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
David T. Barry                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Hayman Partners, LP                           34,917 (6,983)             34,917 (6,983)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michal Beckenstein                               3,492 (698)                3,492 (698)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Joe N. & Jamie Behrendt  Revocable             8,380 (1,676)              8,380 (1,676)                     0
Trust 10/26/96
----------------------------------- ------------------------- -------------------------- ---------------------
Gibralt Capital Corporation                 104,750 (20,950)           104,750 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
James & Catherine Benedict TIC                   3,562 (712)                3,562 (712)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jeffrey Benton                                 8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Berger                                  8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Roger A. Berger                                  1,781 (356)                1,781 (356)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert G. Betterman                              4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Samir H. Bhatt                                 5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Fred B. Bialek                                20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Ronni & Paul Bianco JTWROS                       2,095 (419)                2,095 (419)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jeffrey  Blomstedt & Susan Lascala               4,190 (838)                4,190 (838)                     0
JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Hans C. Bodmer                               69,833 (13,967)            69,833 (13,967)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Delaware Charter GTY & TR C/F Sep                4,365 (873)                4,365 (873)                     0
IRA Istvan Boksay M.D.
----------------------------------- ------------------------- -------------------------- ---------------------
Delaware Charter G&T Co FBO                       4,190(838)                 4,190(838)                     0
Elizabeth H. Bone SEP IRA
----------------------------------- ------------------------- -------------------------- ---------------------
James Bonvissuto                              25,140 (5,028)             25,140 (5,028)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dorothy Breslin                              52,375 (10,475)            52,375 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Vincent J.  Buccellato  & Ellen N.               4,190 (838)                4,190 (838)                     0
Buccellato JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Burkhardt                                 4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kenneth G.D. Campbell                            3,562 (712)                3,562 (712)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Adrian Catalano                                  4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kreidietbank (Suisse) SA Acting               17,458 (3,492)             17,458 (3,492)                     0
for Customers A/C
----------------------------------- ------------------------- -------------------------- ---------------------
Robert D. Charles                                4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Paul Chiamulera                                  2,095 (419)                2,095 (419)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Donald E. Cohen                                6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Rick Cohen                                       4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Stephen L. Cohen                                 4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
J.M.O Colton                                     4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Larry Colvin                                   6,983 (1,397)              6,983 (1,397)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kevin P. Conroy                               34,917 (6,983)             34,917 (6,983)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Douglas T. Conti                               6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Paul Cosgrave Retirement Plan                  8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jeffrey W. Csiszar                             8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Paul Curtis                                      3,143 (629)                3,143 (629)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
David D' Addario                               8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
James A. Davenport & Rebecca  C.                 4,190 (838)                4,190 (838)                     0
Davenport JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Jacqueline de Sibour                             4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dean Delis                                    35,615 (7,123)             35,615 (7,123)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dennis R. Deloach, Jr.                         8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Nicholas & Barbara DeLuca JTWROS                 4,365 (873)                4,365 (873)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Tan/DeMattei Family Trust of                   8,380 (1,676)              8,380 (1,676)                     0
1999
----------------------------------- ------------------------- -------------------------- ---------------------
David A. Dent                                 10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
DeWaay Holding Company                         8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lincoln Associates LLC                         8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Garfield Associates LLC                        8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Spencer Trask Private Equity Fund           175,980 (50,280)           175,980 (50,280)                     0
I LP
----------------------------------- ------------------------- -------------------------- ---------------------
Spencer Trask Private Equity Fund            90,085 (25,559)            90,085 (25,559)                     0
II LP
----------------------------------- ------------------------- -------------------------- ---------------------
Spencer Trask Private Equity                113,829 (32,403)           113,829 (32,403)                     0
Accredited Fund III, LLC
----------------------------------- ------------------------- -------------------------- ---------------------
Spencer Trask Illumination Fund,            157,824 (41,202)           157,824 (41,202)                     0
LLC
----------------------------------- ------------------------- -------------------------- ---------------------
Lorraine DiPaolo                              20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dr. Richard Dold                                 4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Reading Finance Ltd.                           8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Turret Oy AB                                 52,375 (10,475)            52,375 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Delaware Charter G&T C/F                         4,190 (838)                4,190 (838)                     0
Elizabeth A. Eller IRA
----------------------------------- ------------------------- -------------------------- ---------------------
Bel Air Associates, LLC                       17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Suzanne B. Engel                                 4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Donald F. Farley                        228,589 (23,045) (4)            94,275 (23,045)           134,314 (0)
----------------------------------- ------------------------- -------------------------- ---------------------
Reiner Fenske                                    4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
The Meadowbrook Capital Corp.                 20,950 (4,190)             20,950 (4,190)                     0
Profit Sharing Plan (5)
----------------------------------- ------------------------- -------------------------- ---------------------
Field & Field Limited Partnership             35,615 (7,123)             35,615 (7,123)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
W. Thomas Finley & Wendy W. Finley               4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michel Finzi                                   6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Brian Baruch Fischoff & Andrea                   4,190 (838)                4,190 (838)                     0
Fischoff JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Stephen Fitzpatrick                           10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jonathan D. Fleisig                           35,615 (7,123)             35,615 (7,123)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Qubit Holdings, LLC                    947,696 (189,539) (6)          947,696 (189,539)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
James L. Foght                                17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Otto Folkerts                                 10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Frankel                                10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Gilles P. des Gachons                         27,235 (5,447)             27,235 (5,447)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Chicago Investments, Inc.                     20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Walter G. Gans                                17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Crisostomo Garcia Trust                        6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
William N. Gardiner Jr.                       17,808 (3,562)             17,808 (3,562)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Harold S. Gault                               27,933 (5,587)             27,933 (5,587)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Gearns & Linda Gearns                    4,190 (838)                4,190 (838)                     0
JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Bear Stearns Corp Custodian FBO                8,729 (1,746)              8,729 (1,746)                     0
Alan Gibstein IRA R/O
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Gill                                     4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jerome Z. Ginsburg                            34,917 (6,983)             34,917 (6,983)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Adam Gnall & Joan Gnall                        5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Adam Gnall Jr.                                 5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Steven Gomez                                  10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jo Frank Goodman Living Trust                    4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Steve Goodman                                 31,425 (6,285)             31,425 (6,285)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Hubert Graham                                    2,095 (419)                2,095 (419)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michael Gray                                  16,760 (3,352)             16,760 (3,352)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Gunst                                 20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jamie Haberman                                   3,143 (629)                3,143 (629)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
The Brice T. Hall Family Trust                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Roland F. Hartman Trust DTD                      4,190 (838)                4,190 (838)                     0
6/5/98 Roland F. Hartman TTEE
----------------------------------- ------------------------- -------------------------- ---------------------
Harold A. Havekotte                              4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
R.H. & S.H. Farms LLC                            4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
George C. Holzinger, Jr.                       8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Byron C. & Julie L. Hughey                       4,190 (838)                4,190 (838)                     0
Tenants By the Entirety
----------------------------------- ------------------------- -------------------------- ---------------------
Andre Iseli                                    8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Alec Jaret                                     6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Roger O. Jeanty                               20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
DCG&T c/f Chatri Jhunjhnuwala SEP             34,917 (6,983)             34,917 (6,983)                     0
IRA
----------------------------------- ------------------------- -------------------------- ---------------------
Craig Johnson & Kimberly Young               69,833 (13,967)            69,833 (13,967)                     0
JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Craig Jones                                  52,375 (10,475)            52,375 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
W. Kentley Jones                              17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
David V. Kahn                                 10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jonathan E. Kahn                              10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Intertel & Co.                                34,568 (6,914)             34,568 (6,914)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kanter Family Foundation                      20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
OY FINCOMP AP                                 34,917 (6,984)             34,917 (6,984)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
The Shirley  Keys Family Trust UAD               4,190 (838)                4,190 (838)                     0
4/22/99 - Shirely Keys TTEE
----------------------------------- ------------------------- -------------------------- ---------------------
Delaware Charter G&T Co. FBO                   8,380 (1,676)              8,380 (1,676)                     0
Benjamin King IRA
----------------------------------- ------------------------- -------------------------- ---------------------
Steven King                                   20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Everett P. Kirch & Linda R. Kirch                4,190 (838)                4,190 (838)                     0
JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Charles F. Kireker III                         8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
William R. Kirk Jr.                            6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Klein                                  20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
William P. Klingenstein                      83,800 (16,760)            83,800 (16,760)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
A. Eugene Kohn                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
La Capitale Oy                                18,855 (3,771)             18,855 (3,771)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Benny Kokia                                    5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Christian Kolster                             35,615 (7,123)             35,615 (7,123)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Warren Kramer                                    4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
K&R Negotiation Associates LLC                10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Thaddeus B. Kubis & Maria  G.                  6,285 (1,257)              6,285 (1,257)                     0
Kubis JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Shellie Lyn Peck Lee                           8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Amnon Levav                                    6,983 (1,397)              6,983 (1,397)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Joanna Struett                                 8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Levy Jr.                                8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
George Ligeti and Jennifer                     8,380 (1,676)              8,380 (1,676)                     0
Ligeti, Tenants by the Entirety
----------------------------------- ------------------------- -------------------------- ---------------------
Banque Carnegie Luxembourg  SA                34,915 (6,983)             34,915 (6,983)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Peter Lissy                                      2,095 (419)                2,095 (419)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Charles J. Loegering                          10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Herbert London                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Stephen H. Lulla                               6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Thomas Lustenring                              5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
GSSF Master Fund, L.P.                   349,167 (69,834)(7)           349,167 (69,834)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Timothy Maher                                 17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard M. Mandell                             8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Joseph O Manzi                               39,805 (12,151)            39,805 (12,151)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Malcolm Marsden                                6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Thomas A. Masci, Jr.                             4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Mayeri                                   3,143 (629)                3,143 (629)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bradley Resources Company (8)                 16,760 (3,352)             16,760 (3,352)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michael McGuire                               12,570 (2,514)             12,570 (2,514)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kathleen S. McHugh                               2,095 (419)                2,095 (419)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Paul McVeety                                   6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Plum Glen Partners LP                          8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Merkle                                    4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Maurice Meyer III                             10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lawrence W. Milne, M.D.& Debra                10,475 (2,095)             10,475 (2,095)                     0
J. Milne JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
David J. Moore                                 8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Marvin Moser                                  20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Mouton Family Living Trust                       4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michael Murray                                 8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Amy M. Musiker                                 8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Harold Nicholson & Maryanne                      2,095 (419)                2,095 (419)                     0
Nicholson JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Linda Nicholson & Michael                        2,095 (419)                2,095 (419)                     0
Nicholson JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Gus & Karen Nicolopoulos                         4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Mel Okeon M.D. Med. Corp Profit               10,475 (2,095)             10,475 (2,095)                     0
Sharing Trust
----------------------------------- ------------------------- -------------------------- ---------------------
Gilbert S. Omenn                              31,425 (9,637)             31,425 (9,637)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bremer Otso                                   17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kim Palmroos                                  26,188 (5,238)             26,188 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Suresh Patel                                   8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Craig Patnode                                  6,983 (1,397)              6,983 (1,397)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bruce H. Paul                                 20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Christopher K. Pepper                            4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
C. Don Petersen, Sr.                             3,143 (629)                3,143 (629)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lisa Peterson & Mark Smith JTWROS               5,238 (1048)               5,238 (1048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Salvatore Piga                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
James Pizzo                                      4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard H. Pollak                                4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Edward W. Probert                              6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
K.V. Rajagopalan                                 4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kevin L. Reilly                                8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Donald S. Rice                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Louis E. Rosen & Randi H. Rosen                  4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Edward J. Rovegno                                4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bernard D. Sadow                              17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Santos                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Darren Saville                                10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Daniel R. Schmidt                                4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
J. Fred Schmidt & J. Fred Schmidt              6,285 (1,257)              6,285 (1,257)                     0
III
----------------------------------- ------------------------- -------------------------- ---------------------
Schulman Associates (9)                        8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Larry Schwartz                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Donald Seiden & Jane B. Seiden                12,570 (2,514)             12,570 (2,514)                     0
JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Allen Sessoms                                    4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Rami Ben Shalom                               41,900 (8,380)             41,900 (8,380)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Shea Ventures LLC                             34,917 (6,983)             34,917 (6,983)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Barry Shemaria                                 8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Ronald M. Shippel                             10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Laurie K. Silverman                              2,095 (419)                2,095 (419)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Adam Glen Smith                                  3,143 (629)                3,143 (629)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Elliot Sokolow                                 6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bluegrass Growth Fund LP                      43,646 (8,729)             43,646 (8,729)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bluegrass Growth Fund, Ltd.                   43,646 (8,729)             43,646 (8,729)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Harvey Sorkin                                 20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Howard Sorkin                                 20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
James & Deborah Soyak JTWROS                 59,358 (11,872)            59,358 (11,872)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
David & Susan Stollwerk JT/WROS                8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Clayton  Struve                                8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Matthew A. Sutton Revocable Trust              8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dr. Patrick Sutton                               4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Gerald B. Swartz                                 4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Ship Commodities International                10,475 (2,095)             10,475 (2,095)                     0
Inc. (10)
----------------------------------- ------------------------- -------------------------- ---------------------
Amy Taus                                      10,475 (2,095)             10,475 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kenneth E. Thorpe                              5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Tretter Family Revocable Living               20,950 (4,190)             20,950 (4,190)                     0
Trust
----------------------------------- ------------------------- -------------------------- ---------------------

----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Sysco Oy                                      17,458 (3,492)             17,458 (3,492)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Daniel Valk                                      4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jorma Vanhanen                               73,325 (14,665)            73,325 (14,665)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Peter D. Veritas                               6,285 (1,257)              6,285 (1,257)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
DCG&T Co FBO Ross G. Walker III               12,570 (2,514)             12,570 (2,514)                     0
IRA R/O
----------------------------------- ------------------------- -------------------------- ---------------------
Joan K. Warnke                                   4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Paul J. Weir                                   8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Howard Wenig                                  20,950 (4,190)             20,950 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Peter Westermann                               8,904 (1,781)              8,904 (1,781)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Joseph Westley                                 8,380 (1,676)              8,380 (1,676)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
DIYR Plans Inc. Money Purchase               69,833 (13,967)            69,833 (13,967)                     0
Plan and Trust as adopted by Don
Wheeler Enterprises, Inc. (11)
----------------------------------- ------------------------- -------------------------- ---------------------
Mark S. Whiting                             104,750 (20,950)           104,750 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lester O. Wuerfl, Barbara  W.                    4,190 (838)                4,190 (838)                     0
Wuerfl and Patricia O'Brien
(TTEEs) (12)
----------------------------------- ------------------------- -------------------------- ---------------------
Ray Y. Yamada                                    4,190 (838)                4,190 (838)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Wayne P. Yetter                                5,238 (1,048)              5,238 (1,048)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Oded Zucker                                    8,729 (1,746)              8,729 (1,746)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Bristol Investment Fund, Ltd. (13)      244,417 (48,883)(14)           244,417 (48,883)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Cranshire Capital, LP (15)                   87,292 (17,458)            87,292 (17,458)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Crescent International Ltd. (16)             71,213 (14,243)            71,213 (14,243)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Metropolitan Eye Surgery, PC                 78,563 (26,188)            78,563 (26,188)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
DCG&T C/F Jack T. Badgett IRA R/O             15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert S. Beadle                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
The Joe N. and Jamie Behrendt                31,425 (10,475)            31,425 (10,475)                     0
Revocable Trust 10/30/96 (17)
----------------------------------- ------------------------- -------------------------- ---------------------
Lon E. Bell                                  78,563 (26,188)            78,563 (26,188)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Peter Bellini                                  9,428 (3,143)              9,428 (3,143)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Bennie                                31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kim M. Berretta Trust DTD 10/24/94            15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Cliff Berger                                157,125 (52,375)           157,125 (52,375)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
PEAK Private Equity AG                       31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
The Bansi Bhaswani Revocable                  15,713 (5,238)             15,713 (5,238)                     0
Trust dtd-6-23-92 (18)
----------------------------------- ------------------------- -------------------------- ---------------------
Gregory A. Burrows & Lorraine  E.             15,713 (5,238)             15,713 (5,238)                     0
Burrows JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Edward P. Callahan                            15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
John J. Callahan                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jack Cardwell                                94,275 (31,425)            94,275 (31,425)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Daniel  C. Chestler                           25,140 (8,380)             25,140 (8,380)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Andrew Cohen Profit Sharing Plan             31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lawrence Cohen Investment Trust              31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Morris Holdings, LLC                         31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Warren Cohen                                  15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Arthur G. Cooper                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
AS Capital Partners, LLC                     31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Malcom R. Currie                             31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Vincent De Caprio                            88,340 (17,808)            53,423 (17,808)            34,917 (0)
----------------------------------- ------------------------- -------------------------- ---------------------
Steven H Deutsch & Wilma K.                   18,855 (6,285)             18,855 (6,285)                     0
Deutsch JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Cindy Dolgin                                 31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Jules H. Dreyfuss                             15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
U. Bertram Ellis Jr.                         31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Joseph Fabiani                                15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dr. Saul Fenster                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Harold Finelt                                31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Andrew Fisher                         314,250 (104,750) (19)          314,250 (104,750)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard J. Forsyth                           31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
John P. Funkey Revocable Trust               31,425 (10,475)            31,425 (10,475)                     0
2/26/90
----------------------------------- ------------------------- -------------------------- ---------------------
James B. Gallinatti Jr. & Ellen              62,850 (20,950)            62,850 (20,950)                     0
T. Gallinatti
----------------------------------- ------------------------- -------------------------- ---------------------
David M. Gilson                               21,998 (7,333)             21,998 (7,333)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Samuel Goekjian                               15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Camino Investment Corp.                       12,570 (4,190)             12,570 (4,190)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Allan S. & Edward S. Gordon TTEE             31,425 (10,475)            31,425 (10,475)                     0
s u/a 12/19/86 FBO Allan S. Gordon
----------------------------------- ------------------------- -------------------------- ---------------------
Indata Services Co.                          62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Palladium Equity Partners                      6,285 (2,095)              6,285 (2,095)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Peter C. Gould                                15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Maurice and Stacey Gozlan                    31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Greenwood Partners, LP                        15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Cape May Investors, Inc.                      15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
James M. Grooms Trust                        31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Star Ridge Management Corporation      628,500 (209,500)(20)          628,500 (209,500)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Joseph W. Halligan Trust DTD                 31,425 (10,475)            31,425 (10,475)                     0
12/20/21
----------------------------------- ------------------------- -------------------------- ---------------------
Douglas Hannah                                21,998 (7,333)             21,998 (7,333)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Gerald Hannahs                               31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Harrigan & Cindy Lane                  15,713 (5,238)             15,713 (5,238)                     0
(JTWROS)
----------------------------------- ------------------------- -------------------------- ---------------------
Todd W. Harrigan & Amy R.                     15,713 (5,238)             15,713 (5,238)                     0
Harrigan JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Roland F. Hartman Trust DTD                   15,713 (5,238)             15,713 (5,238)                     0
6/5/98 Roland F. Hartman TTEE
----------------------------------- ------------------------- -------------------------- ---------------------
DCG&T c/f Robert G. Heidenreich               15,713 (5,238)             15,713 (5,238)                     0
IRA
----------------------------------- ------------------------- -------------------------- ---------------------
Eagle Drive Partners                         37,710 (12,570)            37,710 (12,570)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Speedus Corporation                   377,100 (125,700) (21)          377,100 (125,700)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Clariden Bank                               125,700 (41,900)           125,700 (41,900)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Andre Iseli                                  31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
John J. Kealy Revocable Trust dtd             15,713 (5,238)             15,713 (5,238)                     0
8/15/96 John J. Kealy TTEE
----------------------------------- ------------------------- -------------------------- ---------------------
Robert Klein                                 62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
John Kokales                                  15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kenneth J. Kostal                            62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Gregory Leishman                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Lee Levine                                    15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Delaware Charter Guarantee &                  15,713 (5,238)             15,713 (5,238)                     0
Trust Co. C/F Seshagiri Rao
Mallampati IRA
----------------------------------- ------------------------- -------------------------- ---------------------
Rakesh Mathur                                31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Gerald & Patricia Mc Bride JTWROS             15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Awatto Ltd. Partn.                           62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Aegon LTD.                                    25,140 (8,380)             25,140 (8,380)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Craig H. Millet                               15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard J. Mish                              31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Molinsky                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
E.A. Moos & Co. LP                           78,563 (26,188)            78,563 (26,188)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
DCG&T Co FBO Edward A. Moos IRA              78,563 (26,188)            78,563 (26,188)                     0
ROTH
----------------------------------- ------------------------- -------------------------- ---------------------
Union Securities Ltd.                        62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Barry Newman                                 94,275 (31,425)            94,275 (31,425)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Amy Newmark c/f Elle Anne Damiano             15,713 (5,238)             15,713 (5,238)                     0
UGMA
----------------------------------- ------------------------- -------------------------- ---------------------
Amy Newmark c/f Michael Jay                   15,713 (5,238)             15,713 (5,238)                     0
Damiano UGMA
----------------------------------- ------------------------- -------------------------- ---------------------
Edward J. O'Connell                           15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
John Orlando                                 31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
THE PAUL F PETRUS REV TRUST OF                21,998 (7,333)             21,998 (7,333)                     0
1988 UAD 4-15-88
----------------------------------- ------------------------- -------------------------- ---------------------
Michael J. Pierce                            47,138 (15,713)            47,138 (15,713)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michael M. Pierce                             15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Dr. V.J. L.K. Raju & Dr. Govind               15,713 (5,238)             15,713 (5,238)                     0
S. Raju JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Dr. Daniel Ruben                             31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Alan J. Rubin                                78,563 (26,188)            78,563 (26,188)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Burton M. Sack                               62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Sack Family Partners L.P.                    53,423 (17,808)            53,423 (17,808)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Howard Schrager                              31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Shea Ventures, LLC                           62,850 (20,950)            62,850 (20,950)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
J. Edward Shrawder                            15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Arthur Silverman                              18,855 (6,285)             18,855 (6,285)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Sweetland L.L.C.                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Craig Spieker                                 15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
S & S Separate Property Trust DTD             15,713 (5,238)             15,713 (5,238)                     0
3/7/03
----------------------------------- ------------------------- -------------------------- ---------------------
Statler Family Trust                          15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Solomon S. Steiner                           31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard E. Stites & Jane L.                  37,710 (12,570)            37,710 (12,570)                     0
Stites JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
David Sydorick                              157,125 (52,375)           157,125 (52,375)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Richard Paney                                31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
William Thacker & Susan Thacker              31,425 (10,475)            31,425 (10,475)                     0
JTWROS
----------------------------------- ------------------------- -------------------------- ---------------------
Malcolm Thompson                              25,140 (8,380)             25,140 (8,380)                     0
----------------------------------- ------------------------- -------------------------- ---------------------


----------------------------------- ------------------------- -------------------------- ---------------------
                                                                                         Number of Shares
                                    Number of shares                                     beneficially owned
                                    beneficially owned        Number of Shares Offered   after the Offering
Selling Stockholder                 prior to the Offering(1)  by this Prospectus*        *(2) (3)
----------------------------------- ------------------------- -------------------------- ---------------------
Samuel V. Vail                                15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
                                                   2,039,250      2,039,250 (2,039,250)                     0
Spencer Trask Ventures, Inc.                 (2,039,250)(22)
----------------------------------- ------------------------- -------------------------- ---------------------
Rodman & Renshaw                             80,584 (80,584)            80,584 (80,584)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Premnath Viswanath                           39,281 (13,094)            39,281 (13,094)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
John V. Wagner, Jr.                          31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Thomas G. Wales                              31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Kevin Weisbeck                                15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
James R. Whiting                              15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Ralph C. Wintrode Trust dtd May               15,713 (5,238)             15,713 (5,238)                     0
9, 2001
----------------------------------- ------------------------- -------------------------- ---------------------
Marvin Woodall                               31,425 (10,475)            31,425 (10,475)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Michael Zimmerman                             15,713 (5,238)             15,713 (5,238)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
B. Braun Medical, Inc.                       91,172 (38,797)            91,172 (38,797)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Lane Clissold                                75,000 (75,000)            75,000 (75,000)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
George I. Norman                             75,000 (75,000)            75,000 (75,000)                     0
----------------------------------- ------------------------- -------------------------- ---------------------
Spencer Trask Specialty Group, LLC       11,477,764 (34,967)(23)       174,583 (34,917)         11,303,181 (0)(24)
----------------------------------- ------------------------- -------------------------- ---------------------


* The number in parenthesis reflects the portion of the immediately preceding number that represents shares covered by warrants. All such warrants are immediately exercisable upon consummation of our reincorporation merger except as otherwise stated in the footnotes to this table.

(1) Except as expressly indicated in a footnote to this table, such shares represent less than one percent of the shares of Vyteris Holdings' common stock to be outstanding upon consummation of the reincorporation merger.

(2) Assumes that each selling stockholder will sell all of the shares set forth in the column "Shares Offered by this Prospectus." There can be no assurance that the selling stockholders will actually sell all or any of the shares offered hereunder.

(3) Except as expressly indicated in a footnote to this table, such shares represent less than one percent of the shares of Vyteris Holdings' common stock to be outstanding upon consummation of the reincorporation merger.

(4) Prior to the sale of shares by the selling stockholders, which we refer to as the "Offering", Mr. Farley's beneficial ownership is approximately 1.33% of the outstanding shares. Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares issuable shares of common stock issuable upon conversion of our Series B convertible preferred stock, (iii) 23,045 shares of common stock issuable upon exercise of warrants and (iv) 9,270 shares of common stock which are issuable upon the exercise of stock options. Mr. Farley also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates.

(5) Voting and/or investment control is held by Louis Ferrari.

(6) Prior to the Offering, Qubit Holdings, LLC's beneficial ownership is approximately 4.9% of the outstanding shares.

(7) Prior to the Offering, GSSF Master Fund, L.P.'s beneficial ownership is approximately 1.8% of the outstanding shares.

(8) Voting and/or investment control is held by George W. Holbrook, Jr. and James R. McGoogan.

(9) Voting and/or investment control is held by Benjamin Schulman.

(10) Voting and/or investment control is held by Celia Sexton Tate.

(11) Voting and/or investment control is held by Donald Wheeler.

(12) Voting and/or investment control is held by Barbara Wuerfl and Patricia O'Brien.

(13) Voting and investment control is held by Paul Kessler, as manager of Bristol Capital Advisors, LLC, the investment manager to Bristol Investment Fund, Ltd.

(14) Prior to the Offering, Bristol Investment Fund, Ltd.'s beneficial ownership is approximately 1.26% of the outstanding shares.

(15) Voting control and investment discretion is held by Mel Craw and Maxi Brezzi, in their capacity as managers of Greenlight (Switzerland) SA, the investment advisor to Crescent International Ltd. Mssrs. Craw and Brezzl disclaim beneficial ownership of such shares.

(16) Voting and/or investment control is held by Brice Hall.

(17) Voting and/or investment control is held by Joe N. Behrendt and Jamie W. Behrendt.

(18) Voting and/or investment control is held by Bansi Bharwani.

(19) Prior to the Offering, Mr. Fisher's beneficial ownership is approximately 1.62% of the outstanding shares.

(20) Prior to the Offering, Star Ridge Management Corporation's beneficial ownership is approximately 3.22% of the outstanding shares.

(21) Prior to the Offering, Speedus Corporation's beneficial ownership is approximately 1.94% of the outstanding shares.

(22) Prior to the Offering, Spencer Trask Ventures, Inc.'s beneficial ownership is approximately 9.56% of the outstanding shares.

(23) Prior to the Offering, STSG's beneficial ownership is approximately 57.09% of the outstanding shares.

(24) Following the Offering, STSG's beneficial ownership will be approximately 56.32% of the outstanding shares.

                              PLAN OF DISTRIBUTION


        The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares arc traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

                o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

                o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

                o an exchange distribution in accordance with the rules of the applicable exchange;

                o       privately negotiated transactions;

                o       settlement of short sales;

                o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

                o       a combination of any such methods of sale; and

                o       any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed Vyteris Holdings that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

        Vyteris Holdings is required to pay all fees and expenses incurred by Vyteris Holdings incident to the registration of the shares. Vyteris Holdings has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

           ORGANIZATIONAL HISTORY AND DESCRIPTION OF OUR CAPITAL STOCK

ORGANIZATIONAL HISTORY

        VYTERIS, INC.

        Vyteris, Inc. was incorporated in Delaware in July 2000. Since the closing of the Acquisition in November 2000, Vyteris, Inc. has been engaged in the development of its drug delivery system business.

        TREASURE MOUNTAIN HOLDINGS, INC.

        Treasure Mountain Holdings, Inc. was organized in Utah as Treasure Mountain Mining Company in 1954 to engage in the business of mining, milling, processing and marketing various minerals, primarily tungsten. Treasure Mountain engaged in the mining business for a period of time after inception and acquired various mineral leases, but became relatively inactive for several years until approximately 1997. In 1997, the corporation's name was changed to Treasure Mountain Holdings, Inc., it was re-domiciled as a Nevada corporation and the Utah corporation was subsequently dissolved.

        On August 11, 2001, Treasure Mountain Holdings executed a license agreement to acquire the worldwide, exclusive license to make, manufacture, sell, attach a trademark or trade name to, and to exercise incidents of ownership in and to all interests, proprietary rights and improvement in and to a product known as the "Java Stir". On February 26, 2004, an affiliate of the controlling stockholder of Vyteris, Inc. acquired 82% of the outstanding common stock of Treasure Mountain Holdings. In its Annual Report on Form 10-KSB for the year ended December 31, 2003, Treasure Mountain Holdings stated that:

        "Management is reviewing and evaluating our present business and financial position and it is anticipated that our business activities and plan of operations will change following the change of control. We have terminated our exclusive license agreement to manufacture and market the "Java Stir" product. Presently, we have no definitive plans as to our future operations nor have we entered into any agreement or understanding involving any potential new business or activity."

        TREASURE MOUNTAIN HOLDINGS/VYTERIS MERGER

        On July 8, 2004, Treasure Mountain Holdings and Vyteris, Inc. entered into a merger agreement and plan of reorganization. We refer to that agreement, as amended on September 29, 2004, as the "Treasure Mountain Merger Agreement". Pursuant to the Treasure Mountain Merger Agreement, on September 29, 2004:

        o a wholly-owned subsidiary of Treasure Mountain Holdings merged with and into Vyteris, Inc.;

        o Vyteris, Inc. became a wholly-owned subsidiary of Treasure Mountain Holdings;

        o the existing directors of Treasure Mountain Holdings resigned and the directors of Vyteris, Inc. immediately prior to the consummation of the Merger - Donald Farley, Paul Citron, David DiGiacinto, Jack Reich, Solomon Steiner and Vincent DeCaprio - became the sole directors of Treasure Mountain Holdings;

        o the existing officers of Treasure Mountain Holdings resigned and the executive officers of Vyteris, Inc. immediately prior to the consummation of the merger became the executive officers of Treasure Mountain Holdings; more specifically, Vincent De Caprio became the Chief Executive Officer of Treasure Mountain Holdings, Michael McGuinness became the Chief Financial Officer of Treasure Mountain Holdings, James Garrison became the Vice President of Business Development of Treasure Mountain Holdings and C. Gregory Arnold became the Vice President of Manufacturing and Process Development of Treasure Mountain Holdings; and

        o as more specifically described below, the outstanding capital stock of Vyteris, Inc was automatically converted into the right to receive capital stock of Treasure Mountain Holdings, the outstanding warrants to purchase Vyteris, Inc. common stock were automatically converted into the right to receive warrants to purchase Treasure Mountain Holdings common stock and the outstanding options to purchase Vyteris, Inc. common stock were automatically converted into the right to receive options to purchase Treasure Mountain Holdings Common Stock.

        The conversion ratio provided for in the Treasure Mountain Merger Agreement was 4.19. As a result of the use of this conversion ratio:

        o Each outstanding share of Vyteris, Inc. common stock was automatically converted into the right to receive 4.19 shares of Treasure Mountain Holdings common stock. Immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger, there were 45,236,797 shares of Vyteris, Inc. common stock outstanding. Accordingly, the shares of Vyteris, Inc. common stock outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger were converted into the right to receive approximately 189,542,180 shares of Treasure Mountain Holdings common sock.

        o Each outstanding share of Vyteris, Inc. Series C convertible preferred stock was automatically converted into the right to receive one share of Treasure Mountain Holdings Series B convertible preferred stock. Each share of Treasure Mountain Holdings Series B convertible preferred stock is convertible into a number of shares of Treasure Mountain Holdings common stock equal to (i) 4.19 multiplied by (ii) the number of shares of Vyteris, Inc. common stock into which one share of Vyteris, Inc. Series C convertible preferred stock was convertible prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger. The Vyteris, Inc. Series C convertible preferred stock was convertible into one quarter of a share of Vyteris, Inc. common stock if converted at any time within 18 months of March 31, 2004, one third of a share of Vyteris, Inc. common stock if converted at any time within the 18 months thereafter and two thirds of a share of Vyteris, Inc. common stock if converted at any time thereafter. Immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger, there were 7,500,000 shares of Vyteris, Inc. Series C convertible preferred stock outstanding. Accordingly, the shares of Vyteris, Inc. Series C convertible preferred stock outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger have been converted into the right to receive 7,500,000 shares of Treasure Mountain Holdings Series B convertible preferred stock, which shares are initially convertible into the right to receive a total of 7,856,250 shares of Treasure Mountain Holdings common stock.

        o Each outstanding option and warrant to purchase one or more shares of Vyteris, Inc. common stock -- which we refer to as an existing option or an existing warrant - was automatically converted into an option or warrant to purchase one or more shares of Treasure Mountain Holdings common stock -- which we refer to as a new option or a new warrant. The number of shares of Treasure Mountain Holdings common stock covered by each new option or new warrant equals the number of shares of Vyteris, Inc. common stock covered by the corresponding existing option or existing warrant multiplied by 4.19. The exercise price of each new option or new warrant equals the exercise price of the corresponding existing option or existing warrant divided by
                4.19. Immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger, there were existing options outstanding covering 3,766,911 shares of Vyteris, Inc. common stock and there were existing warrants outstanding covering 12,168,965 shares of Vyteris, Inc. common stock. Accordingly, upon consummation of the Treasure Mountain/Vyteris, Inc. merger, the existing options were converted into new options to purchase a total of 15,783,357 shares of Treasure Mountain Holdings common sock and the existing warrants were converted into new warrants to purchase a total of 50,987,962 shares of Treasure Mountain Holdings common stock.

        In summary, the following number of shares of Treasure Mountain Holdings common stock became issuable to former holders of Vyteris, Inc. capital stock, options and warrants by virtue of the consummation of the Treasure Mountain/Vyteris, Inc. merger:

                o 189,542,180 shares upon conversion of the outstanding Vyteris, Inc. common stock in the Treasure Mountain/Vyteris, Inc. merger;

                o 7,856,250 shares initially issuable upon conversion of the Treasure Mountain Holdings Series B convertible preferred stock issuable in the Treasure
                        Mountain/Vyteris, Inc. merger;

                o 15,783,357 shares issuable upon exercise of the new options; and

                o 50,987,962 shares issuable upon exercise of the new warrants.

The sum of these shares, 269,067,587 shares, represent the number of shares of Treasure Mountain Holdings common stock issuable pursuant to the Treasure Mountain/Vyteris, Inc. merger. We refer to this sum as the "Vyteris Fully Diluted Number".

        Immediately prior to the consummation of the Treasure Mountain/Vyteris, Inc. merger, there were 3,397,836 shares of Treasure Mountain Common Stock outstanding. By virtue of the Treasure Mountain/Vyteris, Inc. merger, warrants covering an additional 1,500,000 shares of Treasure Mountain Holdings common stock were granted to two former executive officers and directors of Treasure Mountain Holdings. We refer to the sum of these shares, 4,897,836 shares, as the "Initial Treasure Mountain Fully Diluted Number".

        The sum of the Vyteris Fully Diluted Number and the Initial Treasure Mountain Fully Diluted Number, 273,979,704 shares, represents the number of shares of Treasure Mountain Holdings common stock that were issued or issuable upon consummation of the Treasure Mountain/Vyteris, Inc. merger. We refer to this sum as the "Treasure Mountain Fully Diluted Number".

        At the time that the Treasure Mountain/Vyteris, Inc. merger was completed, Treasure Mountain Holdings was only authorized to issue 50,000,000 shares of Treasure Mountain Holdings common stock, which amount is substantially less than the Treasure Mountain Fully Diluted Number. Furthermore, at that time Treasure Mountain Holdings was not authorized to issue any shares of preferred stock. To assure the former holders of Vyteris, Inc. capital stock, existing options and existing warrants that they will receive the securities to which they are entitled pursuant to the Treasure Mountain Merger Agreement, the Treasure Mountain Merger Agreement provided for the following steps to occur:

        o the former holders of Vyteris, Inc. common stock received stock certificates representing a total of 45,062,883 shares of Treasure Mountain Holdings common stock, allocated on a proportional basis among such former holders; we refer to these shares as the "Initially Certificated Shares";

        o the former holders of Vyteris, Inc. common stock received common stock rights certificates entitling such holders to receive a total of 144,479,297 shares of Treasure Mountain common stock, or a total of 14,447,930 shares of Vyteris Holdings common stock, as soon as one of the remedial steps described below is taken;

        o the former holders of Vyteris, Inc. Series C convertible preferred stock received preferred stock rights certificates entitling such holders to receive a total of 7,500,000 shares of Treasure Mountain Holdings Series B convertible preferred stock initially convertible into a total of 7,856,250 shares of Treasure Mountain Holdings common stock, or a total of 7,500,000 shares of Vyteris Holdings Series B convertible preferred stock initially convertible into a total of 785,625 shares of Vyteris Holdings common stock, as soon as one of the remedial steps described below is taken;

        o the new options to purchase a total of 15,783,357 shares of Treasure Mountain Holdings common stock may not be exercised until one of the remedial steps described below is taken;

        o the new warrants to purchase a total of 50,987,962 shares of Treasure Mountain Holdings common stock may not be exercised until one of the remedial steps described below is taken; and

        o Treasure Mountain Holdings was required to take one of two remedial steps: either Treasure Mountain would reincorporate into a Delaware wholly-owned subsidiary that has a sufficient number of authorized shares of capital stock to satisfy Treasure Mountain Holding's obligations under the above-mentioned rights certificates, new options and new warrants or Treasure Mountain Holdings would amend its certificate of incorporation to authorize a sufficient number of authorized shares of capital stock to satisfy Treasure Mountain Holding's obligations under the above-mentioned rights certificates, new options and new warrants

        REINCORPORATION MERGER.

        Immediately after the consummation of the Treasure Mountain/Vyteris, Inc. merger, the new Board of Directors of Treasure Mountain Holdings authorized management of Treasure Mountain to proceed with the above-mentioned reincorporation process. While such process requires the approval of Treasure Mountain's stockholders, former stockholders of Vyteris, Inc. who control a substantial majority of the outstanding shares of Treasure Mountain Holdings common stock have agreed to vote their shares of Treasure Mountain Holdings common stock in favor of the reincorporation merger.

        The following steps have been taken to effect the reincorporation merger:

        o Vyteris Holdings was incorporated in Delaware on October 20, 2004. The certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock and 50,000,000 shares of preferred stock, consisting of 7,500,000 shares of Series B convertible preferred stock and 42,500,000 shares of preferred stock, the terms of which may be determined from time to time by the Board of Directors of Vyteris Holdings.

        o Vyteris Holdings issued one share of its common stock to Treasure Mountain Holdings. As a result, Vyteris Holdings became a wholly-owned subsidiary of Treasure Mountain Holdings.

        o The Boards of Directors of Treasure Mountain Holdings and Vyteris Holdings approved a plan of merger, subject to approval by Treasure Mountain Holdings' stockholders. The plan of merger provides for:

                o Treasure Mountain Holdings to be merged with and into Vyteris Holdings;

                o each outstanding share of Treasure Mountain Holdings common stock to be converted into one tenth of a share of Vyteris Holdings common stock;

                o each Treasure Mountain Holdings common stock rights certificate entitling the holder to acquire one share of Treasure Mountain Holdings common stock to be converted into one tenth of a share of Vyteris Holdings common stock;

                o each Treasure Mountain Holdings preferred stock rights certificate entitling the holder to acquire one share of Treasure Mountain Holdings Series B convertible preferred stock to be converted into one share of Vyteris Holdings Series B convertible preferred stock, which in turn is initially convertible into .10475 of a share of Vyteris Holdings common stock;

                o each new option to purchase one share of Treasure Mountain Holdings common stock to be converted into an option to purchase one tenth of a share of Vyteris Holdings common stock at an exercise price equal to ten times the exercise price of such new option; and

                o each new warrant to purchase one share of Treasure Mountain Holdings common stock to be converted into a warrant to purchase one tenth of a share of Vyteris Holdings common stock at an exercise price equal to ten times the exercise price of such new warrant.

        o On , 2004, the stockholders of Treasure Mountain Holdings approved the reincorporation merger and on , 2004, the reincorporation merger was consummated. Upon consummation of the reincorporation merger, there were:

                o 7,500,000 shares of Vyteris Holdings Series B convertible preferred stock outstanding, initially convertible into a total of 785,625 shares of Vyteris Holdings common stock;

                o 19,294,002 shares of Vyteris Holdings common stock outstanding;

                o options outstanding to purchase a total of 1,578,336 shares of Vyteris Holdings common stock; and

                o warrants outstanding to purchase a total of 5,248,796 shares of Vyteris Holdings common stock.

DESCRIPTION OF OUR CAPITAL STOCK

        The following statements are brief summaries of certain provisions of our certificate of incorporation relating to Vyteris Holdings common stock, Series B convertible preferred stock and other preferred stock.

        AUTHORIZED CAPITAL STOCK

        Our authorized capital stock consists of 100 million shares of common stock and 50 million shares of preferred stock. A total of 7,500,000 shares of our authorized preferred stock have been designated as Series B convertible preferred stock.

        COMMON STOCK

        DIVIDENDS. The holders of our common stock are entitled to receive, ratably, dividends when, as and if declared by our Board of Directors out of funds legally available therefor and after provision is made for each class or series of stock, if any, having preference over the common stock, including our Series B convertible preferred stock.

        LIQUIDATION PREFERENCE. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of all liabilities and after provision is made for each class of stock, if any, having preference over the common stock, including our Series B convertible preferred stock.

        CONVERSION. The holders of our common stock have no conversion rights and they are not subject to further calls or assessments by us.

        PREEMPTIVE RIGHTS. The holders of our common stock have no preemptive rights.

        VOTING RIGHTS. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders of our common stock are entitled to vote.

        REDEMPTION. There are no redemption or sinking fund provisions applicable to our common stock.

        SERIES B CONVERTIBLE PREFERRED STOCK

        DIVIDENDS. The holders of our Series B convertible preferred stock are entitled to receive, ratably, an annual 8% cumulative cash dividend out of funds legally available therefor, payable quarterly.

        LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of our company, whether voluntarily or involuntarily, holders of Series B convertible preferred stock will be entitled to receive a liquidation preference of $1.00 per share, adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like, plus an amount equal to all accrued but unpaid dividends on Series B convertible preferred stock. With respect to the distribution of assets upon liquidation, dissolution or winding up of our company, the Series B convertible preferred stock ranks senior to our common stock. Certain corporate transactions may be treated as a liquidation event at the election of the holders of a majority of the shares of our Series B convertible preferred stock.

        CONVERSION. Each share of our Series B convertible preferred stock is convertible at any time, upon the option of the holder, into the following number of shares of our common stock: (i) if converted within 18 months from March 31, 0.10475; (ii) if converted within the next 18 months, 0.13967; or if converted at any time thereafter, 0.27933.

        PREEMPTIVE RIGHTS. The holders of our Series B convertible preferred stock have no preemptive rights.

        VOTING RIGHTS. The holders of our Series B convertible preferred stock and the holders of any other series of preferred stock with similar voting rights vote together with the holders of shares of our common stock as a single class on all matters to be voted on by our stockholders, except that the vote or consent of the holders of a majority of the shares of our Series B convertible preferred stock is necessary to (i) authorize or issue any equity security having any preference over or being on a parity with our Series B convertible preferred stock with respect to dividend or liquidation preference, (ii) increase the number of authorized shares of our Series B convertible preferred stock, or (iii) amend, alter or repeal any provision of, or add any provision to, our Certificate of Incorporation, any Certificate of Designations we may file or our By-laws, if such action would adversely alter or change in any material respect the rights, preferences or privileges of our Series B convertible preferred stock.

        MANDATORY REDEMPTION. Commencing as of the first anniversary date of FDA approval of LidoSite for commercial sale, and continuing for one year thereafter, we will be required to redeem, on a quarterly basis, an amount of our Series B convertible preferred stock equal to 5% of our gross profits derived from the sale of LidoSite. During the following years, we will also be required to redeem, on a quarterly basis, an amount of our Series B convertible preferred stock in an amount equal to 10% of our gross profits derived from the sale of LidoSite. The redemption price is $1.00 per share of our Series B convertible preferred stock adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like, plus any accrued but unpaid dividends thereon.

        OTHER SERIES OF PREFERRED STOCK

        Our board of directors has the authority, without further action by the stockholders, to issue our authorized and unissued shares of preferred stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights and the restrictions or qualifications relating to each such series. The rights, preferences, privileges and powers of each series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and could adversely affect the rights and powers, including voting rights, of holders of shares of our common stock. The existence of authorized and undesignated shares of preferred stock may also have an adverse effect on the market price of our common stock. While we have no present intention to issue shares of preferred stock, any such issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of Vyteris Holdings.

        STOCK OPTION PLAN

        We have adopted a stock option plan, which we refer to as the Plan and which substantially mirrors the Vyteris, Inc. 2001 Stock Option Plan. Under the Plan, incentive stock options and non-qualified stock options to purchase shares of our common stock may be granted to directors, officers, employees and consultants. A total of 2,901,902 shares of our common stock may be issued pursuant to the Plan.

        The per share exercise price for incentive stock options granted under the Plan must at least equal the fair market value of the underlying common stock on the date of grant. The option price for shares purchased through the exercise of an option is payable in cash or, at the discretion of our compensation committee, in common stock or a combination of both common stock and cash. Our Compensation Committee may determine the initial vesting period and the expiration date of each option at the time that it is granted.

        The Plan provides that in the event of a change in control, unless the successor assumes a holder's options or replaces them with comparable options for its stock, our Board of Directors will provide that all outstanding options will be immediately and fully exercisable on a date prior to the consummation of the change of control transaction. Any option assumed by a successor will automatically accelerate upon termination of an option holder's employment or service for certain specified reasons within 18 months following the change in control.

        The Plan provides for options to terminate within specified periods of time after employment is terminated, depending upon the reason for termination. Unless otherwise provided by our Compensation Committee, options are not transferable by the option holder and can be exercised only by the option holder during his or her lifetime, or upon the option holder's death, only by the personal representative of his or her estate. The Plan may be amended or terminated by our Board of Directors at any time; PROVIDED, HOWEVER, that no such action may adversely affect any outstanding options without the consent of the applicable option holder.

        OUTSTANDING WARRANTS

        Upon consummation of the reincorporation merger, we had outstanding warrants covering a total of 5,248,796 shares of our common stock. The following table shows, for each tranche of our warrants, the exercise price, the number of shares of our common stock covered thereby and the expiration date.


-------------------------------- ------------------------------- --------------------------------
NUMBER OF SHARES                 EXERCISE PRICE PER SHARE        EXPIRATION DATE
-------------------------------- ------------------------------- --------------------------------
               38,796                          $12.89            Commercial launch of LidoSite
-------------------------------- ------------------------------- --------------------------------
               20,950                          $9.55                            2010
-------------------------------- ------------------------------- --------------------------------
             1,138,990                         $4.47                            2009
-------------------------------- ------------------------------- --------------------------------
             1,780,226                         $2.39                            2009
-------------------------------- ------------------------------- --------------------------------
             1,068,136                         $2.39                            2014
-------------------------------- ------------------------------- --------------------------------
             1,051,698                         $3.58                            2009
-------------------------------- ------------------------------- --------------------------------
              150,000                          $1.00                            2006
-------------------------------- ------------------------------- --------------------------------

        CERTAIN CHANGE OF CONTROL PROVISIONS

        The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Vyteris Holdings.

        Our by-laws will establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. The amendment of any of these provisions would require approval of at least two-thirds of the outstanding common stock.

        The above-mentioned provisions of our certificate of incorporation and by-laws may have the effect of delaying, deterring or preventing a change in control of Vyteris Holdings, may discourage bids for the common stock at a premium over the prevailing market price, and may adversely affect the market price, and the voting and other rights of the holders, of our common stock.

        TRANSFER AGENT AND REGISTRAR

        The Transfer Agent and Registrar for our common stock is Western States Transfer and Registrar Inc.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Treasure Mountain's common stock became eligible to be traded in the over-the-counter market in February 2002. Quotations are published on the OTC Bulletin Board under the symbol "TMHI" and in the National Quotation Bureau, Inc. "pink sheets" under Treasure Mountain Holdings, Inc. We are not aware of an active trading market in Treasure Mountain shares and, accordingly, there is no history of reported trades in the public market for Treasure Mountain shares. We expect that Vyteris Holdings shares will be similarly treated upon consummation of the reincorporation merger.

        The ability of an individual stockholder to trade such shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their states or appropriately exempted from registration before the securities are permitted to trade in that state. We are required to pursue such state registrations and/or exemptions with respect to the shares to be sold by the selling stockholders.

        It is most likely that our shares will be subject to the provisions of
Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. See "Risk Factors -- Our common stock may be considered a "penny stock" and may be difficult to sell." The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition because it has a price of at least $5.00 per share or the issuer's net tangible assets exceed certain minimum amounts; or exempted from the definition by the SEC.

        If our shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of shareholders to sell their shares.

        Based on shares outstanding as of September 30, 2004 and rights granted pursuant to the Treasure Mountain/Vyteris, Inc. merger, upon consummation of the reincorporation merger:

                o there will be approximately 845 holders of Vyteris Holdings' common stock and two holders of Vyteris Holdings' Series B convertible preferred stock;

                o 12,827 shares of Vyteris Holdings' common stock will be considered freely tradeable and may be sold, transferred or otherwise traded in the public market, pursuant to Rule 144(k) or otherwise, unless held by an affiliate or controlling shareholder; and

                o the balance of Vyteris Holdings' outstanding shares of common stock -- 11,474,382 shares -- will be considered restricted securities, of which 7,819,620 shares may be sold in the public market pursuant to this prospectus when the registration statement of which this prospectus is a part is declared effective.

        Under the provisions of Rule 144 of the Securities Act of 1933, restricted securities may be sold into the public market, subject to holding period, volume and other limitations set forth under the Rule. In general, under Rule 144 as currently in effect, a person -- or persons whose shares are aggregated -- who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an "affiliate" and has held the shares for at least one year, is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of:

                o the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

                o       1% of the shares then outstanding.

In order for a shareholder to rely on Rule 144, we must have available adequate current public information with respect to our business and financial status. A person who is not deemed to be an "affiliate" and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

        Upon consummation of the reincorporation merger, we expect to have outstanding, in addition to our shares of common stock, warrants to purchase a total of 5,248,796 shares of common stock, options to purchase a total of 1,578,336 shares of common stock and 7,500,000 shares of Series B convertible preferred stock. See "Organizational History and Description of our Capital Stock -- Description of our Capital Stock". The shares underlying such warrants may be sold in the public market pursuant to this prospectus when the registration statement of which this prospectus is a part is declared effective. Unless registered, the shares of common stock underlying such options and preferred shares will be restricted securities.

        The above-mentioned options will be granted to replace options initially granted by Vyteris, Inc. pursuant to an equity compensation plan approved by the stockholders of

Vyteris, Inc. Vyteris, Inc. did not grant options, warrants or rights pursuant to any other equity compensation plans. As of December 31, 2003, neither Treasure Mountain nor Vyteris Holdings had adopted any equity compensation plan. The following table provides information regarding options outstanding as of December 31, 2003 under the Vyteris, Inc. equity compensation plan:

                                                                                                    (c)
                                                                                           Number of Securities
                                         (a)                          (b)                 Remaining Available For
                             Number Of Securities To Be    Weighted-Average Exercise   Future Issuance Under Equity
                               Issued Upon Exercise Of       Price of Outstanding           Compensation Plans
                                Outstanding Options,        Options, WARRANTS AND          (Excluding Securities
       PLAN CATEGORY             WARRANTS AND RIGHTS                RIGHTS               REFLECTED IN COLUMN (A))
       -------------             -------------------        ----------------------       ------------------------
Equity Compensation Plans
Approved by Stockholders
of Vyteris, Inc............                448,709                       $1.70                   1,030,479

Equity Compensation Plans
Not Approved by Such
Stockholders...............                     --                          --                          --
                                      ------------                  ----------                  ----------

TOTAL                                      448,709                       $1.70                   1,030,479

                                  LEGAL MATTERS

        The validity of the issuance of the shares of Vyteris Holdings common stock described herein shall be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

                                     EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited our financial statements at December 31, 2002 and 2003, and for the period from our November 10, 2000 date of inception to December 31, 2003 and the years ended December 31, 2002 and 2003, as set forth in their report. We've included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Madsen & Associates, CPA's Inc., independent auditors, have audited the financial statements of Treasure Mountain Holdings, Inc. at December 31, 2003, and for the period from our January 1, 1958 date of inception to December 31, 2003 and the years ended December 31, 2002 and 2003, as set forth in their report. The financial statements of Treasure Mountain Holdings, Inc. are included in this prospectus and elsewhere in the registration statement in reliance on the report of Madsen & Associates, CPA's Inc., given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock which may be sold by the selling stockholders, reference is made to the registration statement, including the exhibits thereto and the financial statements and notes filed as a part thereof. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you may desire to review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

        You should only rely on the information contained in this prospectus and the registration statement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits thereto, may be inspected, without charge, at the public reference facility maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the public reference rooms. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected on the SEC's web site at HTTP://WWW.SEC.GOV.

                          INDEX TO FINANCIAL STATEMENTS

AUDITED YEAR-END FINANCIAL STATEMENTS OF VYTERIS, INC.:

     Report of Independent Registered Public Accounting Firm
     Balance Sheets as of December 31, 2003 and 2002
     Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003
     Statements of Changes in Stockholders' Equity (Deficit) for the period from
          November 10, 2000 (inception) to December 31, 2003
     Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003
     Notes to Year-End Financial Statements

UNAUDITED INTERIM FINANCIAL STATEMENTS OF VYTERIS, INC.:

     Balance Sheets as of June 30, 2004 and December 31, 2003
     Statements of Operations for the six months ended June 30, 2004 and 2003 and for the period from November 10, 2000 (inception) to June 30, 2004
     Statements of Changes in Stockholders' Equity (Deficit) for the period from November 10, 2000 (inception) to June 30, 2004
     Statements of Cash Flows for the six months ended June 30, 2004 and 2003 and for the period from November 10, 2000 (inception) to June 30, 2004 Notes to Interim Financial Statements

AUDITED YEAR-END FINANCIAL STATEMENTS OF TREASURE MOUNTAIN HOLDINGS, INC.:

    Report of Independent Registered Public Accounting Firm
    Balance Sheet as of December 31, 2003
    Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from January 1, 1958 (inception) to December 31, 2003
    Statements of Changes in Stockholders' Equity (Deficit) for the years ended
          December 31, 2003 and 2002 and for the period from January 1, 1958 (inception) to December 31, 2003
    Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from January 1, 1958 (inception) to December 31, 2003
    Notes to Year-End Financial Statements

UNAUDITED INTERIM FINANCIAL STATEMENTS OF TREASURE MOUNTAIN HOLDINGS, INC.:

    Balance Sheets as of June 30, 2004 and December 31, 2003
    Statements of Operations for the six months ended June 30, 2004 and 2003 and for the period from January 1, 1958 (inception) to June 30, 2004 Statements of Cash Flows for the six months ended June 30, 2004 and 2003 and for the period from January 1, 1958 (inception) to June 30, 2004 Notes to Interim Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vyteris, Inc.

We have audited the accompanying balance sheets of Vyteris, Inc. (a development stage enterprise) as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vyteris, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses and defaulted on the payment of certain debt obligations and is dependent upon obtaining sufficient financing to fund operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                 /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
May 4, 2004,
except for Note 17E, as to which the date is May 6, 2004


                                               Vyteris, Inc.
                                     (A Development Stage Enterprise)

                                              Balance Sheets

                                                                                   DECEMBER 31,
                                                                              2003             2002
                                                                        ----------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $  2,286,167     $    765,123
   Due from the U.S. Food and Drug Administration                                    -          313,320
   Prepaid expenses and other current assets                                    93,238           73,475
                                                                        ----------------------------------
Total current assets                                                         2,379,405        1,151,918

Property and equipment, net                                                  2,934,902        1,972,096
                                                                        ----------------------------------
Total assets                                                              $  5,314,307     $  3,124,014
                                                                        ==================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                       $    887,858     $  1,139,743
   Accrued expenses                                                            627,523          589,559
   Interest payable to related parties                                       2,056,495          490,511
   Deferred revenue                                                            300,000          300,000
   Due to a related party                                                       71,577           71,577
   Convertible, secured promissory notes payable to related parties         20,350,000       10,462,146
   Secured promissory notes payable to related parties                       2,900,000                -
   Convertible promissory note payable to a related party                      500,000                -
   Current portion of capital lease obligation                                  22,620           17,758
                                                                        ----------------------------------
Total current liabilities                                                   27,716,073       13,071,294

Capital lease obligation, less current portion                                  29,546           26,549

Preferred stock, par value $0.0001 per share; 50,000,000
   shares authorized:
     Series A convertible, redeemable preferred stock; 333,333 shares issued and outstanding on December 31, 2003 and 2002;
       liquidation preference $9,999,990                                       333,333          333,333
     Series B convertible, redeemable preferred stock; 3,000,000 shares issued and outstanding on December 31, 2003 and 2002;
       liquidation preference $9,000,000                                     2,917,640        2,917,640

Stockholders' deficit:
   Common stock, par value $0.0001 per share; 75,000,000 shares authorized, 1,812,479 shares issued and outstanding on December
     31, 2003 and 2002, respectively                                               181              181
   Additional paid-in capital                                                7,836,638        7,825,000
   Deferred compensation                                                       (43,347)        (106,803)
   Deficit accumulated in development stage                                (33,475,757)     (20,943,180)
                                                                        ----------------------------------
Total stockholders' deficit                                                (25,682,285)     (13,224,802)
                                                                        ----------------------------------
Total liabilities and stockholders' deficit                               $  5,314,307     $  3,124,014
                                                                        ==================================

SEE ACCOMPANYING NOTES.


                                                   Vyteris, Inc.
                                         (A Development Stage Enterprise)

                                             Statements of Operations


                                                                                                   PERIOD FROM
                                                                                                     NOVEMBER
                                                                                                     10, 2000
                                                                                                  (INCEPTION) TO
                                                               YEAR ENDED DECEMBER 31,               DECEMBER
                                                              2003                2002               31, 2003
                                                       -------------------------------------------------------------
Revenue:
   Contract research revenue                            $        200,000   $        151,452     $        628,000

Operating expenses:
   Research and development                                    8,734,871          7,209,796           23,317,759
   General and administrative                                  2,454,922          2,890,568            8,710,953
                                                       -------------------------------------------------------------
Total operating expenses                                      11,189,793         10,100,364           32,028,712

Interest income                                                   (5,775)           (10,834)            (318,378)
Interest expense                                               1,787,143            829,616            2,632,007
                                                       -------------------------------------------------------------
Loss before benefit from state income taxes                  (12,771,161)       (10,767,694)         (33,714,341)

Benefit from state income taxes                                 (238,584)                 -             (238,584)
                                                       -------------------------------------------------------------

Net loss                                                $    (12,532,577)  $    (10,767,694)    $    (33,475,757)
                                                       =============================================================

Basic and diluted loss applicable to common
   shareholders per share                               $          (6.91)  $          (6.25)
                                                       ========================================

Weighted-average number of shares of common stock
   outstanding                                                 1,812,479          1,722,744
                                                       ========================================


SEE ACCOMPANYING NOTES.



                                                   Vyteris, Inc.
                                         (A Development Stage Enterprise)

                              Statements of Changes in Stockholders' Equity (Deficit)


                                                                                                     DEFICIT            TOTAL
                                                      COMMON STOCK     ADDITIONAL                  ACCUMULATED      STOCKHOLDERS'
                                                ----------------------  PAID-IN       DEFERRED    IN DEVELOPMENT       EQUITY
                                                   SHARES    AMOUNT     CAPITAL     COMPENSATION      STAGE           (DEFICIT)
                                                ------------------------------------------------------------------------------------
Balance at November 10, 2000 (inception)                 -    $   -    $         -   $         -   $           -    $           -
   Issuance of common stock                      1,666,667      167      6,501,860             -               -        6,502,027
   Net loss                                              -        -              -             -        (716,621)        (716,621)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 2000                     1,666,667      167      6,501,860             -        (716,621)       5,785,406
   Compensation associated with stock
       option grants                                     -        -        260,810      (260,810)              -                -
   Amortization of deferred compensation                 -        -              -        48,177               -           48,177
   Exercise of stock options                        20,625        2         12,372             -               -           12,374
   Issuance of warrants                                  -        -         64,000             -               -           64,000
   Consultant compensation associated with
      stock option grants                                -        -          8,799             -               -            8,799
   Net loss                                              -        -              -             -      (9,458,865)      (9,458,865)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 2001                     1,687,292      169      6,847,841      (212,633)    (10,175,486)      (3,540,109)
   Issuance of common stock                        125,000       12        499,988             -               -          500,000
   Forfeited stock options                               -        -        (25,161)       25,161               -                -
   Amortization of deferred compensation                 -        -              -        80,669               -           80,669
   Exercise of stock options                           187        -            112             -               -              112
   Issuance of warrants                                  -        -        502,220             -               -          502,220
   Net loss                                              -        -              -             -     (10,767,694)     (10,767,694)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 2002                     1,812,479       181     7,825,000      (106,803)    (20,943,180)     (13,224,802)
   Forfeited stock options                               -        -           (272)          272               -                -
   Compensation associated with stock
      option grants                                      -        -          9,480        (9,480)              -                -
   Amortization of deferred compensation                 -        -              -        72,664               -           72,664
   Consultant compensation associated with
      stock option grants                                -        -          2,430             -               -            2,430
   Net loss                                              -        -              -             -     (12,532,577)     (12,532,577)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 2003                     1,812,479    $ 181    $ 7,836,638   $   (43,347)  $ (33,475,757)   $ (25,682,285)
                                                ====================================================================================


SEE ACCOMPANYING NOTES.


                                                   Vyteris, Inc.
                                         (A Development Stage Enterprise)

                                             Statements of Cash Flows

                                                                                                           PERIOD FROM
                                                                                                            NOVEMBER
                                                                                                            10, 2000
                                                                                                         (INCEPTION) TO
                                                                          YEAR ENDED DECEMBER 31,           DECEMBER
                                                                           2003              2002           31, 2003
                                                                     -----------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                             $ (12,532,577)    $ (10,767,694)     $(33,475,757)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                            288,041           239,490          639,498
   Amortization of notes payable discount                                   217,854           341,788          566,220
   Amortization of deferred compensation                                     72,664            80,669          201,510
   Noncash compensation                                                       2,430                 -           11,229
   Changes in operating assets and liabilities:
     Accounts receivable                                                          -            96,548                -
     Due from the U.S. Food and Drug Administration                         313,320          (313,320)               -
     Due from Becton Dickinson and Co.                                            -            50,416                -
     Prepaid expenses and other current assets                              (19,763)          (65,946)         (93,238)
     Accounts payable                                                      (251,885)          484,790          887,858
     Accrued expenses                                                        37,964          (216,165)         627,523
     Interest payable to related parties                                  1,565,984           482,311        2,056,495
     Deferred revenue                                                             -           300,000          300,000
     Due to Spencer Trask                                                         -            61,577           71,577
                                                                     -----------------------------------------------------
Net cash used in operating activities                                   (10,305,968)       (9,225,536)     (28,207,085)
                                                                     -----------------------------------------------------

INVESTING ACTIVITIES
Purchases of equipment                                                   (1,225,631)         (700,292)      (2,492,966)
                                                                     -----------------------------------------------------
Net cash used in investing activities                                    (1,225,631)         (700,292)      (2,492,966)
                                                                     -----------------------------------------------------

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                                        -           500,000        6,335,360
Net proceeds from issuance of convertible redeemable
   preferred stock                                                                -                 -        2,917,640
Proceeds from exercise of options                                                 -               112           12,486
Proceeds from issuance of convertible promissory notes
   to related parties                                                     9,670,000         9,680,000       20,350,000
Proceeds from issuance of secured promissory notes
   to related parties                                                     2,900,000                 -        2,900,000
Proceeds from issuance of promissory note to related party                  500,000                 -          500,000
Repayment of capital lease obligations                                      (17,357)          (11,012)         (29,268)
                                                                     -----------------------------------------------------
Net cash provided by financing activities                                13,052,643        10,169,100       32,986,218
                                                                     -----------------------------------------------------

Net increase in cash and cash equivalents                                 1,521,044           243,272        2,286,167
Cash and cash equivalents, beginning of period                              765,123           521,851                -
                                                                     -----------------------------------------------------
Cash and cash equivalents, end of period                                $ 2,286,167       $   765,123     $  2,286,167
                                                                     =====================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of capital stock in exchange for equipment                     $         -       $         -     $  1,000,000
                                                                     =====================================================
Equipment acquired under capital lease                                  $    25,216       $    43,043     $     81,434
                                                                     =====================================================
Issuance of warrants in connection with issuance of
   convertible secured promissory notes payable to
   related parties                                                      $         -       $   502,220     $    566,220
                                                                     =====================================================
Interest paid                                                           $     3,354       $     3,197     $      7,201
                                                                     =====================================================

SEE ACCOMPANYING NOTES.

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Vyteris, Inc. ("Vyteris"), formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000.

Effective November 10, 2000, Vyteris, Becton Dickinson and Co. ("Becton") and Spencer Trask Specialty Group, LLC ("Spencer Trask") entered into a stockholders' agreement ("Stockholders' Agreement"), in conjunction with a transaction agreement ("Transaction Agreement"), also effective on November 10, 2000, whereby Becton agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9,000,000 in cash in exchange for common stock and Series B convertible redeemable preferred stock.

Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $250,000. The reimbursement was recorded as a reduction in paid-in capital associated with the common stock and Series B convertible, redeemable preferred stock issued to Spencer Trask.

Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared assuming that Vyteris will continue as a going concern; however, at its current and planned rate of spending, Vyteris' cash and cash equivalents are not sufficient to allow it to continue operations through December 31, 2004. Additionally, Vyteris defaulted on the payment of certain debt obligations. Vyteris requires additional sources of capital to meet budgeted expenditures in order to continue its operations through that date.

Although Vyteris obtained financing of approximately $8 million subsequent to December 31, 2003, no assurance can be given that Vyteris will be successful in arranging the additional planned financing needed to continue the execution of its business plan, which include the launch of a commercial product. Failure to obtain such financing may require management to substantially curtail operations, which may result in a material adverse effect on the financial position or results of operations of Vyteris.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, except for certain equipment acquired in connection with the Transaction Agreement, which is recorded at the fair value of the equipment on the date of acquisition. Vyteris provides for depreciation using the straight-line method over the estimated useful lives of the respective assets (3-10 years). Equipment held under capital leases is recorded at the present value of the minimum lease payments at the inception of the lease and is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Amortization of equipment held under capital leases is included in depreciation and amortization expense in the accompanying financial statements.

DEFERRED REVENUE

Non-refundable upfront fees received from B. Braun Medical, Inc. ("Braun") (refer to Note 13) are deferred and will be recognized as revenue on a straight-line basis commencing on the commercial start date (as defined in the agreement) over the 10-year life of the agreement.

REVERSE COMMON STOCK SPLIT

On March 31, 2004 Vyteris completed a 1:4 reverse stock split of its common stock (refer to Note 16). All share information with respect to Vyteris' common stock, options, and warrants have been adjusted to give retroactive effect to the reverse common stock split for all periods presented.

STOCK-BASED COMPENSATION

As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), Vyteris has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations in accounting for its employee stock-based compensation because the alternative fair value method of accounting provided for under SFAS No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

Vyteris accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Therefore, the fair value of options issued to non-employees is recorded as an expense and periodically re-measured over the vesting terms.

Vyteris has adopted the disclosure-only provisions of SFAS No. 123. Pro forma information regarding net loss is required by SFAS No. 123, which requires that the information is to be determined as if Vyteris had accounted for its employee stock options granted under the fair value provisions of SFAS No. 123. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods.

The fair value of each option granted was estimated at the date of grant using the minimum value option pricing model with the following assumptions for the grants made during 2003; weighted average risk-free interest rate of 3.22%, no dividend yield and weighted-average expected option life of six years, and for grants made during 2002; weighted average risk-free interest rate of 4.75%, no dividend yield and weighted-average expected option life of six years.

In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Vyteris' pro forma information is as follows:

                                                                                                PERIOD FROM NOVEMBER
                                                                                                10, 2000 (INCEPTION)
                                                                                                         TO
                                                              YEAR ENDED DECEMBER 31                  DECEMBER
                                                            2003                  2002                31, 2003
                                                   -------------------------------------------------------------------
Net loss as reported:                                   $(12,532,577)          $(10,767,694)        $(33,475,757)
   Add stock-based employee compensation
     expense included in reported net loss                    72,664                 80,669              201,510
   Deduct total stock-based employee
     compensation expense determined under the
     fair value based method for all awards                 (140,829)              (130,133)            (331,604)
                                                   -------------------------------------------------------------------
Pro forma net loss                                      $(12,600,742)          $(10,817,158)        $(33,605,851)
                                                   ===================================================================
Basic and diluted pro forma net loss per share                $(6.95)                $(6.28)
   applicable to common stockholders per share
                                                   ===================================================================

INCOME TAXES

Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

CONTRACT RESEARCH REVENUE

During 2003 and 2002, Vyteris had research arrangements with three U.S. pharmaceutical companies to develop iontophoretic transdermal patch systems for the administration of drugs for use in pre-clinical and clinical development. All contract research revenue has been received from the three pharmaceutical companies described above. Contract research revenue is recognized utilizing the percentage of completion method.

The cost of contract research revenue was approximately $161,000, $104,000, and $521,000, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively, and is included in research and development expense in the accompanying financial statements.

UNIVERSITY RESEARCH AGREEMENTS

During 2003, Vyteris funded two separate University research programs. The first aimed to advance the iontophoretic delivery of drugs through the skin. The second targeted the delivery of therapeutic drugs for a specific condition. The cost of the research programs was approximately $168,000 in 2003, and is included in research and development expense in the accompanying financial statements. The agreements provide for future funding of approximately $200,000 in 2004, $84,000 in 2005 and $4,000 in 2006.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

RECLASSIFICATION OF EXPENSES

Certain amounts in the accompanying financial statements have been reclassified to conform to the 2003 presentation.

3. PROPERTY AND EQUIPMENT

The following is a summary of property and equipment:

                                                                    DECEMBER 31,
                                                               2003             2002
                                                        -----------------------------------
     Manufacturing and laboratory equipment                 $1,235,815       $1,116,626
     Furniture and fixtures                                     32,743            7,899
     Office equipment                                          104,516           50,008
     Software                                                   82,200           43,840
                                                        -----------------------------------
                                                             1,455,274        1,218,373
     Less accumulated depreciation and amortization
                                                               639,498          351,457
                                                        -----------------------------------
                                                               815,776          866,916
     In-process equipment                                    1,888,396        1,105,180
     Construction in progress                                  230,730                -
                                                        -----------------------------------
                                                            $2,934,902       $1,972,096
                                                        ===================================

At December 31, 2003 and 2002, equipment held under capital lease included manufacturing and laboratory equipment and software of approximately $81,000 and $56,000, respectively. Depreciation and amortization expense, included in research and development expense and general and administrative expense in the accompanying financial statements, was approximately $288,000, $239,000, and $639,000, respectively, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003.

At December 31, 2003 and 2002, in-process equipment included advances of approximately $1,561,000 and $1,040,000, respectively for a continuous motion patch machine that is being custom manufactured for Vyteris. Additionally, at December 31, 2003 and 2002, in-process equipment included advances of approximately $96,000 and $65,000 for patch controller manufacturing equipment that is being custom manufactured for Vyteris.

Total open purchase commitments related to property and equipment were as follows at December 31, 2003:

    Continuous motion patch machine                          $ 239,000
    Controller manufacturing equipment                          29,000
    Facility expansion project                                 101,000
    Laboratory equipment                                        17,000
                                                          ---------------
    Total                                                    $ 386,000
                                                          ===============

4. PROMISSORY NOTES

During 2003, 2002 and 2001, Vyteris issued convertible secured promissory notes (the "Convertible Notes") with an aggregate principal amount of $20,350,000 to the related parties listed below. Each of the Convertible Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

Vyteris defaulted on payment of the entire principal and accrued interest due on the Convertible Notes dated November 21, 2001, December 3, 2001, January 25, 2002, February 22, 2002, April 10, 2002, May 9, 2002, July 12, 2002, August 20,
2002, October 17, 2002, November 26, 2002, and December 23, 2002. Therefore, Vyteris accrued interest at an annual rate of 11% for each of the Notes in default starting on their respective maturity dates. As of December 31, 2003, no principal or interest has been paid on any of the Convertible Notes. The Convertible Notes are secured by all of Vyteris' domestic and foreign patents.

The following is a schedule of the Convertible Notes:

                                                                              BALANCE AT      BALANCE AT
                                              ISSUANCE         PRINCIPAL     DECEMBER 31,    DECEMBER 31,
PAYEE                                           DATE             AMOUNT          2003            2002
-----------------------------------------------------------------------------------------------------------
Spencer Trask Specialty Group, LLC      November 21, 2001      $   750,000   $    750,000    $    750,000
Member of Vyteris Board of Directors    December 3, 2001           250,000        250,000          250,000
Spencer Trask Specialty Group, LLC      January 25, 2002           750,000        750,000          750,000
Spencer Trask Specialty Group, LLC      February 22, 2002        1,500,000      1,500,000        1,500,000
Spencer Trask Specialty Group, LLC      April 10, 2002           1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      May 9, 2002              2,000,000      2,000,000        2,000,000
Spencer Trask Specialty Group, LLC      July 12, 2002            1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      August 20, 2002            625,000        625,000          625,000
Spencer Trask Specialty Group, LLC      October 17, 2002           925,000        925,000          925,000
Spencer Trask Specialty Group, LLC      November 26, 2002          880,000        880,000          880,000
Spencer Trask Specialty Group, LLC      December 23, 2002        1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      January 24, 2003         1,000,000      1,000,000                -
Spencer Trask Specialty Group, LLC      March 7, 2003            1,155,000      1,155,000                -
Spencer Trask Specialty Group, LLC      March 28, 2003           1,150,000      1,150,000                -
Spencer Trask Specialty Group, LLC      April 30, 2003             607,500        607,500                -
Spencer Trask Specialty Group, LLC      May 30, 2003             1,152,500      1,152,500                -
Spencer Trask Specialty Group, LLC      July 8, 2003             1,240,000      1,240,000                -
Spencer Trask Specialty Group, LLC      July 29, 2003            1,200,000      1,200,000                -
Spencer Trask Specialty Group, LLC      August 28, 2003          1,165,000      1,165,000                -
Spencer Trask Specialty Group, LLC      October 3, 2003          1,000,000      1,000,000                -
                                                                            -------------------------------
                                                                               20,350,000       10,680,000

Less discount from issuance of warrants                                                 -          217,854
                                                                            -------------------------------
                                                                             $ 20,350,000    $ 10,462,146
                                                                            ===============================

In connection with the issuance of the Convertible Notes, Vyteris issued warrants ("Warrants") to purchase 2,035,000 shares (967,000 during 2003, 968,000 during 2002 and 100,000 during 2001) of Vyteris' common stock at an exercise price of $4.00 per share. Management estimated that the Warrants had an aggregate fair value of approximately $566,000 (None for 2003 issues, $502,000 for 2002 issues, and $64,000 for 2001 issues) based on a valuation on each of the respective dates of issue. Therefore, Vyteris has recorded an aggregate discount on the Convertible Notes of approximately $566,000 and paid-in capital of approximately $502,000 and $64,000 in the accompanying statements of changes in stockholders' equity (deficit) for the years ended December 31, 2002 and 2001, respectively (none in 2003). The discount is amortized over each of the Convertible Notes respective one-year life.

The Warrants had an expiration date of the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering ("IPO"). A qualified IPO is defined as one in which the minimum gross proceeds are $10,000,000 and the minimum price per common share is $12.00.

At December 31, 2003 and 2002, approximately $2,023,000 and $490,000 of accrued interest on the Convertible Notes was recorded in interest payable to related parties in the accompanying balance sheets.

At any time prior to maturity, all interest and principal on the Convertible Notes were, at the option of the holder, convertible into shares of Vyteris' stock, as defined below, upon the closing of a private equity financing ("Private Equity Financing") in which the minimum gross proceeds are $3,000,000. The Convertible Notes were convertible into capital stock of the same class or series of capital stock and at the same price per share of the capital stock issued in the Private Equity Financing.

The Convertible Notes issued during 2001 were amended during 2002 to be convertible at the option of the holder (the original terms included automatic conversion) upon closing of a Private Equity Financing, as described above.

If Vyteris proposed to consolidate with, or merge into, another corporation or entity, or to sell all or substantially all of its assets, then Vyteris was required to provide holders of the Convertible Notes with at least ten days' prior written notice of any such proposed action, and the holders of the Convertible Notes will, at their option, have the right to demand immediate prepayment of all principal and interest due under the Notes.

Due to the short-term nature of the Convertible Notes, their carrying value approximates fair value.

As discussed in Note 17, the Convertible Notes were exchanged for Vyteris' common stock and Series C convertible, redeemable preferred stock in 2004.

On July 1, 2003, Vyteris issued a convertible promissory note to Becton Dickinson and Company ("the BD Convertible Note") with an aggregate principal amount of $500,000. The BD Convertible Note matures one year from its date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

In connection with the issuance of the BD Convertible Note, Vyteris issued warrants (the Becton "Warrants") to purchase 50,000 of Vyteris' common stock at an exercise price of $4.00 per share. Management estimated that the Becton Warrants had no fair value on the date of issue. The Becton Warrants expire at the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering with minimum gross proceeds are $10,000,000.

At December 31, 2003 approximately $20,000 of accrued interest (none at December 31, 2002) on the BD Convertible Note was recorded in interest payable to related parties in the accompanying balance sheet.

At any time prior to maturity, all interest and principal on the BD Convertible Note shall, at the option of the holder, convert into shares of Vyteris' common stock at a conversion price of $4 per share.

Due to the short-term nature of the BD Convertible Note, the carrying value approximates fair value.

5. SECURED PROMISSORY NOTES

During 2003, Vyteris issued secured promissory notes (the "Notes") with an aggregate principal amount of $2,900,000 to the related parties listed below. Each of the Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal is overdue). The Notes are secured by all of Vyteris' domestic and foreign patents.

The following is a schedule of the Notes:


                                                                              BALANCE AT
                                        ISSUANCE             PRINCIPAL       DECEMBER 31,
PAYEE                                   DATE                 AMOUNT              2003
--------------------------------------------------------------------------------------------
Spencer Trask Specialty Group, LLC      November 6, 2003      $   800,000    $    800,000
Spencer Trask Specialty Group, LLC      December 12, 2003       1,000,000       1,000,000
Spencer Trask Specialty Group, LLC      December 30, 2003       1,100,000       1,100,000
                                                                           -----------------
                                                                             $  2,900,000
                                                                           =================

At December 31, 2003, approximately $13,000 (none at December 31, 2002) of accrued interest on the Notes was recorded in interest payable to related parties in the accompanying balance sheet.

Due to the short-term nature of the Notes, their carrying values approximate fair value.

Spencer Trask had the option to demand immediate repayment of the Notes in the event that Vyteris receives proceeds greater than $6 million from the sale of securities. As discussed in Note 17, the Notes were exchanged for Vyteris' common stock and Series C convertible, redeemable preferred stock in 2004.

6. COMMON STOCK AND CONVERTIBLE, REDEEMABLE PREFERRED STOCK

In connection with the Transaction Agreement, 1,666,667 shares of common stock and 3,333,333 of convertible, redeemable preferred stock (333,333 Series A and 3,000,000 Series B) were issued. All shares have a $0.0001 par value and were issued in exchange for cash and equipment.

During 2002, 125,000 common shares were issued to B. Braun Medical, Inc. in connection with a license, development and distribution agreement (refer to Note
13).

Each stockholder is entitled to receive dividends if and when declared by the Board of Directors. Convertible, redeemable preferred stockholders have equal priority over any distribution to holders of common stock.

Holders of outstanding shares vote as a single class. Each holder of common stock shall be entitled to one vote per share. Each holder of convertible, redeemable preferred stock shall be entitled to the number of votes that such holder would have if the convertible, redeemable preferred stock held was converted into common stock. Holders of convertible, redeemable preferred stock have the option, at any point after the date of issuance, to convert said shares into common stock based on a conversion ratio in place at that time. The conversion ratio at December 31, 2003 was 1:4; however, in the event of another common stock split, a common stock dividend or another similar occurrence, such ratio would be adjusted. Further, each share of convertible, redeemable preferred stock is to be automatically converted into common stock (based on a conversion ratio in place at that time) upon a public offering, as defined in the Stockholders' Agreement.

Under the terms of the Transaction Agreement, for each $100,000 in excess of $10,000,000 in gross proceeds received by Vyteris as a result of a sale and closing of a capital private placement (or series of such transactions), each convertible, redeemable preferred stockholder has the right to require Vyteris to redeem up to 1% of such stockholder's Series A convertible, redeemable preferred stock at a price of at least $3 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock) during a period beginning the day after the sale and closing of the capital private placement (or series of such transactions) and ending one year following such date. No accretion of this redemption feature has occurred, as such redemption is uncertain at this time.

In the event of liquidation, each share of convertible, redeemable preferred Series A and Series B stock entitles its holder to receive $30 per share and $3 per share, respectively, plus unpaid dividends. In the event of a stock split, a stock dividend or another similar occurrence, such per share amounts may be adjusted. Series A and Series B convertible, redeemable preferred stock may be subject to involuntary conversion at the Board of Directors' discretion.

At December 31, 2003, Vyteris reserved shares of common stock for issuance as follows:

         Exercise of stock options                              1,479,188
         Conversion of Series A convertible,
            redeemable preferred stock                             83,333
         Conversion of Series B convertible,
            redeemable preferred stock                            750,000
         Conversion of convertible promissory notes             5,212,500
         Exercise of warrants                                   2,400,000
         B.Braun option to purchase additional shares              92,593
                                                             ---------------
         Total                                                 10,017,614
                                                             ===============

On January 16, 2003, Vyteris' Board of Directors authorized an increase in the number of shares of stock from 50,000,000 to 125,000,000. Authorized common stock increased from 30,000,000 to 75,000,000 and authorized preferred stock increased from 20,000,000 to 50,000,000.

7. STOCK COMPENSATION PLAN

In March 2001, the Board of Directors and stockholders of Vyteris approved the adoption of the Vyteris, Inc. 2001 Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors, and consultants of Vyteris to purchase up to 1,500,000 shares of Vyteris' common stock, in the aggregate. Only employees of Vyteris may be granted incentive stock options under the Option Plan.

Options granted under the Option Plan vest as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of Vyteris stock at the date of grant). Granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. If an optionee's status as an employee or consultant changes due to termination, Vyteris has the right to purchase from the optionee all unvested shares at the original option exercise price.

The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the Option Plan to a shareholder that at any time an option is granted owns more than 10% of the total combined voting power of all classes of Vyteris stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

A summary of Vyteris' stock option activity under the Option Plan, and related information for the years ended December 31 is as follows:

                                                          2003                            2002
                                             ---------------------------------------------------------------
                                                            WEIGHTED-AVERAGE             WEIGHTED-AVERAGE
                                                OPTIONS      EXERCISE PRICE   OPTIONS     EXERCISE PRICE
                                             ---------------------------------------------------------------
Outstanding at beginning of year                192,959          $2.92          75,854         $0.60
   Granted                                      262,375            .80         134,542          4.00
   Exercised                                          -              -            (187)         0.60
   Forfeited and canceled                        (6,625)          1.33         (17,250)         1.40
                                             ---------------------------------------------------------------
   Outstanding and exercisable  to acquire
   restricted stock at end of year              448,709          $1.70         192,959         $2.92
                                             ===============================================================

Weighted-average grant date fair value of
   options granted during the year for
   options with an exercise price less than
   the fair value of a common share on the
   date of grant                                 $ 0.76                             -
Weighted-average grant date fair value of
   options granted during the year for
   options with an exercise price equal to
   the fair value of a common share on the
   date of grant                                      -                        $ 0.96

A summary of Vyteris' options outstanding under the Option Plan at December 31, 2003 and the related exercise prices and weighted-average remaining lives is as follows:

                                                     WEIGHTED-AVERAGE
                                                      REMAINING LIFE
               EXERCISE PRICE          OUTSTANDING       (YEARS)
               ------------------------------------------------------

               $0.60                       61,917           7.5
               $0.80                      257,375           9.7
               $4.00                      129,417           8.0
                                       ------------------------------
                                          448,709           8.9
                                       ==============================

Vyteris granted 262,375 options during the year ended December 31, 2003. All options granted during 2003 have an exercise price of $0.80 per share. 155,500 of the options have an exercise price that approximates fair value for accounting purposes of a share of common stock on the date of grant. 106,875 of the options have an exercise price which is lower that fair value for accounting purposes of a share of common stock on the date of grant. Vyteris granted 134,542 options during the year ended December 31, 2002. All options granted during 2002 have an exercise price of $4.00 per share, which approximates the fair value for accounting purposes of a share of common stock on the date of grant. Accordingly, Vyteris recorded deferred compensation of approximately $9,500 during 2003, none during 2002 and $260,800 during 2001 and amortization of deferred compensation of approximately $72,600, $80,700, and $201,500 for the years ended December 31, 2003 and 2002 and the period from November 10, 2001 (inception) to December 31, 2003, respectively. During 2003 and 2002, stock options with an intrinsic value of approximately $270 and $25,200 were forfeited, respectively. All options granted in 2001 and 2002 have a vesting period of three years. Options granted in 2003 have different vesting periods, with 135,250 options vesting over thirty months and 127,125 options vesting over three years.

8. COMMITMENTS AND CONTINGENCIES

LEASES

At December 31, 2003, the minimum lease payments under capital lease obligations and a non-cancelable operating sublease with Becton for office and facility space are as follows:

                                                                     CAPITAL          OPERATING
                                                                LEASE OBLIGATIONS       LEASE
                                                               -------------------------------------
Years ended December 31,
2004                                                                 $26,059            $304,000
2005                                                                  20,288             304,000
2006                                                                  11,333             228,000
2007                                                                       -                   -
2008                                                                       -                   -
                                                               -------------------------------------
Total minimum lease payments                                          57,680            $836,000
                                                                                  ==================
Less amounts representing interest (interest imputed using
   rates from 7.4%-13.8%)                                              5,514
                                                               ------------------
Present value of minimum capital lease payments                       52,166
Less current portion of capital lease obligation                      22,620
                                                               ------------------
Capital least obligation, less current portion                       $29,546
                                                               ==================

Rent expense recorded in the accompanying statements of operations was approximately $301,300, $292,000, and $942,300 for the years ended December 31, 2003 and 2002 and the period from November 10, 2000 (inception) to December 31, 2003, respectively.

OTHER MATTERS

Vyteris is involved in patent defense litigation in the normal course of business. The ultimate outcome cannot be predicted at this time. Management does not believe that the litigation will have a material adverse effect on the financial position, results of operations or cash flows of Vyteris.

9. RELATED PARTY TRANSACTIONS

SPENCER TRASK

In addition to the Convertible Notes and the Notes described in Note 4, Vyteris had the following transactions with Spencer Trask:

At December 31, 2003 and 2002, approximately $62,000 is included in due to Spencer Trask in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

During December 2001, $10,000 of Spencer Trask's funds were deposited in Vyteris' bank account in error by Vyteris' bank. Therefore, at December 31, 2003 and December 31, 2002, $10,000 is included in due to Spencer Trask in the accompanying balance sheets.

BECTON DICKINSON AND CO.

In addition to the BD Convertible Note described in Note 4, Vyteris had the following transactions with Becton:

Becton provided certain transitional services to Vyteris during 2001 and 2000 in accordance with the Transaction Agreement. Vyteris paid Becton approximately $92,000 for transitional services during the period from November 10, 2000 (inception) to December 31, 2003 (none in 2003 or 2002).

In accordance with the Transaction Agreement, Becton was required to reimburse Vyteris for certain legal expenses. For the period from November 10, 2000 (inception) to December 31, 2003, Becton reimbursed Vyteris for legal expenses of approximately $100,000. Becton did not reimburse Vyteris for any legal expenses during 2003 or 2002.

We are required to pay BD a royalty in respect of sales of each iontophoresis product stemming from intellectual property received by us from BD. For our LidoSite product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale in a country and the date of the original expiration of the last-to-expire patent granted in such country. The royalty on our LidoSite product, which is to be calculated semi-annually, wil be 5% of all direct revenues as defined in the Transaction Agreement. No royalties will be earned by BD prior to November 10, 2005.

10. NEW DRUG APPLICATION

During 2002, Vyteris filed new drug applications for its iontophoretic lidocaine patch system with the United States Food and Drug Administration ("FDA"). Certain fees accompany such applications. In light of Vyteris' early stage of development in 2002, it filed a request for refund of certain of the fees. On March 14, 2003, Vyteris was notified by the FDA that the FDA was refunding approximately $313,000 in human drug application fees paid by Vyteris because Vyteris qualified for a small business waiver.

Therefore, at December 31, 2002, Vyteris recorded a receivable from the FDA of approximately $313,300 and a reduction in research and development expenses of approximately $313,300 for the year ended December 31, 2002 and the period from November 10, 2000 (inception) to December 31, 2003. The receivable was collected in 2003.

11. INCOME TAXES

Vyteris has available for federal income tax purposes net operating loss carryforwards, subject to review by the Internal Revenue Service, aggregating approximately $33,670,000 and expiring from 2020 to 2023. The difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforwards for income tax purposes is primarily due to differences in accounting and tax bases of certain assets resulting from the Transaction Agreement.

Utilization of net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

Except as described below, Vyteris has not recorded a provision for or benefit from income taxes in the accompanying financial statements due to recurring losses and the uncertainty of the future recoverability of its deferred tax assets. Accordingly, Vyteris has provided a full valuation allowance against its federal deferred tax assets of approximately $12,742,000 and $8,671,000 at December 31, 2003 and 2002, respectively. The deferred tax assets are principally due to net operating loss carryforwards.

Significant components of the Company's deferred tax assets at December 31, 2003 and 2002 are as follows:

                                                DECEMBER 31,           DECEMBER 31,
                                                    2003                   2002
                                             --------------------   --------------------
Deferred tax assets:
  Net operating tax loss carryforwards        $      12,284,000      $        8,427,000
  Research tax credits                                  441,000                 242,000
  Other                                                  17,000                   2,000
                                             --------------------   --------------------
Total deferred tax asset                             12,742,000               8,671,000
Less valuation allowance                            (12,742,000)             (8,671,000)
                                             --------------------   --------------------
Net deferred tax asset                        $              --      $               --
                                             ====================   ====================

During 2003, Vyteris recognized a benefit from state income taxes of approximately $239,000 related to the sale of approximately $2,979,000 state net operating loss carryforwards.

A reconciliation of the statutory tax rates for the years ended December 31, 2003 and 2002 is as follows:

                                          DECEMBER 31,          DECEMBER 31,
                                              2003                  2002
                                      -------------------   ------------------
Statutory rate                               (34)%                (34)%

State income tax                              (6)%                 (6)%
Change in valuation allowance                 40%                  40%

                                      -------------------   ------------------
Benefit for income tax                         0%                   0%
                                      ===================   ==================

12. EMPLOYEE BENEFIT PLAN

During December 2000, Vyteris' Board of Directors adopted a 401(k) plan (the "Plan") effective January 1, 2001 that covers substantially all employees. Vyteris expensed approximately $80,000, $55,000 and $179,000 in contributions to the Plan for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively. no contributions were made to the Plan prior to 2001.

13. BRAUN MEDICAL, INC. LICENSE, DEVELOPMENT AND DISTRIBUTION AGREEMENT

On September 20, 2002, Vyteris entered into an agreement with Braun, whereby Braun agrees to (upon U.S. F.D.A. approval) market, sell and distribute the Vyteris transdermal lidocaine delivery system (the "Product"). Under the general terms of the agreement, Vyteris is responsible for the cost of manufacturing the product and Braun is responsible for the cost of marketing and selling the product. Vyteris and Braun will share the revenues generated by the product in accordance with the agreement. Upon signing the agreement, Braun made an upfront, non-refundable milestone payment of $300,000 (refer to Note 2) and purchased 125,000 shares of Vyteris common stock for $500,000 ($4.00 per share) (refer to Note 6).

Braun has an option to purchase in the future, an additional 92,593 shares of Vyteris' common stock for $5.40 per share, adjusted for stock splits and recapitalizations.

14. LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share.

                                                YEAR ENDED DECEMBER 31
                                                2003               2002
                                          ----------------------------------
      Numerator:
        Net loss                           $(12,532,577)      $(10,767,694)
      Denominator:
        Weighted average shares               1,812,479          1,722,744
                                          ----------------------------------
      Basic and diluted net loss
          attributable to common
          stockholders per share           $      (6.91)      $      (6.25)
                                          ==================================

The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period.

                                                  DECEMBER 31
                                             2003            2002
                                        -------------------------------

       Convertible preferred stock          833,333           833,333
       Convertible debt                   5,212,500         2,670,000
       Warrants                           2,085,000         1,068,000
       Options                              448,709           192,959
       B. Braun purchase right               92,593            92,593
                                        -------------------------------
       Total                              8,672,135         4,856,885
                                        ===============================

15. CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject Vyteris to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Vyteris deposits its cash and cash equivalents with major financial institutions. At December 31, 2003, Vyteris had a cash balance in a financial institution that exceeded federal deposit insurance limits. Management believes that credit risk related to this deposit is minimal. Vyteris extends credit without collateral to companies that contract with it under contract research arrangements.

16. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                    QUARTERS ENDED
                                            MARCH 31,        JUNE 30,           SEPTEMBER 30,      DECEMBER 31,
                                      -------------------------------------------------------------------------
2002
Contract research revenue                    $35,000           $96,452              $20,000                 $ -
Net loss                                 $(2,304,707)      $(2,836,718)         $(3,055,794)        $(2,570,475)
Basic and diluted net (loss) per
  common share*                               $(1.36)           $(1.68)              $(1.79)            $(1.42)

2003
Contract research revenue                   $105,000           $40,000              $55,000                 $ -
Net loss                                 $(2,700,327)      $(3,290,218)         $(3,310,183)        $(3,231,849)
Basic and diluted net (loss) per
  common share*                               $(1.49)           $(1.82)              $(1.83)             $(1.78)

* Per common share amounts for the quarters and full years have been calculated separately. Accordingly, quarterly amounts do not add up to the annual amount because of differences in the weighted average common shares outstanding during each period principally due to the effect of the Company's issuing shares of its common stock during the year.

Diluted net loss per share is identical to Basic net loss per share since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive. All per share amounts reflect the reverse stock split described in Note 2.

17. SUBSEQUENT EVENTS

A. SECURED PROMISSORY NOTES

         During February 2004, Vyteris issued secured promissory notes with principal of $1,000,000 to Spencer Trask and related parties. Each of the Notes matures 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into stock, at the option of the holders under certain circumstances.

B. RECAPITALIZATION TRANSACTION

         On March 31, 2004 Spencer Trask and a related entity ("Spencer Trask and Related Party") consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 23 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with a par value of $0.0001 per share, and other nominal consideration in exchange for $20,350,000 principal amount of the Convertible Notes, $2,900,000 of the Notes (collectively the "Spencer Trask Notes"), $2,615,000 of accrued and unpaid interest as of March 31, 2004 on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 2,035,000 shares of common stock (the "Recapitalization Transaction"). Management is in the process of determining the effect of this transaction on Vyteris' financial statements.

C. SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK

         On March 31, 2004 Vyteris issued 7.5 million shares of the "Series C Preferred Stock to Spencer Trask and Related Party in the Recapitalization Transaction. The Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon the cancellation, conversion or redemption of all shares of the Series A convertible redeemable preferred stock, the Series C Preferred Stock shall be entitled to cumulative dividends at the rate of 8% per annum of the then applicable Redemption Value, as defined. Dividends may be paid in cash and/or in shares of common stock, as determined, in good faith, by the Board of Directors. The Series C Preferred Stock has a liquidation preference of $1.00 per share.

         The Series C Preferred Stock shall participate on a per share basis equally with the common stock on distributions in excess of the Liquidation Amount, as defined. The Series C Preferred stock is convertible into common stock at $4.00 per share if converted within 18 months of issuance; $3.00 per share if converted during the following 18 month period; and $1.50 per share if converted at any time thereafter. The holders of the Series C Preferred Stock shall be entitled to vote the number of votes that such holder would have if the Series C Preferred Stock were converted into common stock on the record date. The Series C Preferred Stock has redemption rights such that Vyteris shall, during the period commencing two years after the date Vyteris first receives revenue relating to commercial sale of the Vyteris' LidoSite product and ending one year thereafter (the "Initial Redemption Period"), redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 5% of the gross profits received by Vyteris from the sale of LidoSite and commencing on the day after the termination of the Initial Redemption Period, Vyteris shall redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 10% of the gross profits received by the Company from the sale of LidoSite.

D. PRIVATE PLACEMENT

         In March and April of 2004, Vyteris sold $8 million of convertible notes in a private placement transaction. Spencer Trask Ventures, Inc., a related party to Vyteris' principal stockholder acted as placement agent in this transaction. Warrants to purchase 4 million shares of Vyteris' common stock at $1.00 per share were issued to the investors in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2.4 million shares of common stock at $1.00 as compensation for acting as placement agent.

E. FDA APPROVAL

On May 6, 2004, the Food and Drug Administration approved Vyteris' New Drug Application (NDA 215-04) for its LidoSite(TM) Patch and Controller.


                                                          Vyteris, Inc.
                                                (A Development Stage Enterprise)

                                                         Balance Sheets
                                                                                              JUNE 30,       DECEMBER 31,
                                                                                                2004             2003
                                                                                            (UNAUDITED)
                                                                                         ----------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                               $  2,989,979      $  2,286,167
   Accounts receivable                                                                           32,500                 -
   Prepaid expenses                                                                             354,388            92,817
   Accrued interest receivable                                                                    1,704               421
                                                                                         ----------------------------------
Total current assets                                                                          3,378,571         2,379,405

Equipment, net                                                                                2,871,712         2,934,902
Deferred debt financing costs, net                                                            1,757,692                 -
Deferred offering costs                                                                         258,610                 -
                                                                                         ----------------------------------
Total assets                                                                               $  8,266,585      $  5,314,307
                                                                                         ==================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                                        $    911,302      $    887,858
   Accrued expenses                                                                             640,816           627,523
   Interest payable                                                                             134,331                 -
   Interest payable to related parties                                                           60,000         2,056,495
   Deferred revenue                                                                             300,000           300,000
   Due to related party                                                                          71,587            71,577
   Convertible, secured promissory notes payable to related parties                             115,122                 -
   Convertible, secured promissory notes payable                                              5,315,175                 -
   Convertible, secured promissory notes payable to related parties                             500,000        20,350,000
   Convertible promissory note payable to related party                                         500,000           500,000
   Secured promissory notes payable to related parties                                                -         2,900,000
   Current portion of capital lease obligation                                                   19,824            22,620
                                                                                         ----------------------------------
Total current liabilities                                                                     8,568,157        27,716,073

Capital lease obligation, less current portion                                                   19,429            29,546

Preferred stock, par value $0.0001 per share; 50,000,000 shares authorized:
     Series A convertible, redeemable preferred stock; 333,333 shares issued and outstanding on June 30, 2004 and December 31, 2003; liquidation preference
     $9,999,990                                                                                 333,333           333,333
     Series B convertible, redeemable preferred stock; 3,000,000 shares issued and outstanding December 31, 2003; liquidation preference $9,000,000; no shares issued
     and outstanding on June 30, 2004                                                                 -         2,917,640
     Series C convertible, redeemable preferred stock; 7,500,000 shares issued and outstanding on June 30, 2004; liquidation preference $7,500,000; no shares issued
     and outstanding on December 31, 2003                                                     7,500,000                 -

Stockholders' deficit:
   Common stock, par value $0.0001 per share; 75,000,000 shares authorized,
     24,849,979 and 1,812,479 shares issued and outstanding on June 30, 2004 and
     December 31,
     2003; respectively                                                                           2,485               181
   Additional paid-in capital                                                                34,709,950         7,836,638
   Deferred compensation                                                                        (87,394)          (43,347)
   Deficit accumulated in development stage                                                 (42,779,375)      (33,475,757)
                                                                                         ----------------------------------
Total stockholders' deficit                                                                  (8,154,334)      (25,682,285)
                                                                                         ----------------------------------
Total liabilities and stockholders' deficit                                                $  8,266,585      $  5,314,307
                                                                                         ==================================
SEE ACCOMPANYING NOTES.


                                                       Vyteris, Inc.
                                             (A Development Stage Enterprise)

                                                 Statements of Operations
                                                        (Unaudited)

                                                                                                                       NOVEMBER
                                                SIX MONTHS ENDED                     THREE MONTHS ENDED                10, 2000
                                                     JUNE 30,                             JUNE 30,                  (INCEPTION) TO
                                       --------------------------------------------------------------------------------------------
                                              2004               2003
                                       --------------------------------------------------------------------------------------------
Revenue:
   Contract research revenue              $     60,000       $     145,000    $       60,000      $      40,000     $      688,000

Operating expenses:
   Research and development                  5,233,696           4,185,379         2,841,571          2,345,305         28,551,455
   General and administrative                1,487,535           1,178,809           714,168            577,059         10,198,488
                                       --------------------------------------------------------------------------------------------
Total operating expenses                     6,721,231           5,364,188         3,555,739          2,922,364         38,749,943

Interest income                                 (5,763)             (3,327)           (4,667)            (1,636)          (324,141)
Interest expense to related parties            676,192             771,923            75,958            407,860          3,298,908
Interest expense                             1,971,958               2,763         1,970,705              1,630          1,981,249
                                       --------------------------------------------------------------------------------------------
Net loss before state income taxes          (9,303,618)         (5,990,547)       (5,537,735)        (3,290,218)       (43,017,959)

Benefit from state income taxes                      -                   -                 -                  -           (238,584)
                                       --------------------------------------------------------------------------------------------

Net loss                                  $ (9,303,618)      $  (5,990,547)   $   (5,537,735)     $  (3,290,218)    $  (42,779,375)
                                       ============================================================================================

Basic and diluted net loss per share      $      (0.69)      $       (3.31)           (0.22)             (1.82)
                                       ===============      ==============    ==============     ==============
Basic and diluted weighted average
   number of common shares outstanding      13,445,240           1,812,479        24,825,254          1,812,479
                                       ===============      ==============    ==============     ==============

SEE ACCOMPANYING NOTES.


                                                              Vyteris, Inc.
                                                    (A Development Stage Enterprise)

                                         Statements of Changes in Stockholders' Equity (Deficit)
                                                               (Unaudited)


                                                                                                         DEFICIT         TOTAL
                                                         COMMON STOCK     ADDITIONAL                   ACCUMULATED    STOCKHOLDERS'
                                                     --------------------  PAID-IN       DEFERRED     IN DEVELOPMENT    EQUITY /
                                                       SHARES     AMOUNT   CAPITAL     COMPENSATION       STAGE        (DEFICIT)
                                                     ------------------------------------------------------------------------------
Balance at November 10, 2000 (inception)                      -   $   -  $         -    $         -    $          -   $         -
   Issuance of common stock                           1,666,667     167    6,501,860              -               -     6,502,027
   Net Loss                                                   -       -            -              -        (716,621)     (716,621)
                                                     ------------------------------------------------------------------------------
Balance at December 31, 2000                          1,666,667     167    6,501,860              -        (716,621)    5,785,406
   Compensation associated with stock option grants           -       -      260,810       (260,810)              -             -
   Amortization of deferred compensation                      -       -            -         48,177               -        48,177
   Exercise of stock options                             20,625       2       12,372              -               -        12,374
   Issuance of warrants                                       -       -       64,000              -               -        64,000
   Consultant compensation associated with stock
      option grants                                           -       -        8,799              -               -         8,799
   Net Loss                                                   -       -            -              -      (9,458,865)   (9,458,865)
                                                     ------------------------------------------------------------------------------
Balance at December 31, 2001                          1,687,292     169    6,847,841       (212,633)     10,175,486)   (3,540,109)
   Issuance of common stock                             125,000      12      499,988              -               -       500,000
   Forfeited stock options                                    -       -      (25,161)        25,161               -             -
   Amortization of deferred compensation                      -       -            -         80,669               -        80,669
   Exercise of stock options                                187       -          112              -               -           112
   Issuance of warrants                                       -       -      502,220              -               -       502,220
   Net Loss                                                   -       -            -              -      10,767,694)  (10,767,694)
                                                     ------------------------------------------------------------------------------
Balance at December 31, 2002                          1,812,479     181     7,825,000      (106,803)     20,943,180)  (13,224,802)
   Adjustment for cancelled-unamortized, stock
      option grants                                           -       -         (272)           272               -             -
   Compensation associated with stock option grants           -       -        9,480         (9,480)              -             -
   Amortization of deferred compensation                      -       -            -         72,664               -        72,664
   Consultant compensation associated with stock
      option grants                                           -       -        2,430              -               -         2,430
   Net Loss                                                   -       -            -              -      12,532,577)  (12,532,577)
                                                     ------------------------------------------------------------------------------
Balance at December 31, 2003                          1,812,479     181     7,836,638       (43,347)    (33,475,757)  (25,682,285)
   Adjustment for cancelled-unamortized, stock
      option grants                                           -       -         (553)           553               -             -
   Compensation associated with stock option grants           -       -      131,246       (131,246)              -             -
   Amortization of deferred compensation                      -       -            -         86,646               -        86,646
   Exercise of stock options                             37,500       4       22,496              -               -        22,500
   Issuance of warrants to convertible note holders           -       -    1,856,104              -               -     1,856,104

   Beneficial conversion of convertible debt                  -        -   2,401,057              -               -     2,401,057

   Issuance of common stock on conversion of
      debt and preferred stock                       23,000,000    2,300  21,280,698              -               -    21,282,998
   Issuance of warrants associated with fund raising          -       -    1,182,264              -               -     1,182,264

   Net Loss                                                   -       -            -              -      (9,303,618)   (9,303,618)

                                                     ------------------------------------------------------------------------------
Balance at June 30, 2004                             24,849,979   $2,485 $34,709,950    $   (87,394)  $ (42,779,375)  $(8,154,334)
                                                     ==============================================================================

SEE ACCOMPANYING NOTES.


                                           Vyteris, Inc.
                                 (A Development Stage Enterprise)

                                     Statements of Cash Flows
                                            (Unaudited)
                                                                                               PERIOD FROM
                                                                                               NOVEMBER 10,
                                                                   SIX MONTHS ENDED                2000
                                                                       JUNE 30,               (INCEPTION) TO
                                                                2004             2003         JUNE 30, 2004
                                                          ----------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                  $   (9,303,618)  $   (5,990,547)     $ (42,779,375)
   Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                               182,664          137,211            822,162
     Amortization of notes payable discount                    1,189,958          169,110          1,756,178
     Amortization of deferred compensation                        86,646           37,090            288,156
     Amortization of deferred financing costs                    689,342                -            689,342
     Noncash compensation                                              -                -             11,229
     Changes in operating assets and liabilities:
       Accounts receivable                                       (32,500)               -            (32,500)
       Due from the U.S. Food and Drug Administration                  -          313,320                  -
       Prepaid expenses                                         (261,571)         (52,447)          (354,389)
       Deferred offering costs                                         -          (39,242)                 -
       Accrued interest receivable                                (1,283)            (537)            (1,703)
       Accounts payable                                           23,444          148,681            911,302
       Accrued expenses                                           13,293          (21,740)           640,816
       Interest payable to related parties                       618,873          603,718          2,675,368
       Interest payable                                          134,331                -            134,331
       Deferred revenue                                                -            7,500            300,000
       Due to related party                                            -                -             71,577
                                                          ----------------------------------------------------
Net cash used in operating activities                         (6,660,421)      (4,687,883)       (34,867,506)
                                                          ----------------------------------------------------

INVESTING ACTIVITIES
Purchases of equipment                                          (119,474)        (730,352)        (2,612,440)
                                                          ----------------------------------------------------
Net cash used in investing activities                           (119,474)        (730,352)        (2,612,440)
                                                          ----------------------------------------------------

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                             -                -          6,335,360
Net proceeds from issuance of convertible
   redeemable preferred stock                                          -                -          2,917,640
Proceeds from exercise of options                                 22,500                -             34,986
Proceeds from issuance of convertible secured promissory
   notes payable to related parties                                    -        5,065,000         20,350,000
Proceeds from issuance of secured promissory notes
   payable to related parties                                          -                -          2,900,000
Proceeds from issuance of convertible secured promissory
   notes payable to related parties                              500,000                -            500,000
Proceeds from issuance of convertible secured promissory
   note payable to related party                                 500,000                -            500,000
Repayment of convertible secured promissory note payable
   to related party                                             (500,000)               -           (500,000)
Proceeds from issuance of convertible promissory note
   payable to a related party                                          -                -            500,000
Net proceeds from issuance of convertible secured
   promissory notes payable                                    7,232,730                -          7,232,730
Deferred offering costs                                         (258,610)               -           (258,610)
Repayment of capital lease obligations                           (12,913)          (8,698)           (42,181)
                                                          ----------------------------------------------------
Net cash provided by financing activities                     7,483,707        5, 056,302         40,469,925
                                                          ----------------------------------------------------
Net increase (decrease) in cash and cash equivalents             703,812         (361,933)         2,989,979
Cash and cash equivalents, beginning of period                 2,286,167          765,123                 -
                                                          ----------------------------------------------------
Cash and cash equivalents, end of period                   $    2,989,979     $   403,190      $   2,989,979
                                                          ====================================================


                                                    Vyteris, Inc.
                                           (A Development Stage Enterprise)

                                         Statements of Cash Flows (continued)
                                                     (Unaudited)

                                                                                                   PERIOD FROM
                                                                                                  NOVEMBER 10,
                                                                      SIX MONTHS ENDED                2000
                                                                        JUNE 30,                 (INCEPTION) TO
                                                                  2004              2003          JUNE 30, 2004
                                                           --------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of capital stock in exchange for equipment         $            --      $        --     $     1,000,000
                                                           ========================================================

Equipment acquired under capital lease                      $            --      $        --     $        81,434
                                                           ========================================================

Cancellation of warrants                                    $      (566,220)     $        --     $            --
                                                           ========================================================

Issuance of warrants in connection with issuance of
convertible secured promissory notes payable                $     1,856,104      $        --     $     1,856,104
                                                           ========================================================

Issuance of warrants to placement agents                    $     1,182,264      $        --     $     1,182,264
                                                           ========================================================

Beneficial conversion of convertible notes                  $     2,401,057                      $     2,401,057
                                                           ========================================================

Conversion of convertible secured promissory notes
payable to related parties into convertible secured
promissory notes payable                                    $      500,000       $        --     $       500,000
                                                           ========================================================

Interest paid                                               $       15,597       $     1,858     $        22,798
                                                           ========================================================

Recapitalization transaction:
    Exchanged:
       Interest payable to related parties                  $    (2,615,368)              --     $    (2,615,368)
       Convertible secured promissory notes payable to
         related parties                                    $   (20,350,000)              --     $   (20,350,000)
       Warrants which were issued with convertible,
         secured promissory notes payable to related
         parties                                            $      (566,220)              --     $      (566,220)
       Secured promissory notes payable to related parties
                                                            $    (2,900,000)              --     $    (2,900,000)
       Convertible redeemable preferred stock               $    (2,917,640)              --     $    (2,917,640)
    For:
       Due to Spencer Trask Specialty Group, LLC            $            10               --     $            10
       Proceeds from issuance of convertible redeemable
         preferred stock                                    $     7,500,000               --     $     7,500,000
       Common stock                                                   2,300               --               2,300
       Paid in capital                                      $    21,846,918               --     $    21,846,918
                                                           --------------------------------------------------------
                                                            $            --       $       --     $            --
                                                           ========================================================

SEE ACCOMPANYING NOTES

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Vyteris, Inc. ("Vyteris"), formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000.

Effective November 10, 2000, Vyteris, Becton Dickinson and Co. ("Becton") and Spencer Trask Specialty Group, LLC ("Spencer Trask") entered into a stockholders' agreement ("Stockholders' Agreement"), in conjunction with a transaction agreement ("Transaction Agreement"), also effective on November 10, 2000, whereby Becton agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9,000,000 in cash in exchange for common stock and Series B convertible redeemable preferred stock.

Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $250,000. The reimbursement was recorded as a reduction in paid-in capital associated with the common stock and Series B convertible, redeemable preferred stock issued to Spencer Trask.

Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

The condensed balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto, included in Vyteris, Inc.'s audited financial statements for the year ended December 31, 2003.

The accompanying financial statements have been prepared assuming that Vyteris will continue as a going concern; however, at its current and planned rate of spending, Vyteris' cash and cash equivalents as of June 30, 2004 are not sufficient to allow it to continue operations through June 30, 2005. As of June 30, 2004, Vyteris requires additional sources of capital to meet budgeted expenditures in order to continue its operations through that date.

On September 29, 2004 Vyteris consummated a $15 million private placement transaction (the "Private Placement") (refer to note 13). Immediately prior to the closing of the Private Placement, certain related parties agreed to provide Vyteris with up to $5 million in working capital loans (the "Working Capital Facility") (refer to note 13). We expect that the net proceeds from the Private Placement, together with the funds to be made available to us under the Working Capital Facility, will be sufficient to finance the operations of Vyteris for at least 12 months.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

DEFERRED REVENUE

Non-refundable upfront fees received from B. Braun Medical, Inc. ("Braun") are deferred and recognized as revenue on a straight-line basis commencing on the commercial start date (as defined in the agreement) over the 10-year life of the agreement.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVERSE COMMON STOCK SPLIT

On March 31, 2004 Vyteris completed a 1:4 reverse split of its common stock. All share information with respect to Vyteris' common stock, options, warrants, and basic and diluted loss per share have been adjusted to give retroactive effect to the reverse common stock split for all periods presented.

STOCK-BASED COMPENSATION

As permitted by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS No. 123"), Vyteris has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB No. 25") and related interpretations in accounting for its employee stock-based compensation because the alternative fair value method of accounting provided for under SFAS No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

Vyteris accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. Therefore, the fair value of options issued to non-employees is recorded as an expense and periodically re-measured over the vesting terms.

Vyteris has adopted the disclosure-only provisions of SFAS No. 123. Pro forma information regarding net loss is required by SFAS No. 123, which requires that the information is to be determined as if Vyteris had accounted for its employee stock options granted under the fair value provisions of SFAS No. 123. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods.

The fair value of each option granted was estimated at the date of grant using the minimum value option pricing model with the following assumptions:

                                           WEIGHTED-                       WEIGHTED-
                                         AVERAGE RISK-                     AVERAGE
                                         FREE INTEREST     DIVIDEND        EXPECTED
         GRANT PERIOD                        RATE            YIELD        OPTION LIFE
----------------------------------------------------------------------------------------
Six months ended June 30, 2004               4.09%             0%          six years
Six months ended June 30, 2003               2.78%             0%          six years
Three months ended June 30, 2004             4.10%             0%          six years
Three months ended June 30, 2003             2.78%             0%          six years

In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

For purposes of pro forma disclosures, the estimated fair value of the employee options is amortized to expense over the options' vesting period. Vyteris' pro forma information is as follows:

                                                                                                      PERIOD FROM
                                                                                                      NOVEMBER 10,
                                   SIX MONTHS ENDED                  THREE MONTHS ENDED                  2000
                                       JUNE 30,                            JUNE 30,                   (INCEPTION)
                                2004              2003              2004              2003          TO JUNE 30, 2004
                        -----------------------------------------------------------------------------------------------
Net loss as reported:      $ (9,303,618)     $ (5,990,547)     $ (5,537,735)      $ (3,290,218)     $    (42,779,375)
   Add stock-based
     employee
     compensation
     expense included
     in reported net
     loss                  $     86,646      $     37,090      $     69,946       $     18,253      $        288,156
   Deduct total
     stock-based
     employee
     compensation
     expense
     determined under
     the fair value
     based method for
     all awards            $   (187,097)     $    (68,383)     $   (147,384)      $    (34,531)     $       (518,701)
                        -----------------------------------------------------------------------------------------------
Pro forma net loss         $ (9,404,069)     $ (6,021,840)     $ (5,615,173)      $ (3,306,496)     $    (43,009,920)
                        -----------------------------------------------------------------------------------------------
Basic and diluted net
   loss per share          $      (0.70)     $      (3.32)     $      (0.23)      $      (1.82)
                        -----------------------------------------------------------------------------------------------

INCOME TAXES

Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

CONTRACT RESEARCH REVENUE

During the three and six-month periods ended June 30, 2004 and 2003, Vyteris had research arrangements with pharmaceutical companies to develop iontophoretic transdermal patch systems for the administration of drugs for use in pre-clinical and clinical development. Contract research revenue is recognized utilizing the percentage of completion method. The cost of contract research revenue was approximately $99,000 and $33,000 for the three month periods ended June 30, 2004 and 2003, respectively, $102,000 and $145,000 for the six month periods ended June 30, 2004 and 2003, respectively, and $623,000 for the period from November 10, 2000 (inception) to June 30, 2004, and is included in research and development expense in the accompanying financial statements.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

3. CONVERTIBLE SECURED PROMISSORY NOTES PAYABLE

During the six months ended June 30, 2004, Vyteris issued $8,497,500 of 8% convertible secured promissory notes payable, maturing December 31, 2004 (the "December Notes"), in a private placement transaction. The December Notes are convertible at any time prior to maturity into Vyteris common stock at a conversion price of the lower of $1.00 per share or the per share price of common stock sold prior to the conversion, as described in the agreements. The December Notes are subject to automatic conversion if Vyteris consummates, before December 31, 2004, a private equity financing or series of related financings of at least $8,000,000, in which case the principal amount of the December Notes will automatically convert into shares of Vyteris common stock at a conversion price equal to the lower of $1.00 or eighty-five percent (85%) of the offering price of the securities sold in the financing.

In connection with the issuance of the December Notes, Vyteris issued warrants ("Warrants") to purchase 4,248,750 shares of Vyteris' common stock at an exercise price of $1.00 per share. The Warrants have an expiration date of five years from the date of issuance. Management estimated that the Warrants had an aggregate fair value of approximately $1,856,000 based on an estimate of the value by Vyteris. In addition Vyteris estimates that the December Notes contained a beneficial conversion feature valued at approximately $2,401,000. Therefore, Vyteris has recorded a discount on the December Notes and increased paid-in capital by approximately $4,257,000. The discount is being amortized over the life of the December Notes. Amortization of the discount included in interest expense in the accompanying financial statements was approximately $1,190,000 for the three and six month periods ended June 30, 2004 and for the period from November 10, 2000 (inception) to June 30, 2004. Accumulated amortization of the discount was $1,190,000 at June 30, 2004.

Included in the aforementioned offering are convertible secured promissory notes payable with principal of $185,000 and 92,500 warrants issued to members of Vyteris Board of Directors and senior management, who purchased the December Notes on the same terms and conditions as all other purchasers of the December Notes.

Spencer Trask Ventures, Inc., a related party to Vyteris' principal stockholder acted as placement agent in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,549,250 shares of common stock at an exercise price of $1.00 as compensation for acting as placement agent. In addition, Vyteris granted Spencer Trask Ventures, Inc. an irrevocable right of first refusal for a period of two years following the closing of the aforementioned offering to either purchase for its own account or act as agent for any proposed private offering of our securities by us, other than notes or convertible notes to be issued to STSG.

Costs relating to the private placement transaction are capitalized and amortized over the term of the December Notes. At June 30, 2004 total deferred financing costs of approximately $2,447,000 included placement agent fees and non-accountable expenses of approximately $1,105,000, legal and other expenses of $160,000 and warrants issued to the placement agent valued at approximately $1,182,000. Amortization expense, included in interest expense in the accompanying financial statements, was approximately $689,000 in the three and six months ended June 30, 2004 and for the period from November 10, 2000 (inception) to June 30, 2004. Accumulated amortization of deferred financing costs at June 30, 2004 was approximately $689,000 .

At June 30, 2004 accrued and unpaid interest on the December Notes was $134,331, including $2,127 due to related parties, and is recorded in the accompanying balance sheet as interest payable.

4. CONVERTIBLE SECURED PROMISSORY NOTES PAYABLE TO RELATED PARTIES

During February 2004, Vyteris issued secured promissory notes with principal of $1,000,000 to Spencer Trask and related parties. Each of the Notes matures 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into common stock, at the option of the holders under certain circumstances at $1 per share.

During May 2004, the holders of $500,000 principal amount of the secured promissory notes issued to related parties converted their notes into convertible secured promissory notes and warrants in a private placement transaction (refer to Note 3).

The remaining $500,000 principal amount of the secured promissory note issued to related parties elected not to convert. This note and interest thereon were repaid in full subsequent to June 30, 2004 in accordance with their original terms (refer to Note 13).

At June 30, 2004 accrued and unpaid interest on the remaining $500,000 secured promissory note issued to related parties was $20,000 and is included in interest payable to related parties in the accompanying balance sheet.

5. CONVERTIBLE PROMISSORY NOTE PAYABLE TO A RELATED PARTY

At June 30, 2004 and December 31, 2003 $500,000 of convertible promissory notes payable to Becton Dickinson and Co. (the "BD Convertible Note") were recorded in the accompanying balance sheet. At June 30, 2004 and December 31, 2003, accrued and unpaid interest on the BD Convertible Note was $40,000 and $20,000, respectively, and is reflected in the accompanying balance sheets as interest payable to related parties.

6. RECAPITALIZATION TRANSACTION

On March 31, 2004 Spencer Trask and a related entity ("Spencer Trask and Related Party") consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 23 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with a par value of $0.0001 per share, and other nominal consideration in exchange for $20,350,000 principal amount of the convertible, secured promissory notes payable to related parties, $2,900,000 of the secured promissory notes payable to related parties (collectively the "Spencer Trask Notes"), $2,615,000 of accrued and unpaid interest on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 2,035,000 shares of common stock with a paid-in capital value of $566,000 (the "Recapitalization Transaction").

Each shareholder of Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon cancellation of all outstanding shares of Series A Convertible Preferred Stock, the holders of Series C Redeemable Convertible Preferred Stock are entitled to receive, ratably, an annual cash dividend of 8% of the then applicable redemption price, as defined, out of funds legally available, payable quarterly. Subject to the prior rights of the Series A Preferred Stock, the dividends on the Series C Preferred Stock shall be cumulative, whether or not earned or declared and shall be paid quarterly in arrears. Additionally, the holders of Series A Convertible Preferred Stock are entitled to receive ratably, dividends if declared by the Board of Directors out of funds legally available, before any dividends are received by holders of common stock. In the event of liquidation, holders of Series C Redeemable Convertible Preferred Stock are entitled to receive a liquidation preference of $1.00 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock), plus an amount equal to all declared but unpaid dividends on the Series C Redeemable Convertible Preferred Stock.

With respect to the distribution of assets, Series C Redeemable Convertible Preferred Stock ranks senior to our common stock, but junior to Series A Convertible Preferred Stock. Each share of the Series C Redeemable Convertible Preferred Stock is convertible at any time, at the option of the holder, into common stock at a price per share if converted within 18 months from March 31, 2004, of $4.00; if converted within the next 18 months, $3.00; or if converted any time thereafter, $1.50. The holders of Series C Preferred Stock (and the holders of any other series of preferred stock with similar voting rights as the Series C Preferred Stock) vote together with the holders of shares of common stock and Series A Convertible Preferred Stock as a single class in all matters to be voted on by shareholders of Vyteris, except that the vote or consent of the holders of a majority of the shares of Series C Redeemable Convertible Preferred Stock is necessary to authorize or issue an equity security having any preference over or being on a parity with the Series C Redeemable Preferred Stock with respect to dividend or liquidation preference; increase the number of authorized shares of Series C Redeemable Convertible Preferred Stock; or amend, alter or repeal any provision of Vyteris Certificate of Incorporation, Certificate of Designations or By-laws, if such action would alter, in any material respect, the rights of the Series C Redeemable Preferred Stock. Commencing on of the first anniversary date of the first commercial sale of LidoSite, and continuing for one year thereafter, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 10% of the gross profits derived from the sale of LidoSite. The redemption price of the Series C Preferred Stock is $1.00 per share (adjusted for splits, etc.) plus any accrued but unpaid dividends.

Since these transactions were between Vyteris and its majority shareholder, the transactions were treated as capital transactions and no gain or loss has been reflected in the accompanying financial statements.

7. STOCK COMPENSATION PLAN

A summary of Vyteris' stock option activity under the Vyteris, Inc. 2001 Stock Option Plan, and related information for the six months ended June 30, 2004, is as follows:

                                                SIX MONTHS ENDED                           YEAR ENDED
                                                 JUNE 30, 2004                          DECEMBER 31, 2003
                                        ---------------------------------------------------------------------------
                                                        WEIGHTED-AVERAGE                         WEIGHTED-AVERAGE
                                            OPTIONS      EXERCISE PRICE             OPTIONS       EXERCISE PRICE
                                        ---------------------------------------------------------------------------
Outstanding at beginning of year              448,709           $1.70                192,959             $2.92
   Granted                                  1,093,724             .80                262,375              0.80
   Exercised                                  (37,500)            .60                      -                 -
   Forfeited and canceled                    (135,916)           3.85                 (6,625)             1.33
                                        ---------------------------------------------------------------------------
Outstanding and exercisable to
acquire restricted stock at end of
the period                                  1,369,017           $0.80                448,709             $1.70
                                        ===========================================================================


Weighted-average grant date
   fair value of options granted
   during the period for options
   with an exercise price less
   than the fair value of a
   common share on the date
   of grant

                                         $       0.29                                  $0.76
                                        ===========================================================================

A summary of Vyteris' options outstanding under the Option Plan at June 30, 2004 and related exercise prices and weighted-average remaining lives is as follows:

                                                         WEIGHTED-
                                                         AVERAGE
                                                         REMAINING
        EXERCISE PRICE                OUTSTANDING        LIFE (YEARS)
        ------------------------------------------------------------------

        $0.60                               24,418             6.8
        $0.80                            1,344,599             9.8
                                      ------------------------------------
                                         1,369,017             9.7
                                      ====================================

During the six months ended June 30, 2004, 37,500 stock options were exercised, 6,500 stock options were forfeited, and 129,416 stock options were cancelled. 91,917 of the cancelled stock options were reissued with an exercise price of $0.80. In accordance with APB No. 25 and FASB Interpretation No. 44, ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, AN INTERPRETATION OF APB OPINION NO. 25, the reissued options are accounted for as a direct re-pricing, which requires the options to be re-measured at intrinsic value over the vesting period. Additionally, 1,001,807 stock options were granted with an exercise price of $0.80.

8. LOSS PER SHARE

The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period.

                                                      JUNE 30,
                                                2004           2003
                                        ----------------------------------
        Convertible preferred stock           1,958,333        833,333
        Convertible debt                      8,622,500      4,061,250
        Warrants                              6,848,000      1,624,500
        Options                               1,369,017        328,210
        B. Braun purchase right                  92,593         92,593
                                        ----------------------------------
          Total                              18,890,443      6,939,886
                                        ==================================

9. RELATED PARTY TRANSACTIONS

SPENCER TRASK

In addition to the convertible secured promissory notes payable to related parties described in Note 4, the Recapitalization Transaction described in Note 6, and the Private Placement described in Note 3, Vyteris had the following transactions with Spencer Trask:

At June 30, 2004 and December 31, 2003, approximately $62,000 is included in due related party in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

During December 2001, $10,000 of Spencer Trask's funds were deposited in Vyteris' bank account in error by Vyteris' bank. Therefore, at June 30, 2004 and December 31, 2003, $10,000 is included in due to related party in the accompanying balance sheets.

10. INCOME TAXES

At December 31, 2003, Vyteris has available for federal income tax purposes net operating loss carryforwards, subject to review by the Internal Revenue Service, aggregating approximately $34 million and expiring from 2020 to 2023.

11. FDA APPROVAL

On May 6, 2004, the Food and Drug Administration approved Vyteris' New Drug Application (NDA 215-04) for its LidoSite(TM) Patch.

12. MATERIAL AGREEMENTS

In September 2004, Vyteris entered into an agreement with a pharmaceutical company for the licensing and development of an iontophoretic product for the treatment of female infertility. In July 2004 a non-refundable payment of $0.1 million was made to Vyteris by this pharmaceutical company.

We are required to pay BD a royalty in respect of sales of each iontophoresis product stemming from intellectual property received by us from BD. For our LidoSite product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale in a country and the date of the original expiration of the last-to-expire patent granted in such country. The royalty on our LidoSite product, which is to be calculated semi-annually, will be 5% of all direct revenues as defined in the Transaction Agreement. No royalties will be earned by BD prior to November 10, 2005.

In June 2004 the Company entered into a two year employment contract with a key executive. The contract calls for the issuance of options to purchase 425,000 shares of the Company's common stock at a price of $.80 per share upon execution of the contract. Such options were issued in September 2004. The contract also calls for the issuance of additional options to this key executive upon the closing of a financing or series of financings aggregating up to $27 million, such that that executive's total potential ownership of the Company is equal to 4% of the shares outstanding after such financing or series of financing.

13. SUBSEQUENT EVENTS

INCREASE IN SHARES AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK OPTION PLAN

In July the Company's Board of directors and stockholders approved increasing the number of shares of common stock available for issuance under the 2001 stock option plan from 1,500,000 to 7,000,000.

INCREASE IN AUTHORIZED CAPITAL

In July the Company's Board of directors and stockholders approved an increase in the Company's authorized common stock from 75,000,000 shares to 100,000,000 shares.

SECURED PROMISSORY NOTES

On July 7, 2004, $500,000 of the secured promissory notes issued to related parties (refer to Note 4) was repaid together with interest of $20,000.

CONVERTIBLE PROMISSORY NOTES

The terms of the $500,000 BD Convertible Note were changed subsequent to June 30, 2004. The BD Note was originally due to be repaid on July 1, 2004. BD and Vyteris have agreed to change the repayment date to the earlier of September 30, 2004 or the closing of the sale of units and merger with Treasure Mountain Holdings, Inc. The Note will continue to accrue interest at a rate of 8% (refer to Note 5). In September 2004, BD agreed to the redemption of $250,000 of the principal amount of the BD Note in exchange for 166,667 shares of common stock and warrants to purchase 41,667 shares of common stock at $1.875 per share. The remaining $250,000 in principal amount and all interest accrued to date on the BD Convertible Note was paid on October 1, 2004.

REDEMPTION OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED SHARES

In September 2004, BD redeemed all 333,333 of its Series A Convertible Redeemable Preferred Shares (the "Series A Shares"). In lieu of cash, BD elected to redeem its Series A Shares for 666,667 shares of common stock and warrants to purchase a total of 166,667 shares of common stock at $1.875 per share.

SALE OF UNITS, CONVERSION OF DECEMBER NOTES AND MERGER WITH TREASURE MOUNTAIN HOLDINGS, INC.

On September 29, 2004 Vyteris consummated a $15,060,114 private placement transaction ( the "Private Placement") of 2,510,019 units (the "Units"). Each Unit consisted of 4 shares of common stock and a warrant to purchase one share of common stock at an exercise price of $1.875 per share. The common stock issued in the Private Placement has registration rights, the Company will cause a registration statement to be filed within 45 days after the closing of the Private Placement. The Private Placement included the conversion of $1.6 million of loans made to Vyteris during the month of September 2004 by Spencer Trask and certain of its related parties (the "September Notes"). Net proceeds to Vyteris from the Private Placement were approximately $12 million.

Simultaneously with the closing of the Private Placement the $8,497,500 principal amount of the December Notes (refer to Note 3) converted into 8,497,500 shares of Vyteris common stock and immediately thereafter Vyteris merged with a subsidiary of Treasure Mountain Holdings, Inc. ("TMHI") (the "Merger"). Each outstanding share of Vyteris' common stock automatically converted into the right to receive 4.19 shares of TMHI. Immediately after the Merger Vyteris stockholders owned 98.2% of the outstanding common stock and rights to receive common stock of TMHI.

The directors of TMHI resigned immediately prior to the Merger and the directors of Vyteris immediately prior to the Merger became the sole directors of TMHI, and the officers of TMHI resigned immediately prior to the Merger and the executive officers of Vyteris immediately prior to the Merger became the sole officers of TMHI.

THE CREDIT FACILITY

Immediately prior to the closing of the Private Placement, Spencer Trask and certain of its related parties agreed to provide Vyteris with up to $5,000,000 in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). As consideration for the commitment of the Working Capital Facility Vyteris issued 1,000,000 shares of its common stock to Spencer Trask and certain of its related parties. Each time funds are loaned to Vyteris under the Working Capital Facility Vyteris shall issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) 1.50. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $1.50 per share. As of October 31, 2004 no amounts have been loaned to Vyteris under the Working Capital Facility.

LICENSE AND DEVELOPMENT AGREEMENT

In September 2004, Vyteris entered into an agreement with a major, European, pharmaceutical company for the licensing and development of an iontophoretic product for the treatment of female infertility. In July 2004 a non-refundable payment of $150,000 was made to Vyteris by this European pharmaceutical company.

     MADSEN & ASSOCIATES, CPA's INC.                     684 East Vine St, # 3
                                                         Murray, Utah 84107

     Certified Public Accountants and
     Business Consultants                                Telephone 801-268-2632
                                                         Fax 801-262-3978

                               Board of Directors
                        Treasure Mountain Holdings, Inc.
                              Salt Lake City, Utah


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have audited the accompanying balance sheet of Treasure Mountain Holdings, Inc. (development stage company) at December 31, 2003, and the statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and the period January 1, 1958 (date of inception of development stage) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasure Mountain Holdings, Inc. at December 31, 2003 and the results of operations and cash flows for the years ended December 31, 2003 and 2002, and the period January 1, 1958 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for any planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These additional statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah                           /s/ Madsen & Associates

March 23, 2004

                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                                  BALANCE SHEET
                                December 31, 2003


                                                                   -------------
ASSETS
CURRENT ASSETS

         Cash                                                           145
                                                                   -------------

                  Total Current Assets                                  145
                                                                        ===

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
         Notes payable and accrued interest - related party           5,144
         Accounts payable                                             2,640
                                                                   -------------
                  Total Current Liabilities                           7,784
                                                                   -------------

STOCKHOLDERS' DEFICIENCY

         Common Stock
             50,000,000 shares authorized, at $0.001 par value,
               3,382,117 shares issued and outstanding                3,382
         Capital in excess of par value                             684,370

             Accumulated deficit - Note 1                          (695,391)
                                                                   -------------

             Total Stockholders' Deficiency                          (7,639)
                                                                   -------------

                                                                        145


   The accompanying notes are an integral part of these financial statements.


                                                 TREASURE MOUNTAIN HOLDINGS, INC.
                                                   (Development Stage Company)

                                                     STATEMENTS OF OPERATIONS

                                          For the Years Ended December 31, 2003 and 2002
                                       and the Period January 1, 1958 (date of inception of
                                             development stage) to December 31, 2003




                                                                          Dec 31,            Dec 31,            Jan 1, 1958 to
                                                                           2003               2004               Dec 31, 2003
                                                                      --------------     ---------------     -------------------
  REVENUES                                                            $       2,297      $        8,400      $           10,697

  EXPENSES

         Administrative                                                      30,247              34,029                 682,776
                                                                      --------------     ---------------     -------------------

  NET LOSS - before other income & expense                                  (27,950)            (25,629)               (672,079)

  OTHER INCOME AND EXPENSE

         Gain from settlement of debt                                            --                  --                  19,000
                  Interest expense                                    $        (144)     $         (393)     $             (537)
                                                                      --------------     ---------------     -------------------

  NET LOSS                                                            $     (28,094)     $      (26,022)     $         (653,616)
                                                                      ==============     ==============      ===================

  NET LOSS PER COMMON SHARE

          Basic and diluted                                           $        (.01)     $        (.02)
                                                                      --------------     --------------

AVERAGE OUTSTANDING SHARES

          Basic (stated in 1,000's)                                           2,682              1,418
                                                                      --------------     --------------


                            The accompanying notes are an integral part of these financial statements.


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                                (Development Stage Company)

                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                           For the Period January 1, 1958 (date
                                            of inception of development stage)
                                                   to December 31, 2003



                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Balance January 1, 1958                                   14,810                15      126,154          (41,775)

Net operating loss for the years ended

     December 31, 1958                                        --                --           --          (43,600)
     December 31, 1959                                        --                --           --          (28,619)
     December 31, 1960                                        --                --           --          (42,175)
     December 31, 1961                                        --                --           --          (23,449)

Issuance of common shares for services - 1969
                                                             400                --        2,000               --
Net operating loss for the year ended
     December 31, 1969                                        --                --           --           (2,000)

Issuance of common shares for payment of accounts
payable - 1970                                             9,720                10       52,064               --

Issuance of common shares for cash - 1970                  1,000                 1        4,999               --

Issuance of common shares for all
     outstanding stock of Queen Hills - 1970              32,000                32      159,968               --

Net operating loss for the year ended
     December 31, 1970                                        --                --           --           (9,670)

Issuance of common shares for cash and payment of
accounts payable - 1972                                      550                 1        1,374               --

Issuance of common shares for cash and payment of
accounts payable - 1973                                    2,900                 3        4,667               --

Net operating loss for the year ended
     December 31, 1975                                        --                --           --         (160,000)


Issuance of common shares for services - 1985              3,630                 4       18,146               --


                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Issuance of common shares for all outstanding
stock of Notch Peak Corp - 1985                           40,331                40      201,617               --

Net operating loss for the year ended
     December 31, 1985                                        --                --           --          (18,150)
Net operating loss for the year ended
     December 31, 1988                                        --                --           --         (201,657)

Issuance of common shares for services - 1997         22,610,000            22,610        7,390               --

Issuance of common shares for cash - 1997                100,000               100        9,900               --

Issuance of additional common shares
     resulting from stock split - 1997                    31,206                31          (31)              --

Net operating loss for the year ended
     December 31, 1997                                        --                --           --          (64,560)

Contributions to capital - 1997                               --                --          750               --

Balance December 31, 1997                             22,846,547            22,847      588,998         (635,655)

Contributions to capital - 1998                               --                --          450               --

Net operating loss for the year ended
     December 31, 1998                                        --                --           --             (573)

Contributions to capital - settlement
     of debt - related party                                  --                --        5,000               --

Net operating profits for the year ended
     December 31, 1999                                        --                --           --           18,497

Common shares returned and canceled
     by related parties as capital
     contribution - September 27, 2000               (21,909,000)          (21,909)      21,909               --

Net operating loss for the year ended
     December 31, 2000                                        --                --           --           (6,618)

Net operating loss for the year ended
     December 31, 2001                                        --                --           --          (16,926)

Issuance of common shares for payment of debt at
$.10 - March 29, 2002                                    284,570               284        28,173               --


                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Issuance of common shares for expenses at $.025 -
related parties - August 9, 2002                         640,000               640        15,360               --

Issuance of common shares for expenses at $.025 -
related parties - December 30, 2002                      320,000               320         7,680               --

Net operating loss for the year ended
     December 31, 2002                                        --                --            --          (26,022)

Balance December 31, 2002                              2,182,117             2,182       667,570         (667,297)

Issuance of common shares for expenses at $.015 -
March 31, 2003 - related parties                         400,000               400         5,600               --

Issuance of common shares for expenses at $0.15 -
September 30, 2003 - related parties                     800,000               800        11,200               --

Net operating loss for year ended
     December 31, 2003                                        --                --            --          (28,094)


Balance December 31, 2003                             $3,382,117    $        3,382 $     684,370  $      (695,391)
                                                      ==========    ============== =============  ================


                        The accompanying notes are an integral part of these financial statements.


                                                 TREASURE MOUNTAIN HOLDINGS, INC.
                                                   (Development Stage Company)

                                                     STATEMENT OF CASH FLOWS

                                          For the Years Ended December 31, 2003 and 2002
                                       and the Period January 1, 1958 (date of inception of
                                             development stage) to December 31, 2003




                                                                          Dec 31,            Dec 31,            Jan 1, 1958 to
                                                                           2003               2004               Dec 31, 2003
                                                                      --------------     ---------------     -------------------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net Loss                                                              $(28,094)           $(26,022)              $(653,616)

     Adjustments to reconcile net loss to
     net cash provided by operating activities
         Gain from settlement of debt                                            --                  --                 (19,000)
         Changes in notes and accounts payable                                6,984                (557)                 82,241
         Issuance of common stock for expenses                               18,000              24,000                 575,520
                                                                      --------------     ---------------     -------------------

                  Net Change in Cash from Operations                         (3,110)             (2,579)                (14,855)
                                                                      --------------     ---------------     -------------------
CASH FLOWS FROM INVESTING ACTIVITIES                                             --                  --                      --
                                                                      --------------     ---------------     -------------------
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock                                           --                  --                  15,000
                                                                      --------------     ---------------     -------------------
         Net Increase (Decrease) in Cash                                     (3,110)             (2,579)                    145

Cash at Beginning of Period                                                   3,255               5,834                      --
                                                                      --------------     ---------------     -------------------

Cash at End of Period                                                         $ 145              $3,255          $          145
                                                                              =====              ======          ==============
                                                                      --------------     ---------------     -------------------


                            The accompanying notes are an integral part of these financial statements.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                      STATEMENTS OF CASH FLOWS (Continued)

                  Period January 1, 1958 (date of inception of
                     development stage) to December 31, 2003


        SCHEDULE OF NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES

Issuance of 400 common shares for services - 1969                                        $  2,000

Issuance of 9,720 common shares for payment of accounts payable - 1970                     52,074

Issuance of 32,000 common shares for all outstanding stock of Queen Hills - 1970          160,000

Issuance of 550 common shares for cash and payment of accounts payable - 1972               1,375

Issuance of 2,900 common shares for cash and payment of accounts payable - 1973             4,670

Issuance of 3,630 common shares for services - 1985                                        18,150

Issuance of 40,331 common shares for all outstanding stock of Notch Peak Corp - 1985      201,657

Issuance of 22,610,000 common shares for services - 1997                                   30,000

Issuance of 284,570 common shares for payment of debt - 2002                               28,457

Issuance of 960,000 common shares for expenses - 2002                                      24,000

Issuance of 1,200,000 common shares for expenses - 2003                                    18,000

                        TREASURE MOUNTAIN HOLDINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2003

1. ORGANIZATION

The Company was incorporated under the laws of the state of Utah on July 2, 1954 with authorized common stock of 1,000,000 shares at a par value of $.10 with the name "Treasure Mountain Mining Company" and on March 21, 1970 the authorized common stock was increased to 10,000,000 shares with a par value of $.10. On February 11, 1997 the name was changed to "Treasure Mountain Holdings, Inc." and the authorized common capital stock was increased to 50,000,000 shares with a par value of $.001. On April 1, 1997 the domicile was changed from the state of Utah to the state of Nevada.

The Company has been engaged in the activity of the development and operations of mining properties and in 1957 the operations were abandoned and the Company became inactive. The Company has been in the developmental stage since that date.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHODS
The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND POLICY
The Company has not yet adopted a policy regarding payment of dividends.

INCOME TAXES
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2003, the Company had a net operating loss available for carry forward of $124,296. The income tax benefit of approximately $37,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover expires in the years from 2003 through 2024.

FINANCIAL INSTRUMENTS
The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income
(loss) per shares is not shown.

FINANCIAL AND CONCENTRATIONS RISK
The Company does not have any concentration or related financial credit risk.

REVENUE RECOGNITION
Revenue is recognized on the sale and delivery of a product or the completion of services provided.

ADVERTISING AND MARKET DEVELOPMENT
The company will expense advertising and market development costs as incurred.

STATEMENT OF CASH FLOWS
For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ESTIMATES AND ASSUMPTIONS
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. CAPITAL STOCK

The Company was incorporated in 1954 and became inactive in 1957. During the following years errors developed in the stock records and therefore the Company issued 14,281 shares to be held in escrow by the transfer agent in the event of any valid claims for shares not recorded in the Company records.

During 2002 and 2003 the Company issued common shares to the officers-directors as outlined in note 6.

4.  WARRANTS

On September 27, 2000 the board of directors of the Company approved the issuance of warrants entitling the holders to purchase up to 3,000,000 restricted common shares of the Company, at $.25 per share, at any time before 18 months from the date the warrant is granted. At the date of this report no warrants had been granted.

5. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors, their controlled entities, and a major stockholder have acquired 96% of the outstanding common capital stock.

During 2002 the Company issued 1,244,570 common shares to related parties for payment of notes payable due them and for expenses paid for the Company.

During 2003 the Company issued 1,200,000 common shares to related parties as payment for expenses paid for the Company.

On December 31, 2003 the Company had a demand, 6% note payable, due an officer of $5,000 plus accrued interest of $144. The note and accrued interest was forgiven on February 21, 2004 and a contribution to capital was made.

During February 2003 officer-directors made a contribution to capital of the Company by assuming and paying the accounts payable of $2,640.

6. GOING CONCERN

The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however, the Company does not have the working capital to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

The accompanying unaudited balance sheet of Treasure Mountain Holdings Inc. at June 30, 2004, related statements of operations, changes in stockholders' equity and cash flows for the three and six months ended June 30, 2004 and 2003 and the period January 1, 1958 (date of inception of development stage) to June 30, 2004, have been prepared by management in conformity with accounting principles generally accepted in the U.S. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. Operating results for the quarter ended June 30, 2004, are not necessarily indicative of the results that can be expected for the fiscal year ending December 31, 2004.


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                                (Development Stage Company)

                                                      BALANCE SHEETS
                                                        (unaudited)
                                            June 30, 2004 and December 31, 2003


                                                                                Jun 30,                     Dec 31,
                                                                                 2004                        2003
                                                                          -------------------       ---------------------
ASSETS
CURRENT ASSETS

         Cash                                                                         1,454                       145
                                                                          -------------------       ---------------------

                  Total Current Assets                                                1,454                       145
                                                                                      =====                       ===

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

         Notes payable - related party                                               12,167                     5,144
         Accounts payable                                                             3,570                     2,640
                                                                          -------------------       ---------------------

                  Total Current Liabilities                                          15,737                     7,784
                                                                          -------------------       ---------------------

STOCKHOLDERS' EQUITY

         Common Stock
           50,000,000 shares authorized, at $0.001 par
           value, 3,392,117 shares issued and out-
           standing (See Note 3)                                                      3,382                     3,392

         Capital in excess of par value                                             742,379                   684,370

           Accumulated deficit (See Note 1)                                        (760,054)                 (695,391)
                                                                          -------------------       ---------------------

         Total Stockholders' Equity                                                 (14,283)                   (7,639)
                                                                          -------------------       ---------------------

                                                                                      1,454                       145
                                                                                      =====                       ===


                        The accompanying notes are an integral part of these financial statements.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                                     (Development Stage Company)

                                                      STATEMENTS OF OPERATIONS
                                                             (unaudited)
                                      For the Three and Six Months Ended June 30, 2004 and 2003
                                        and the Period January 1, 1958 (date of inception of
                                                 development stage) to June 30, 2004




                                                 Three Months                        Six Months               Jan 1, 1958
                                           Jun 30,            Jun 30,        Jun 30,           Jun 30,         to Jun 30,
                                            2004               2003           2004              2003              2004
                                       --------------     -------------    ------------    ---------------------------------
REVENUES                                          --       $     1,310              --      $      2,097             10,697

EXPENSES                                      58,921            10,767          64,454            17,465            747,230
                                       --------------     -------------    ------------    ---------------------------------

NET LOSS - before other income
           and expenses                      (58,921)           (9,457)        (64,454)          (15,368)          (736,533)

OTHER INCOME AND EXPENSE

         Gain from settlement of debt             --                --              --                --             19,000
         Interest expense                       (165)               --            (209)               --               (746)

NET LOSS                                     (59,086)      $    (9,457)        (64,663)     $    (15,368)       $   718,279)
                                             ========           =======        ========          ========       ============



NET LOSS PER COMMON SHARE
         Basic and diluted                        --                --              --      $         --                 --
                                       --------------     -------------    ------------    ---------------------------------

AVERAGE OUTSTANDING SHARES
         (stated in 1,000's)
         Basic                                 3,382             2,582           3,382             2,582                 --
                                       --------------     -------------    ------------    ---------------------------------


                             The accompanying notes are an integral part of these financial statements.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                                     (Development Stage Company)

                                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                        For the Period January 1, 1958 (date of inception of
                                                 development stage) to June 30, 2004




                                                                                                   Capital in
                                                                      Common Stock                 Excess of         Accumulated
                                                                Shares            Amount           Par Value           Deficit
                                                          -------------------------------------------------------------------------
Balance January 1, 1958                                            14,810                 15        126,154               (41,775)

Net operating loss for the years ended
         December 31, 1958                                             --                 --             --               (43,600)
         December 31, 1959                                             --                 --             --               (28,619)
         December 31, 1960                                             --                 --             --               (42,175)
         December 31, 1961                                             --                 --             --               (23,449)
Issuance of common shares for services - 1969                         400                 --          2,000                    --
Net operating loss for the year ended
   December 31, 1969                                                   --                 --             --                (2,000)
Issuance of common shares for payment of
   accounts payable - 1970                                          9,720                 10         52,064                    --
Issuance of common shares for cash - 1970                           1,000                  1          4,999                    --
Issuance of common shares for all outstanding
   stock of Queen Hills - 1970                                     32,000                 32        159,968                    --
Net operating loss for the year ended
   December 31, 1970                                                   --                 --             --                (9,670)
Issuance of common shares for cash and payment of
accounts payable - 1972                                               550                  1          1,374                    --
Issuance of common shares for cash and payment of
accounts payable - 1973                                             2,900                  3          4,667                    --
Net operating loss for the year ended
   December 31, 1975                                                   --                 --             --              (160,000)
Issuance of common shares for services - 1985                       3,630                  4         18,146                    --
Issuance of common shares for all outstanding
   stock of Notch Peak Corp - 1985                                 40,331                 40        201,617                    --
Net operating loss for the year ended
   December 31, 1985                                                   --                 --             --               (18,150)
Net operating loss for the year ended
   December 31, 1988                                                   --                 --             --              (201,657)
Issuance of common shares for services - 1997                  22,610,000             22,610          7,390                    --
Issuance of common shares for cash - 1997                         100,000                100          9,900                    --
Issuance of additional common shares
   resulting from stock split - 1997                               31,206                 31            (31)                   --
Net operating loss for the year ended
   December 31, 1997                                                   --                 --             --               (64,560)
Contributions to capital - 1997                                        --                 --            750                    --
Balance December 31, 1997                                      22,846,547             22,847        588,998              (635,655)
Contributions to capital - 1998                                        --                 --            450                    --
Net operating loss for the year ended
   December 31, 1998                                                   --                 --             --                  (573)

Contributions to capital - settlement
   of debt - related party                                             --                 --          5,000                    --
Net operating profits for the year ended
   December 31, 1999                                                   --                 --             --                18,497
Common shares returned and canceled
   by related parties as capital
   contribution - September 27, 2000                          (21,909,000)           (21,909)        21,909                    --
Net operating loss for the year ended
   December 31, 2000                                                   --                 --             --                (6,618)
Net operating loss for the year ended
   December 31, 2001                                                   --                 --             --               (16,926)
Issuance of common shares for payment
   of debt at $.10 - March 29, 2002                               284,570                284         28,173                    --
Issuance of common shares for expenses
   at $.025 - related parties - August 9, 2002                    640,000                640         15,360                    --
Issuance of common shares for expenses
   at $.025 - related parties - December 30, 2002                 320,000                320          7,680                    --
Net operating loss for the year ended
   December 31, 2002                                                   --                 --             --               (26,022)
Issuance of common shares for expenses
   at $.015 - March 31, 2003 - related parties                    400,000                400          5,600                    --
Issuance of common shares for expenses
   at $0.15 - September 30, 2003 - related parties                800,000                800         11,200                    --
Net operating loss for year ended                                      --                 --             --               (28,094)
   December 31, 2003

Balance December 31, 2003                                       3,382,117              3,382        684,370              (695,391)

Contribution to capital - settlement of
   debt - related party                                                --                 --          9,519                    --
Issuance of common shares for services                             10,000                 10            990                    --
Net operating loss for the six months
   ended June 30, 2004                                                 --                 --             --               (64,663)
Contribution to capital - reimbursement
   of expenses                                                         --                 --         47,500                    --
                                                          ------------------ ----------------- ------------------ ------------------

Balance June 30, 2004                                     $     3,392,117     $         3,392    $  742,379         $     760,054
                                                          ===============     ===============    ==========         =============


                             The accompanying notes are an integral part of these financial statements.


                                                 TREASURE MOUNTAIN HOLDINGS, INC.
                                                   (Development Stage Company)

                                                     STATEMENT OF CASH FLOWS
                                                           (unaudited)
                                         For the Six Months Ended June 30, 2004 and 2003
                                       and the Period January 1, 1958 (date of inception of
                                               development stage) to June 30, 2004




                                                                           Jun 30,               Jun 30,         Jan 1, 1958 to
                                                                            2004                  2003            Jun 30, 2004
                                                                       ---------------       ----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net Loss                                                           $    (64,663)         $   (15,368)          (718,279)

     Adjustments to reconcile net loss to net cash provided by
operating activities
         Gain from settlement of debt
                                                                                   --                  --            (19,000)
         Changes in notes and accounts payable
                                                                               17,472               7,738             99,713
         Issuance of common stock for expenses
                                                                                1,000               6,000            576,520
     Contribution to capital - reimbursement of expenses
                                                                               47,500              47,500                 --
                                                                       ---------------       ----------------------------------

         Net Change in Cash from Operations                                     1,309              (1,630)           (13,546)
                                                                       ---------------       ----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                               --                  --                 --
                                                                       ---------------       ----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from note payable                                                    --                  --                 --
     Proceeds from issuance of common stock                                        --                  --             15,000

                                                                       ---------------       ----------------------------------
         Net Increase (Decrease) in Cash
                                                                                1,309              (1,630)             1,454

Cash at Beginning of Period                                                       145               3,255                 --
                                                                       ---------------       ----------------------------------

Cash at End of Period                                                   $       1,454         $     1,625        $     1,454
                                                                       ---------------       ----------------------------------


                            The accompanying notes are an integral part of these financial statements.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                      STATEMENT OF CASH FLOWS (Continued)
                  Period January 1, 1958 (date of inception of
                       development stage) to June 30, 2004


        SCHEDULE OF NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES

Issuance of 400 common shares for services - 1969                                         $    2,000

Issuance of 9,720 common shares for payment of accounts payable - 1970                        52,074

Issuance of 32,000 common shares for all outstanding stock of Queen Hills - 1970             160,000

Issuance of 550 common shares for cash and  payment of accounts payable  - 1972                1,375

Issuance of 2,900 common shares for cash and payment of accounts payable - 1973                4,670

Issuance of 3,630 common shares for services - 1985                                           18,150

Issuance of 40,331 common shares for all outstanding stock of Notch Peak Corp - 1985         201,657

Issuance of 22,610,000 common shares for services - 1997                                      30,000

Issuance of 284,570 common shares for payment of debt - 2002                                  28,457

Issuance of 960,000 common shares for expenses - 2002                                         24,000

Issuance of 1,200,000 common shares for expenses - 2003                                       18,000

Issuance of 10,000 common shares for expenses 2004                                             1,000

                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2004

1.      ORGANIZATION

The Company was incorporated under the laws of the state of Utah on July 2, 1954 with authorized common stock of 1,000,000 shares at a par value of $.10 with the name "Treasure Mountain Mining Company" and on March 21, 1970 the authorized common stock was increased to 10,000,000 shares with a par value of $.10. On February 11, 1997 the name was changed to "Treasure Mountain Holdings, Inc." and the authorized common capital stock was increased to 50,000,000 shares with a par value of $.001. On April 1, 1997 the domicile was changed from the state of Utah to the state of Nevada.

The Company has been engaged in the activity of the development and operations of mining properties and in 1957 the operations were abandoned and the Company became inactive. The Company has been in the developmental stage since that date.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHODS
The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND POLICY
The Company has not yet adopted a policy regarding payment of dividends.

INCOME TAXES
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2004, the Company had a net operating loss available for carry forward of $188,959. The income tax benefit of approximately $56,000 from the loss carryforward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover expires in the years from 2003 through 2025.

FINANCIAL INSTRUMENTS
The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income (loss) per shares is not shown.

FINANCIAL AND CONCENTRATIONS RISK
The Company does not have any concentration or related financial credit risk.

REVENUE RECOGNITION
Revenue is recognized on the sale and delivery of a product or the completion of services provided.

ADVERTISING AND MARKET DEVELOPMENT
The company will expense advertising and market development costs as incurred.

ESTIMATES AND ASSUMPTIONS
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.      CAPITAL STOCK

The Company was incorporated in 1954 and became inactive in 1957. During the following years errors developed in the stock records and therefore the Company issued 14,281 shares to be held in escrow by the transfer agent in the event of any valid claims for shares not recorded in the Company records.

During 2002, 2003 and 2004 the Company issued common shares to the officers-directors (See Note 5).

Does not include 10,000 shares due to the officers and directors for services as of June 15, 2004 which has been included at $1,000 in the accounts payable related parties.

4.      WARRANTS

On September 27, 2000 the board of directors of the Company approved the issuance of warrants entitling the holders to purchase up to 3,000,000 restricted common shares of the Company, at $.25 per share, at any time before 18 months from the date the warrant is granted. At the date of this report no warrants had been granted.

On June 15, 2004 the board of directors of the Company authorized the issuance to each of the current officers and directors a two year warrant to purchase up to 75,000 shares at an exercise price of $1.00 per share giving effect to an anticipated 1:10 reverse stock split (represents 750,000 shares at an exercise price of $0.10 per share pre-split). It is expected the warrants be issued contemporaneous with the consummation of a merger transaction (See Note 7) and shall have a provision for cashless exercise and piggy-back registration rights.

5.      SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors, their controlled entities, and a major stockholder own approximately 96% of the outstanding common capital stock.

During February 2004 an officer cancelled accounts payable due him of $9,519 by the Company which was recorded as a contribution of capital.

During May 2004 the Company authorized the issuance of 10,000 common shares due May 15, 2004 to related parties for services.

On June 30, 2004 the Company had demand 6% interest notes payable due a controlling stockholder of $11,167 including interest plus $1,000 due to the officers and directors payable in the Company's common shares (See Note 3).

6.      GOING CONCERN

The Company as of June 30, 2004 has a deficit net working capital position of $14,283, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Pursuant to a merger agreement dated July 8, 2004 a party to the merger agreement has agreed to reimburse all the Company's expenses from February 26, 2004 until closing of the planned merger.

7.      SUBSEQUENT EVENT-MERGER AGREEMENT

The Company on July 8, 2004 entered into a definitive merger agreement with Vyteris, Inc., a privately held Delaware company. Under the terms of the proposed merger, a wholly owned subsidiary of Treasure Mountain will merge with and into Vyteris, upon which Vyteris will become a wholly owned subsidiary of Treasure Mountain. Under the terms of the merger agreement, it is contemplated that after Treasure Mountain takes certain post closing actions stockholders of Vyteris will own approximately 98.4% of Treasure Mountain's common stock. Subsequent to closing, Treasure Mountain intends to take appropriate action to cause its stockholders to approve a reincorporation through a merger with a wholly-owned subsidiary incorporated in Delaware effectively accomplishing a 1 for 10 reverse stock split. There are a number of conditions set forth in the merger agreement that must be met in order to close the merger. Therefore, pro-forma financials have not been included.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        VYTERIS HOLDINGS, INC. (DELAWARE)

        Under Section 145 of the Delaware General Corporation Law (DGCL), a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in good faith and in a manner he believed to be in (or not opposed to) the interests of the corporation, and, in the case of a criminal proceeding, he had no reason to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee, manager or agent of another entity, against certain liabilities, costs and expenses. It further permits us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

        Our Certificate of Incorporation contains the following provision regarding limitation of liability of our directors and officers:

        " A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director. "

TREASURE MOUNTAIN HOLDINGS (NEVADA)

        The Nevada Corporation Code grants to Treasure Mountain Holdings the power to indemnify the officers and directors of Treasure Mountain Holdings, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Treasure Mountain Holdings and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

        Article IX of the Treasure Mountain Holdings Certificate of Incorporation provides as follows:

        "To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

        The registration rights agreement contains provisions pursuant to which each selling stockholder severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the Securities Act of 1933, or Section 20 of the Securities Exchange Act of 1934, each of our directors, and each officer of our company who signs this registration statement with respect to information relating to such selling stockholder furnished in writing to us by or on behalf of such selling stockholder specifically for inclusion in this registration statement.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

      Item                                                    Amount
      ----                                                 -----------

      SEC registration fee..............................   $     5,691
      Printing and engraving expenses...................        20,000
      Legal fees and expenses...........................       175,000
      Accounting fees and expenses......................        50,000
      Transfer agent and registrar fees.................         5,000
      Miscellaneous.....................................        24,309
                                                           -----------
          Total.........................................   $   280,000
                                                           ===========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        During the three years preceding the filing of this registration statement, Treasure Mountain Holdings sold shares of its capital stock in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of that Act:

        (1) During the past three years, Treasure Mountain Holdings issued a total of 2,444,570 shares of its common stock (the equivalent of 244,457 shares of Vyteris Holdings common stock) to Lane Clissold and George Norman, both of whom were directors of Treasure Mountain Holdings at the time. These shares were issued to reimburse Messrs. Clissold and Norman for cash payments which were made to Treasure Mountain Capital to sustain Treasure Mountain Holdings during periods when Treasure Mountain Holdings essentially had no other sources of capital. The shares were issued in the following years for the following purposes:

YEAR ENDED          NUMBER OF SHARES      PURPOSE
DECEMBER 31,

2002                  284,570             Repayment of amounts loaned by Messrs.
                                          Clissold and Norman

2002                  640,000             Repayment of expenses paid by Messrs.
                                          Clissold and Norman

2002                  320,000             Repayment of expenses paid by Messrs.
                                          Clissold and Norman

2003                1,200,000             Repayment of expenses paid by Messrs.
                                          Clissold and Norman

2004                   10,000             Reimbursement for services rendered by
                                          Messrs. Clissold and Norman

The stock certificates representing all such shares bore restrictive legends.

        (2) On September 29, 2004, a wholly-owned subsidiary of Treasure Mountain Holdings merged with and into Vyteris, Inc. (the "Merger") pursuant to a Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended, by and among Treasure Mountain Holdings, its wholly-owned subsidiary and Vyteris, Inc. (the "Merger Agreement"). Pursuant to the terms of the Merger
Agreement: (i) each outsanding share of Vyteris' Common Stock was automatically converted into the right to receive 4.19 shares of Treasure Mountain Holdings Common Stock, each outstanding share of Vyteris' Series C Convertible Preferred Stock, was automatically converted into the right to receive one share of Treasure Mountain's Series B Convertible Preferred Stock, par value $.0001 per share, and each option and warrant to purchase one or more shares of Vyteris Common Stock (an "Existing Option" or an "Existing Warrant") has been converted into an option or warrant to purchase one or more shares of Treasure Mountain Common Stock (a "New Option" or a "New Warrant"). The number of shares of Treasure Mountain Common Stock covered by each New Option or New Warrant will equal the number of shares of Vyteris Common Stock covered by the corresponding Existing Option or Existing Warrant multiplied by 4.19. The exercise price of each New Option or New Warrant will equal the exercise price of the corresponding Existing Option or Existing Warrant divided by 4.19.

        Pursuant to the Merger Agreement, Treasure Mountain Holdings issued 45,087,883 shares of its common stock, issued rights certificates ("Common Rights Certificates") entitling holders to receive an additional 144,454,297 shares of Treasure Mountain common stock and issued rights certificates ("Series B Rights Certificates") entitling holders to receive 7,500,000 shares of Series B Preferred Stock. Upon consummation of the reincorporation merger pursuant to which Treasure Mountain Holdings will merge into Vyteris Holdings, such 45,087,883 shares will convert into 4,508,788 shares of Vyteris Holdings Common Stock and Vyteris Holdings will issue 14,445,429 shares of common stock to the holders of the Common Rights Certificates and Vyteris Holdings will issue 7,500,000 shares of Series B Preferred Stock to the holders of the Series B Rights Certificates.

        The shares and rights certificates issued in the Merger were issued in a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act.. Treasure Mountain's reliance upon the exemption from registration afforded by Section 4(2) of the Act is premised on the following (covering all stockholders of Vyteris immediately prior to the consummation of the Merger):

        o In connection with Vyteris' approval of the Merger Agreement, a special meeting of Vyteris' stockholders was held. At that time, there were a total of 18 stockholders of record, consisting solely of five accredited investors and 13 employees and former employees (excluding employees who are accredited investors). Such accredited investors owned approximately 99% of the Vyteris Common Stock outstanding at the time of the special meeting and all of the Vyteris preferred stock outstanding at the time of the special meeting. Each of such former stockholders has been advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. At least twenty days prior to such special meeting, Vyteris delivered to all of its stockholders of record a notice of meeting and information statement containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Subsequent to the special meeting, seven current and former employees exercised stock options covering a total of 15,908 shares of Vyteris common stock. Each of such employees has been advised that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 8,497,500 hares of Vyteris Common Stock to the former holders of Bridge Notes issued during 2004. Each of such holders is an accredited investor. Each of such holders was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such holders also received memoranda containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 10,040,076 shares of Vyteris Common Stock and warrants covering an additional 5,020038 shares of Vyteris Common Stock to investors and placement agents in a private placement of securities (the "Offering") that was consummated immediately prior to the consummation of the Merger. Each of the investors in the Offering and each of the placement agents is an accredited investor. Each of the investors and placement agents executed an agreement in which they acknowledged, among other things, that (i) the securities issuable pursuant to the Offering would not, upon consummation of the Offering, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of capital stock issuable pursuant to the Offering would bear a legend referring to such transfer restrictions and (iii), in the case of the investors, the transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of capital stock issuable pursuant to the Offering. In connection with providing such agreements, the investors and placement agents received a memorandum containing detailed information regarding Vyteris, Treasure Mountain, the Offering and the Merger.

        o Vyteris entered into agreements relating to a working capital credit facility immediately prior to the consummation of the Merger. In connection with that facility, Vyteris issued a total of 1,000,000 shares of Vyteris Common Stock to Spencer Trask Specialty Group, an accredited investor which was aware of all material aspects of the Offering and the Merger. Spencer Trask Specialty Group was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Spencer Trask Specialty Group received memoranda containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Similarly, prior to the consummation of the Merger, the holder of the outstanding Vyteris Series A Convertible Preferred Stock exchanged those shares for Vyteris Common Stock and warrants. That holder, an accredited investor, executed an exchange agreement in which it acknowledged that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such holder had received a copy of the proxy statement relating to the special meeting containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o All communications with Vyteris stockholders regarding the above-mentioned matters were effected without any general solicitation or public advertising

ITEM 27.  EXHIBITS

        2.1 Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, Inc.("Treasure Mountain Holdings"), TMH Acquisition Corp. and Vyteris, Inc. ("Vyteris")

        2.2 Amendment No. 1, dated as of September 29, 2004, to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, TMH Acquisition Corp. and Vyteris.

        2.3 Plan of merger merging Treasure Mountain Holdings into Vyteris Holdings, Inc. ("Vyteris Holdings")

        3.1     Articles of Incorporation, as amended, of Treasure Mountain
                Holdings

        3.2     By-laws, as amended, of Treasure Mountain Holdings

        3.3     Certificate of Incorporation of Vyteris Holdings

        3.4     By-laws, as amended, of Vyteris Holdings

        5.1     Opinion of Lowenstein Sandler PC*

        5.2     Opinion of Nevada counsel*

        10.1    Employment Agreement between Vyteris, Inc. and Vincent De Caprio

        10.2    Employment Agreement between Vyteris, Inc. and James Garrison

        10.3    Vyteris Holdings Stock Option Plan

        10.4 Sublease Agreement between Vyteris, Inc. and Becton Dickinson, dated November 10, 2000

        10.5 License, Development and Distribution Agreement, dated as of September 20, 2002**

        10.6    License and Development Agreement, dated as of September 27,
                2004**

        10.7    Supply Agreement, dated as of September 27, 2004**

        10.8    Registration Rights Agreement, dated as of September 29, 2004

        10.9 Securities Purchase Agreement, dated as of September 28, 2004, between Vyteris, Inc. and Spencer Trask Specialty Group, LLC

        10.10   Security Agreement, dated as of September 28, 2004

        10.11 Finder's Agreement, dated as of March 31, 2004, between Vyteris, Inc. and Spencer Trask Ventures, Inc.

        10.12 Right of First Refusal Agreement, dated as of March 31, 2004, between Vyteris, Inc. and Spencer Trask Ventures, Inc.

        10.13 Placement Agency Agreement, dated as of March 19, 2004, between Vyteris, Inc. and Spencer Trask Ventures, Inc.

        10.14 Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC

        10.15 Amendment No. 1, dated July 8, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC

        10.16 Amendment No. 2, dated September 13, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC

        21.1    Subsidiaries of Treasure Mountain

        23.1    Consent of Ernst & Young LLP

        23.2    Consent of Madsen & Associates, CPA's Inc.

        23.3    Consent of Lowenstein Sandler PC (to be included in Exhibit 5.1)

        23.4    Consent of Nevada counsel (to be included in Exhibit 5.2)

        24.1    Power of Attorney of Treasure Mountain Holdings

        24.2    Power of Attorney of Vyteris Holdings

*       To be filed by amendment
** To be filed by amendment; subject to a request for confidential treatment in accordance with Rule 406 of the Securities Act.

ITEM 18.  UNDERTAKINGS

(a) Each of the undersigned small business issuers hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any additional or changed material information on the plan of distribution;

        (2) That, for determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuers pursuant to the foregoing provisions, or otherwise, the small business issuers have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuers of expenses incurred or paid by a director, officer or controlling person of the small business issuers in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the small business issuers will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 12th day of November, 2004.

                        TREASURE MOUNTAIN HOLDINGS, INC.


                        By: /s/ Vincent De Caprio
                        Vincent de Caprio, President and Chief Executive Officer


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of November, 2004.


Name                              Capacity
----                              --------

/s/ Vincent De Caprio             President and Chief Executive Officer
---------------------
Vincent De Caprio


/s/ Paul Citron*                  Director
----------------
Paul Citron


/s/ Donald F. Farley*             Director
---------------------
Donald F. Farley


/s/ David DiGiacinto*             Director
---------------------
David DiGiacinto


___________________________       Director
Jack Reich


/s/ Solomon Steiner*              Director
--------------------
Solomon Steiner


/s/ Michael McGuinness            Principal Accounting and Financial Officer
----------------------
Michael McGuinness


*By: /s/ Michael McGuinness
     ----------------------
        Attorney-in-fact

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 12th day of November, 2004.

                        VYTERIS HOLDINGS, INC.


                        By: /s/ Vincent De Caprio
                        Vincent De Caprio, President and Chief Executive Officer


        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of November, 2004.


Name                              Capacity
----                              --------

/s/ Vincent De Caprio             President and Chief Executive Officer
---------------------
Vincent De Caprio


/s/ Paul Citron*                  Director
----------------
Paul Citron


/s/ Donald F. Farley*             Director
---------------------
Donald F. Farley


/s/ David DiGiacinto*             Director
---------------------
David DiGiacinto


___________________________       Director
Jack Reich


/s/ Solomon Steiner*              Director
--------------------
Solomon Steiner


/s/ Michael McGuinness            Principal Accounting and Financial Officer
----------------------
Michael McGuinness


*By: /s/ Michael McGuinness
     ----------------------
        Attorney-in-fact